 As filed with the Securities and Exchange Commission on November 9, 1999

                                                Registration No.: 333-90025

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               ----------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------
                              Greater Bay Bancorp
             (Exact name of registrant as specified in its charter)

            California                           6711                          77-0487041
 (State or other jurisdiction of     (Primary Standard Industrial           (I.R.S. Employer
  incorporation or organization)     Classification Code Number)         Identification Number)

                            2860 West Bayshore Road
                          Palo Alto, California 94303
                                 (650) 813-8200
   (Address including zip code, and telephone number, including area code, of registrant's principal executive office)
                                Linda M. Iannone
                                General Counsel
                              Greater Bay Bancorp
                         400 Emerson Street, 3rd Floor
                          Palo Alto, California 94301
                                 (650) 614-5734
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   Copies to:

          William T. Quicksilver, Esq.                        Thomas G. Reddy, Esq.
         Manatt, Phelps & Phillips LLP                McCutchen, Doyle, Brown & Enersen, LLP
          11355 West Olympic Boulevard                       Three Embarcadero Center
         Los Angeles, California 90064                   San Francisco, California 94111
           Telephone: (310) 312-4210                        Telephone: (415) 393-2188

                               ----------------
          Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.

                               ----------------

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                               ----------------
   Greater Bay Bancorp hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Greater Bay Bancorp shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained herein is subject to completion or amendment. A         +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. These securities may not be sold nor may +
+offers to buy be accepted prior to the time the registration statement        +
+becomes effective. This prospectus shall not constitute an offer to sell or + +the solicitation of an offer to buy nor shall there be any sale of these + +securities in any State in which such offer, solicitation or sale would be + +unlawful prior to registration or qualification under the securities laws of +
+any such State.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                              Subject to completion, dated November 9, 1999


                                   [MDB LOGO]

                                MERGER PROPOSED

Dear Fellow Shareholders,

  We are pleased to enclose a notice of special meeting and a proxy statement/prospectus relating to the approval of the merger of Mt. Diablo Bancshares with Greater Bay Bancorp. The Board of Directors of Mt. Diablo has approved the merger and believes the combined company will be better positioned to be a strong competitor in the rapidly changing and consolidating financial services industry.

  If you approve the merger, Mt. Diablo Bancshares will merge into Greater Bay and Mt. Diablo National Bank will become a wholly owned subsidiary of Greater Bay. For each outstanding share of Mt. Diablo stock you will receive 0.975 shares of Greater Bay common stock if the average closing price of that stock is between $33.00 and $38.00 upon completion of the merger. If the average closing price of that stock is greater than $38.00, the conversion ratio will adjust downward according to a formula. If the average closing price of Greater Bay stock is less than $33.00, Greater Bay may elect a top up option equivalent to $32.175 per Mt. Diablo share or, if Greater Bay does not do so, Mt. Diablo may terminate the agreement. We estimate that, upon completion of the merger, approximately 9.5% of the outstanding Greater Bay common stock will be owned by current Mt. Diablo shareholders. Greater Bay's common stock is listed on The Nasdaq National Market under the symbol "GBBK".

  After careful consideration, the Board of Directors of Mt. Diablo has determined that the merger is in the best interests of its shareholders, and unanimously recommends voting FOR approval of the merger agreement and the transactions provided for in the merger agreement.

  YOUR VOTE IS VERY IMPORTANT. We cannot complete the merger unless the shareholders of Mt. Diablo approve the merger agreement.

  We have scheduled a special meeting for our shareholders to vote on the merger agreement. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger. If you do not return your card, the effect will be a vote against the merger. If your shares are held in "street name," you must instruct your broker in order to vote.

  The date, time and place of the special meeting is Monday, December 13, 1999, 5:30 p.m. at Mt. Diablo's offices, located at 156 Diablo Road, Danville, California.

  This proxy statement/prospectus serves as a prospectus of Greater Bay relating to the issuance of shares of its common stock in connection with the proposed merger and is a proxy statement for Mt. Diablo in connection with the solicitation of proxies by its Board of Directors for use at its special meeting of shareholders regarding the merger agreement and the proposed merger. The document accompanying this letter provides you with detailed information regarding the merger agreement, the proposed merger and the two companies. We encourage you to read this entire document carefully. You can also obtain more information about Greater Bay in documents filed with the Securities and Exchange Commission. See "Risk Factors" on page 16 for a discussion of the material risk factors that you should consider before voting on the merger proposal.

  We strongly support this strategic combination between Mt. Diablo and Greater Bay and appreciate your prompt attention to this very important matter.

  /s/ John J. Hounslow
  John J. Hounslow
  Chairman and Chief Executive Officer

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense. The securities offered hereby are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

  The date of this Proxy Statement/Prospectus is November 9, 1999 and it is first being mailed to shareholders on or about November 12, 1999.

                             MT. DIABLO BANCSHARES
                                156 DIABLO ROAD
                           DANVILLE, CALIFORNIA 94526

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                      To Be Held On December 13, 1999

                               ----------------

   A special meeting of shareholders of Mt. Diablo Bancshares will be held on Monday, December 13, 1999, at 5:30 p.m., at Mt. Diablo's offices, located at 156 Diablo Road, Danville, California, for the following purposes:

  (1) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of September 15, 1999, by and between Mt. Diablo Bancshares and Greater Bay Bancorp, and the transactions contemplated by the merger agreement, including the merger of Mt. Diablo Bancshares with and into Greater Bay Bancorp; and

  (2) To transact such other business as may properly come before the special meeting or any adjournment or postponement of the meeting.

   Your Board of Directors unanimously recommends a vote in favor of the approval of the merger agreement.

   Only holders of record of Mt. Diablo Bancshares common stock as of the close of business on November 3, 1999, are entitled to notice of and to vote at the special meeting and any adjournments or postponements of the meeting.

   We direct your attention to the documents submitted with this notice.

                                          By Order of the Board of Directors

                                          /s/ J. Gordon Bingham

                                          J. Gordon Bingham
                                          Corporate Secretary

Danville, California

November 9, 1999


   WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE URGE YOU TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER PROVIDED IN THE ACCOMPANYING DOCUMENT.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: Why is Mt. Diablo Bancshares merging with Greater Bay Bancorp?

A: The Mt. Diablo Board of Directors believes the merger is in the best interests of the company and will provide significant benefits to its shareholders, customers and employees. The Board believes the merger will create a company with enhanced financial performance which will be better positioned to be a strong competitor in the rapidly changing and consolidating financial services industry. To review the background and reasons for the merger in greater detail, see pages 21 through 23.

Q: What will I receive in the merger?

A: For each outstanding share of Mt. Diablo common stock you own, you will receive 0.975 shares of Greater Bay common stock if the average closing price of that stock is between $33.00 and $38.00. This is called the "conversion ratio." If the average closing price of that stock is greater than $38.00, the conversion ratio will adjust according to a formula. If the average closing price of Greater Bay stock is less than $33.00, Greater Bay may elect a top up option in which the conversion ratio will adjust according to a formula equivalent to $32.175 per Mt. Diablo share. If Greater Bay does not elect the top up option, the Board of Directors of Mt. Diablo may terminate the merger agreement or agree that the conversion ratio will be fixed at 0.975.

    Average closing price means the average closing sale price on The Nasdaq National Market of Greater Bay common stock for the 20 consecutive trading days ending at the end of the third trading day immediately before completion of the merger.

    Greater Bay will not issue fractional shares in the merger. Instead, you will receive a cash payment, without interest, for the value of any fraction of a share of Greater Bay common stock that you would otherwise be entitled to receive based upon the market value (as determined in the merger agreement) of a share of Greater Bay common stock at the time of the merger.

    Each share of Greater Bay common stock held by Greater Bay shareholders will continue to represent one share of Greater Bay common stock following the merger. After the merger, Mt. Diablo's former shareholders will own approximately 9.5% of Greater Bay's outstanding shares of common stock and current Greater Bay shareholders will own approximately 90.5% of Greater Bay's outstanding shares of common stock.

    For example:

  . If the average closing price of Greater Bay common stock is $35.00 at the completion of the merger, and you own 100 shares of Mt. Diablo common stock, then after the merger you will receive 97 shares of Greater Bay common stock and a check in an amount representing the fractional share, for an aggregate value of approximately $34.125 per Mt. Diablo share.

  . If the average closing price of Greater Bay common stock is $39.00 at the completion of the merger and you own 100 shares of Mt. Diablo common stock, then after the merger you will receive 95 shares of Greater Bay common stock and a check in an amount representing the fractional share, for an aggregate value of approximately $37.38 per Mt. Diablo share.

Q: What risks should I consider?

A: You should review "Risk Factors" on page 16.

    You should also review the factors considered by Mt. Diablo's Board of Directors. See "The Merger--Background of and Reasons for the Merger" (pages 21 through 23).

Q: What happens as the market price of Greater Bay common stock fluctuates?

A: The conversion ratio may adjust, depending on the average closing price of Greater Bay common stock as described above. Since the market value of Greater Bay common stock will fluctuate before and after the closing of the merger, the value of the Greater Bay common stock that Mt. Diablo shareholders will receive in the merger will fluctuate as well and could

                                      (i)
   increase or decrease. You are urged to obtain current market prices for shares of Greater Bay common stock and Mt. Diablo common stock.

Q: When is the merger expected to be completed?

A: We are working to complete the merger during the first quarter of 2000.

Q: What am I being asked to vote upon?

A: You are being asked to approve the merger agreement which provides for the merger of Mt. Diablo into Greater Bay, following which Mt. Diablo National Bank will become a wholly owned subsidiary of Greater Bay.

Q: What should I do now?

A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible, so that your shares will be represented at the meeting.

   If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the proposal to approve the merger agreement. If you do not sign and send in your proxy or you abstain, it will have the effect of a vote against the merger.

   You may attend the meeting and vote your shares in person, rather than voting by proxy. In addition, you may revoke your proxy up to and including the day of the meeting by following the directions on pages 17 and 18 and either change your vote or attend the meeting and vote in person.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares of Mt. Diablo common stock only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted and this will have the effect of voting against the merger.

Q: Should I send in my stock certificates now?

A: No. After the merger is completed we will send you written instructions for exchanging your Mt. Diablo common stock certificates for Greater Bay common stock certificates.

WHO CAN HELP ANSWER YOUR QUESTIONS

   If you want additional copies of this document, or if you want to ask any questions about the merger, you should contact:

  John J. Hounslow
  Chairman and Chief Executive Officer
  Mt. Diablo Bancshares
  156 Diablo Road
  Danville, California 94526
  Telephone: (925) 743-9200

                                      (ii)

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................   i
SUMMARY....................................................................   1
  The Companies............................................................   1
  The Meeting..............................................................   1
  Record Date; Voting Power................................................   2
  Vote Required............................................................   2
  Share Ownership of Management............................................   2
  Recommendation...........................................................   2
  Opinion of Financial Advisor.............................................   2
  Terms of the Merger Agreement............................................   2
  Interests of Certain Persons in the Merger...............................   4
  Material Federal Income Tax Consequences.................................   4
  Accounting Treatment.....................................................   5
  Resales of Greater Bay Common Stock......................................   5
  Regulatory Approvals.....................................................   5
  Dissenters' Rights.......................................................   5
  Differences in the Rights of Shareholders................................   5
Market Price And Dividend Information......................................   6
  Comparative Market Price Data............................................   6
  Historical Market Prices and Dividends...................................   6
Selected Historical and Pro Forma Financial Data...........................   8
  Historical and Pro Forma Per Share Data for Greater Bay and Mt. Diablo...   9
  Greater Bay Historical Selected Financial Data...........................  10
  Mt. Diablo Historical Selected Financial Data............................  12
  Selected Unaudited Pro Forma Combined Financial Data.....................  13
Recent Developments........................................................  14
  Greater Bay..............................................................  14
  Mt. Diablo...............................................................  15
RISK FACTORS...............................................................  16
  The merger consideration you will receive will be affected by potential changes
   in relative stock prices ...............................................  16
  There are uncertainties in integrating our business operations and realizing enhanced earnings.............................................  16
THE MEETING................................................................  17
  General..................................................................  17
  Record Date; Voting Power................................................  17
  Vote Required............................................................  17
  Share Ownership of Management............................................  17
  Recommendation of the Mt. Diablo Board...................................  17
  Solicitation and Revocation of Proxies...................................  17
  Other Matters............................................................  18
THE MERGER.................................................................  19
  Structure of the Merger..................................................  19
  Background of and Reasons for the Merger.................................  21
  Opinion of Financial Advisor.............................................  23
  Interests of Certain Persons in the Merger...............................  27
  Nasdaq Listing...........................................................  28
  Material Federal Income Tax Consequences.................................  28
  Accounting Treatment of the Merger.......................................  29
  Exchange of Mt. Diablo Common Stock for Greater Bay Common Stock.........  29

                                     (iii)

THE MERGER AGREEMENT......................................................   30
  Conditions to the Merger................................................   30
  Nonsolicitation.........................................................   31
  Expenses................................................................   32
  Treatment of Options....................................................   32
  Termination.............................................................   32
  Covenants; Conduct of Business Prior to Effective Time..................   33
  Amendment and Waiver....................................................   35
  Agreements with Certain Shareholders....................................   35
  Resales of Greater Bay Common Stock.....................................   36
  Regulatory Approvals....................................................   36
DISSENTING SHAREHOLDERS' RIGHTS...........................................   38
DESCRIPTION OF GREATER BAY COMMON STOCK AND MT. DIABLO COMMON STOCK.......   40
  Stock Description.......................................................   40
  Material Differences Between Holders of Greater Bay Stock and Mt. Diablo
   Stock..................................................................   41
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION..............   45
INFORMATION ABOUT MT. DIABLO BANCSHARES AND MT. DIABLO NATIONAL BANK......   52
  General.................................................................   52
  Competition.............................................................   53
  Property................................................................   54
  Employees...............................................................   54
  Legal Proceedings.......................................................   54
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS...............................................................   55
  Overview................................................................   55
Results of Operations.....................................................   55
  Net Income..............................................................   55
  Net Interest Income and Net Interest Margin.............................   56
  Non-Interest Income.....................................................   59
  Non-Interest Expense....................................................   59
  Provision for Loan Losses...............................................   60
  Provision for Income Taxes..............................................   60
Financial Condition.......................................................   60
  Investment Portfolio....................................................   60
  Loans...................................................................   62
  Allowance for Loan Losses...............................................   64
  Asset and Liability Management..........................................   65
  Interest Rate Sensitivity...............................................   65
  Deposits................................................................   66
  Liquidity and Capital Resources.........................................   67
  Year 2000 Compliance....................................................   68
  Quantitative and Qualitative Disclosures about Market Risk..............   69
MANAGEMENT OF GREATER BAY AFTER THE MERGER................................   70
  Executive Compensation..................................................   70
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
 MT. DIABLO...............................................................   72
EXPERTS...................................................................   73
LEGAL MATTERS.............................................................   73
WHERE YOU CAN FIND MORE INFORMATION.......................................   73

                                      (iv)

A WARNING ABOUT FORWARD-LOOKING INFORMATION.................................  75

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF MT. DIABLO BANCSHARES AND
 SUBSIDIARY............................................................... F-1

 Annex A: Agreement and Plan of Reorganization by and between Greater Bay
          Bancorp and Mt. Diablo Bancshares dated September 15, 1999......  A-1

 Annex B: Fairness Opinion of Hoefer & Arnett Incorporated dated November
          8, 1999.........................................................  B-1

 Annex C: Selected Provisions of the California General Corporation Law
          Regarding Dissenters' Rights....................................  C-1

                                      (v)

                                    SUMMARY

   This summary highlights selected information from this document and may not contain all the information that is important to you. For a more complete understanding of the merger and for a more complete description of the legal terms of the merger, you should read this entire document carefully, as well as the additional documents to which we refer you, including the merger agreement which we have attached as Annex A. For information about where to obtain these additional documents read the information under the caption entitled "Where You Can Find More Information" (page 73).

The Companies

Greater Bay Bancorp
2860 W. Bayshore Road
Palo Alto, California 94303
(650) 813-8200

   Greater Bay is a bank holding company operating Cupertino National Bank, Mid-Peninsula Bank, Peninsula Bank of Commerce, Golden Gate Bank, Bay Area Bank and Bay Bank of Commerce. These banks and Greater Bay have various operating divisions, including Greater Bay Bank Santa Clara Valley Commercial Banking Group, Greater Bay Corporate Finance Group, Greater Bay Bank Contra Costa Region, Greater Bay Bank Fremont Region, Greater Bay International Banking Division, Greater Bay Trust Company, Pacific Business Funding and Venture Banking Group.

   Through its financial services subsidiaries and operating divisions, Greater Bay serves clients throughout Silicon Valley, the San Francisco Peninsula and the Contra Costa Tri Valley Region, with offices located in San Jose, Cupertino, Santa Clara, Palo Alto, Redwood City, San Mateo, Millbrae, San Francisco, Walnut Creek, Fremont, San Ramon, Hayward and San Leandro.

   Greater Bay provides a wide range of commercial banking and financial services to small and medium-sized businesses, real estate developers and property managers, business executives, professionals and other individuals.

Mt. Diablo Bancshares
156 Diablo Road
Danville, California 94526
(925) 552-4700

   Mt. Diablo Bancshares is a California corporation and a bank holding company that was incorporated on February 25, 1998. Mt. Diablo Bancshares acquired Mt. Diablo National Bank on July 1, 1998 through a reorganization.

   Mt. Diablo National Bank, organized on January 4, 1993, serves Contra Costa and Alameda Counties of California with offices in Danville, Pleasanton and Lafayette. The bank offers a wide range of commercial banking services to individuals and small to medium sized businesses. Its market area consists primarily of the communities of Danville, Alamo, Blackhawk, Lafayette and San Ramon in Contra Costa County and Pleasanton in Alameda County.

The Meeting (pages 17 and 18)

   The Mt. Diablo shareholders' meeting will be held at Mt. Diablo's offices, located at 156 Diablo Road, Danville, California, at 5:30 p.m., local time, on Monday, December 13, 1999. At the meeting, shareholders will be asked to consider and vote upon a proposal to approve and adopt the merger agreement.

Record Date; Voting Power (page 17)

   You are entitled to vote at the meeting if you owned Mt. Diablo common stock on November 3, 1999, the record date for the special meeting. As of that date, there were 1,214,803 shares of Mt. Diablo common stock issued and outstanding held by approximately 242 holders of record. Shareholders are entitled to one vote per share on any matter that may properly come before the meeting.

Vote Required (page 17)

   Approval by the Mt. Diablo shareholders of the proposal to approve and adopt the merger agreement will require the affirmative vote of 51% of the outstanding shares of Mt. Diablo common stock.

Share Ownership of Management (page 17)

   On the record date for the special meeting, the executive officers and directors of Mt. Diablo, including their affiliates, had voting power with respect to an aggregate of 374,432 shares of Mt. Diablo common stock, or approximately 30.8% of the shares of the common stock then outstanding.

   The directors of Mt. Diablo have signed contracts agreeing to vote the shares of Mt. Diablo common stock owned by them FOR the proposal to approve and adopt the merger agreement and the transactions contemplated thereby.

Recommendation (page 17)

   The Mt. Diablo Board of Directors has unanimously approved and adopted the merger agreement, and recommends a vote FOR approval of the merger agreement and the transactions contemplated thereby. You also should refer to the reasons that the Mt. Diablo Board considered in determining whether to approve and adopt the merger agreement on page 17.

Opinion of Financial Advisor (pages 23 through 27)

   Hoefer & Arnett Incorporated, financial advisor to Mt. Diablo, rendered an oral opinion on September 10, 1999 to the Mt. Diablo Board that as of that date, the conversion ratio was fair to the Mt. Diablo shareholders from a financial point of view. Hoefer & Arnett subsequently confirmed its September 10, 1999 opinion by delivery to the Mt. Diablo Board of a written opinion dated November 8, 1999. A copy of the fairness opinion, setting forth the information reviewed, assumptions made and matters considered by Hoefer & Arnett, is attached to this document as Annex B. You should read the fairness opinion in its entirety.

Terms of the Merger Agreement (pages 30 through 37)

   The merger agreement is attached to this document as Annex A. We encourage you to read the merger agreement in its entirety. It is the legal document that governs the merger.

   General. The merger agreement provides that Mt. Diablo will be merged with and into Greater Bay, with Mt. Diablo National Bank becoming a wholly owned subsidiary of Greater Bay.

   Conversion Ratio. For each outstanding share of Mt. Diablo common stock, you will receive 0.975 shares of Greater Bay common stock if the average closing price of that stock is between $33.00 and $38.00. If the average closing price of that stock is greater than $38.00, the conversion ratio will adjust according to a set formula. If the average closing price of Greater Bay stock is less than $33.00, Greater Bay may elect a top up option in which the conversion ratio will adjust according to a formula. If Greater Bay does not elect the top up option, the Board of Directors of Mt. Diablo may terminate the merger agreement or agree that the conversion ratio may be fixed at 0.975. Greater Bay will not issue fractional shares. Instead, you will receive a check equal to the amount of any fractional share you would otherwise receive. Average closing price means the average closing sale price on The Nasdaq National Market of Greater Bay common stock for the 20 consecutive trading days ending at the end of the third trading day immediately before completion of the merger.

   Completion of the Merger. The merger will become effective when we file an agreement of merger with the Secretary of State of California. The merger agreement provides that we will file the agreement of merger as soon as practicable following the satisfaction or waiver of the conditions to the merger.

   Conditions to the Merger. The completion of the merger depends upon the satisfaction of a number of conditions, including:

  . approval of the merger agreement by the Mt. Diablo shareholders;

  . receipt of listing approval from The Nasdaq National Market for the Greater Bay common stock to be issued in the merger;

  . receipt of all necessary authorizations, orders and consents of governmental authorities without imposition of any conditions that Greater Bay deems to be materially adverse or materially burdensome, and the expiration of any regulatory waiting periods;

  . effectiveness of the registration statement of Greater Bay relating to the shares of Greater Bay common stock to be issued to Mt. Diablo shareholders in the merger, of which this document forms a part;

  . receipt from PricewaterhouseCoopers LLP of a letter confirming that the merger qualifies for pooling of interests accounting treatment;

  . receipt of an opinion of Greater Bay's counsel that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

  . confirmation that the adjusted book value of Mt. Diablo common stock at the close of business on the last day of the month prior to completion of the merger is not less than $12.2 million if the merger closes in December 1999, $12.4 million if the merger closes in January 2000, $12.6 million if the merger closes in February 2000 and $12.8 million if the merger closes in March 2000. Adjusted book value means Mt. Diablo's total shareholders' equity adjusted to eliminate all amounts paid for the exercise of Mt. Diablo stock options, to eliminate amounts related to accumulated other comprehensive income and to include the amount of consolidated accumulated other comprehensive income as of June 30, 1999, and to deduct any dividends paid; and

  . confirmation that Mt. Diablo's allowance for loan losses equals the greatest of $2,150,000, 1.42% of Mt. Diablo's total consolidated loan portfolio or the mid-point of the range of values determined by Mt. Diablo's outside loan consultant;

   Unless prohibited by law, either Greater Bay or Mt. Diablo could elect to waive any condition.

   Termination. Either Mt. Diablo or Greater Bay may call off the merger under a number of circumstances, including if:

  . Greater Bay and Mt. Diablo consent in writing;

  . the merger is not completed before March 31, 2000;

  . legal restraints prevent the merger;

  . the Mt. Diablo shareholders do not approve the merger agreement;

  . the other party breaches in a material manner any of the representations or warranties or any covenant or agreement it has under the merger agreement; or

  . any condition to the party's obligations under the merger agreement has not been met or waived at a time when the condition could no longer be satisfied.

   In addition, Greater Bay may call off the merger if the Mt. Diablo Board approves, recommends or causes Mt. Diablo to enter into any agreement with a person other than Greater Bay providing for the merger, consolidation, share exchange, joint venture, business combination or similar transaction involving Mt. Diablo or any subsidiary of Mt. Diablo, or any purchase of all or any material portion of the assets of Mt. Diablo or any subsidiary of Mt. Diablo. If that occurs, Mt. Diablo will have to pay Greater Bay $1,750,000.

   Similarly, Mt. Diablo may call off the merger if Greater Bay announces a business combination, tender offer or similar transaction which, if consummated, would result in Greater Bay shareholders owning less than 51% of the shares of the surviving corporation and the other party requires Greater Bay to terminate the merger agreement between Greater Bay and Mt. Diablo. If that occurs, Greater Bay will have to pay Mt. Diablo $1,500,000. In addition, Mt. Diablo may call off the merger if the average closing price is less than $33.00 and Greater Bay does not exercise the top up option as described under the heading "The Merger--Structure of the Merger--Conversion of Shares" on page 19.

Interests of Certain Persons in the Merger (page 27)

   The directors and executive officers of Mt. Diablo have interests in the merger as employees and/or directors that are different from, or in addition to, yours as a Mt. Diablo shareholder. The Mt. Diablo Board recognized these interests and determined that they did not affect the benefits of the merger to the Mt. Diablo shareholders.

   Upon completion of the merger, the current members of the Boards of Greater Bay and Mt. Diablo National Bank will continue as members of their respective Boards. Also, John J. Hounslow, Chairman and Chief Executive Officer of Mt. Diablo, will become a director of Greater Bay and David L. Kalkbrenner, President and Chief Executive Officer of Greater Bay, will become a director of Mt. Diablo National Bank.

   If the merger takes place, the following will occur:

  . outstanding options to purchase Mt. Diablo common stock held by directors, officers and employees of Mt. Diablo and its subsidiaries will be automatically converted into options to acquire shares of Greater Bay common stock adjusted to account for the conversion ratio;

  . certain members of senior management of Mt. Diablo National Bank will remain as senior management of Mt. Diablo National Bank; and

  . Mr. Hounslow will enter into a six month consulting agreement with Greater Bay under which he will receive consulting fees of $16,500 per month.

   Upon the signing of the merger agreement, there were outstanding options to purchase an aggregate of 322,958 shares of Mt. Diablo common stock. Of the outstanding options, the executive officers and directors of Mt. Diablo held options to purchase 277,408 shares of Mt. Diablo common stock at a per share weighted average exercise price of $7.27.

Material Federal Income Tax Consequences (page 28)

   Greater Bay and Mt. Diablo have received a legal opinion stating that neither Greater Bay nor Mt. Diablo will recognize gain or loss for federal income tax purposes as a result of the merger. The opinion also concludes that you will not recognize gain or loss upon the exchange of your Mt. Diablo common stock for

Greater Bay common stock in the merger. If, however, shareholders receive cash instead of fractional shares or upon exercise of dissenters' rights, that cash would be taxable.

Accounting Treatment (page 29)

   We expect the merger to be accounted for as a pooling of interests, which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes.

Resales of Greater Bay Common Stock (page 36)

   Shares of Greater Bay common stock that you receive in the merger will be freely transferable, except for those shares held by holders who may be deemed to be affiliates. Affiliates generally include directors, specific executive officers and holders of 10% or more of outstanding voting securities of Mt. Diablo or Greater Bay. Mt. Diablo has provided to Greater Bay the written agreements of its affiliates that these persons will not dispose of their shares of Mt. Diablo common stock and Greater Bay common stock, except in compliance with the Securities Act of 1933 and applicable accounting rules governing pooling of interests.

Regulatory Approvals (pages 36 and 37)

   Greater Bay is required to make filings with or obtain approval from the Board of Governors of the Federal Reserve System to complete the merger. We cannot predict whether or when we will obtain Federal Reserve Board approval.

Dissenters' Rights (pages 38 and 39)

   As a shareholder of Mt. Diablo you will have dissenters' rights under California law. This means that shareholders who do not vote in favor of the merger may disagree with the merger and make a written demand to Mt. Diablo for payment in cash of the "fair market value" of their shares. The demand must be made within 30 days after the date on which Mt. Diablo sends a notice stating that the shareholders approved the merger. The Mt. Diablo Board of Directors has determined that the "fair market value" of one share of Mt. Diablo for this purpose is $27.29. That amount represents the Board's determination of fair market value on September 14, 1999 based on information available to it about recent trading prices and volume, Mt. Diablo's earnings and other factors. That date is the business day before the public announcement of the merger. The procedure for exercising your dissenters' rights is summarized under the heading "Dissenting Shareholders' Rights." The relevant provisions of California law on dissenters' rights are attached to this document as Annex C.

Differences in the Rights of Shareholders (pages 41 through 44)

   Both Greater Bay and Mt. Diablo are incorporated under California law. Upon completion of the merger, you will become Greater Bay shareholders. Your rights will be governed by Greater Bay's articles of incorporation and bylaws and will continue to be governed by California law.

                     Market Price And Dividend Information

Comparative Market Price Data

   The following table presents trading information for Greater Bay common stock on The Nasdaq National Market and Mt. Diablo common stock on the OTC Bulletin Board on September 14, 1999 and November 5, 1999. September 14, 1999 was the last full trading day before our announcement of the signing of the merger agreement. November 5, 1999 was the last practicable trading day for which information was available before the date of this document.

                                                                 MT. DIABLO
                                       GREATER BAY BANCORP       BANCSHARES
                                       -------------------- --------------------
                                        HIGH   LOW   CLOSE   HIGH   LOW   CLOSE
                                       ------ ------ ------ ------ ------ ------
September 14, 1999 ................... $34.38 $33.88 $34.25 $31.50 $31.50 $31.50
November 5, 1999...................... $42.68 $40.94 $41.00 $35.00 $35.00 $35.00

   We urge you to obtain current market quotations for Greater Bay common stock and Mt. Diablo common stock. We expect that the market price of Greater Bay common stock will fluctuate between the date of this document and the date on which the merger is completed and thereafter. Because the market price of Greater Bay common stock is subject to fluctuation, the value of the shares of Greater Bay common stock that you will receive in the merger may increase or decrease before and after the merger. For more information see the heading "Risk Factors -- The merger consideration you will receive will be affected by potential changes in the relative stock prices." In addition, as a result of this fluctuation, the amount of cash you will receive instead of Greater Bay's fractional shares will also fluctuate.

Historical Market Prices and Dividends

   Greater Bay Bancorp. Greater Bay common stock is listed on The Nasdaq National Market under the symbol "GBBK." On the record date for the special meeting, there were approximately 1,909 holders of record of Greater Bay common stock. The following table sets forth for the calendar quarter indicated, the high and low sales prices per share of Greater Bay common stock as reported on The Nasdaq National Market, and the dividends per share of Greater Bay common stock. The prices per share of Greater Bay common stock set forth below have been adjusted to reflect a two-for-one stock split effective as of April 30, 1998.

                                                                       DIVIDENDS
QUARTER ENDED                                             HIGH   LOW   DECLARED
-------------                                            ------ ------ ---------
1997:
First quarter........................................... $13.82 $11.63  $0.075
Second quarter..........................................  15.75  12.44   0.075
Third quarter...........................................  22.44  15.50   0.075
Fourth quarter..........................................  26.75  21.00   0.075
1998:
First quarter........................................... $31.38 $24.13  $0.095
Second quarter..........................................  36.00  28.88   0.095
Third quarter...........................................  39.00  23.38   0.095
Fourth quarter..........................................  35.00  24.50   0.095
1999:
First quarter........................................... $33.75 $27.56  $0.120
Second quarter .........................................  33.25  28.25   0.120
Third quarter...........................................  36.50  31.13   0.120
Fourth quarter (through November 5, 1999)...............  42.68  33.50   0.000

   Mt. Diablo Bancshares. Mt. Diablo common stock is traded on the OTC Bulletin Board under the symbol "DBLB." On the record date for the special meeting, there were approximately 242 holders of record of Mt. Diablo common stock.

   The following table indicates the range of high and low reported sale prices, not including broker's commissions, for the calendar quarters indicated, based upon information provided by investment firms handling trades in Mt. Diablo stock. The table does not include transactions made privately by individuals. The prices listed below are inter-dealer prices, and do not necessarily represent actual transactions and do not include retail mark-up, mark-downs or commissions. The prices per share set forth below are adjusted to reflect a three-for-two stock split on July 1, 1998. Mt. Diablo has never paid a cash dividend.

QUARTER                                                            HIGH   LOW
-------                                                           ------ ------
1997:
First quarter.................................................... $ 7.33 $ 7.33
Second quarter...................................................   8.67   7.83
Third quarter....................................................   9.75   8.33
Fourth quarter...................................................  12.00   9.50

1998:
First quarter.................................................... $19.33 $14.67
Second quarter...................................................  26.00  18.00
Third quarter....................................................  28.00  24.00
Fourth quarter...................................................  28.00  24.00

1999:
First quarter.................................................... $35.00 $25.50
Second quarter...................................................  36.75  33.00
Third quarter....................................................  36.75  35.00
Fourth quarter (through November 5, 1999)........................  35.00  31.00

                Selected Historical and Pro Forma Financial Data

   We are providing the following information to aid you in your analysis of the financial effects of the merger. The historical selected financial data in the following tables shows financial results actually achieved by each of Greater Bay and Mt. Diablo for the periods presented. These are the historical figures. Greater Bay's annual historical figures are derived from supplemental consolidated financial statements audited by PricewaterhouseCoopers LLP, independent public accountants of Greater Bay. The supplemental consolidated financial statements of Greater Bay have been prepared on a basis that accounts for the merger with Bay Area Bancshares, the former holding company of Bay Area Bank, which was completed on May 21, 1999 using the pooling of interests method of accounting. Upon publication of Greater Bay's financial statements for a period which includes May 21, 1999, which occurred on July 13, 1999, these supplemental financial statements became the historical financial statements of Greater Bay. The historical selected financial data has not been restated to reflect Greater Bay's merger with Bay Commercial Services, which was completed on October 15, 1999. However, the selected unaudited pro forma combined financial data includes the historical results of Bay Commercial Services. For additional information about Greater Bay's merger with Bay Commercial Services, see the heading "Recent Developments." Mt. Diablo's annual historical figures are derived from consolidated financial statements as of December 31, 1998 and 1997 and for the three years then ended audited by PricewaterhouseCoopers LLP, independent public accountants of Mt. Diablo. The annual historical information presented below should be read together with the consolidated audited financial statements of Greater Bay, incorporated in this document by reference, and of Mt. Diablo, attached to this document. To find this information, see "Where You Can Find More Information" (page 73).

   Pro forma combined figures are simply arithmetical combinations of Greater Bay's, Mt. Diablo's and Bay Commercial Services' separate financial results. You should not assume that the combined company of Greater Bay, Mt. Diablo and Bay Commercial Services' would have achieved the pro forma combined results if they had actually been combined during the periods presented. These pro forma presentations treat the companies as if they had always been combined for accounting and financial reporting purposes, a method known as pooling of interests accounting. When you read this information, you should also read the information under the heading "Unaudited Pro Forma Condensed Combined Financial Information" (page 45). For purposes of illustration, the pro forma combined figures have been calculated using the number of shares of Greater Bay common stock issued in the Bay Commercial Services merger and the conversion ratio of
0.975 for our proposed merger. However the actual conversion ratio will be determined based on the average closing price of Greater Bay common stock which is explained further under "The Merger--Structure of the Merger" (pages 19 through 21).

   We expect to incur merger and other non-recurring expenses as a result of combining the companies. We also anticipate that the merger will provide the combined company with financial benefits such as reduced operating expenses and the opportunity to earn additional revenue. However, none of these anticipated expenses or benefits has been factored into the pro forma combined income statement information. For that reason, the pro forma combined information, while helpful in illustrating the financial attributes of the combined company under one set of assumptions, does not attempt to predict or suggest future results.

     Historical and Pro Forma Per Share Data for Greater Bay and Mt. Diablo

   We have summarized below the per share information for our respective companies on an historical, pro forma combined and pro forma equivalent basis. We have adjusted Greater Bay's historical per share amounts at and for the years ended December 31, 1997 and 1996 to reflect a two-for-one stock split effective April 30, 1998, and Mt. Diablo's historical per share amounts at and for the years ended December 31, 1997 and 1996 and for the six months ended June 30, 1998 to reflect a three-for-two stock split effective July 1, 1998.

   We have calculated the pro forma combined per share data for net income using the weighted average number of shares of Greater Bay's common stock outstanding for the period presented, including the shares issued in the Bay Commercial Services merger, increased by the weighted average number of shares of Mt. Diablo common stock outstanding for the period presented multiplied by an assumed conversion ratio of 0.975 shares of Greater Bay's common stock for each share of Mt. Diablo common stock, as if these shares were outstanding for each period presented.

   The pro forma combined per share data for dividends declared represents the sum of historical dividends for Greater Bay common stock (including the shares issued in the Bay Commercial Services merger) and the historical dividends Mt. Diablo divided by the sum of Greater Bay common stock and Mt. Diablo common stock, adjusted for the assumed conversion ratio of 0.975.

   The pro forma combined book value per share has been calculated using shares of outstanding Greater Bay common stock (including the shares issued in the Bay Commercial Services merger) increased by the shares of outstanding Mt. Diablo common stock multiplied by an assumed conversion ratio of 0.975 for each share of Mt. Diablo common stock as if these shares were outstanding as of the date presented.

   The equivalent pro forma Mt. Diablo shares information has been calculated by multiplying the pro forma combined per share information by an assumed conversion ratio of 0.975.

                                                                            Pro Forma
                                                  Pro Forma                Greater Bay,
                                     Historical Greater Bay &             Bay Commercial
                          Historical    Bay     Bay Commercial             Services and   Equivalent
                           Greater   Commercial    Services    Historical   Mt. Diablo    of One Mt.
Per Common Share             Bay      Services     Combined    Mt. Diablo    Combined    Diablo Share
----------------          ---------- ---------- -------------- ---------- -------------- ------------
Net Income:
Six months ended June
 30, 1999
 Basic..................    $ 0.87     $50.54       $ 0.86       $0.92        $ 0.87        $ 0.85
 Diluted................      0.82       0.51         0.82        0.77          0.81          0.79
Six months ended June
 30, 1998
 Basic..................      0.75       0.52         0.75        0.36          0.71          0.70
 Diluted................      0.71       0.44         0.71        0.31          0.67          0.65
Year ended December 31,
 1998
 Basic..................      1.74       1.12         1.74        1.15          1.69          1.64
 Diluted................      1.63       0.95         1.61        0.98          1.54          1.51
Year ended December 31,
 1997
 Basic..................      1.29       0.99         1.30        0.68          1.25          1.22
 Diluted................      1.19       0.84         1.20        0.63          1.15          1.12
Year ended December 31,
 1996
 Basic..................      0.78       1.01         0.82        0.56          0.80          0.78
 Diluted................      0.72       0.89         0.76        0.56          0.75          0.73
Cash Dividends Declared:
Six months ended June
 30, 1999 ..............    $ 0.24     $ 0.39       $ 0.26       $  --        $ 0.24        $ 0.23
Year ended December 31,
 1998...................      0.38         --         0.36          --          0.32          0.32
Year ended December 31,
 1997...................      0.30       0.30         0.31          --          0.28          0.28
Year ended December 31,
 1996...................      0.22       0.30         0.23          --          0.21          0.21
Book Value:
June 30, 1999...........    $10.24     $ 9.77       $10.54       $9.25        $10.44        $10.18
December 31, 1998.......      9.73      10.54        10.09        8.55          9.97          9.72
December 31, 1997.......      8.30       9.43         8.66        8.46          8.66          8.45

                 Greater Bay Historical Selected Financial Data

                            Six Months Ended
                                June 30,                          Years Ended December 31,
                          ----------------------  -------------------------------------------------------------
                             1999        1998        1998         1997         1996         1995        1994
                          ----------  ----------  -----------  -----------  -----------  ----------  ----------
                                    (Dollars in thousands, except per share and share amounts)
Statement of Operations
 Data
Interest income.........  $   73,504  $   58,648  $   124,798  $    98,261  $    71,284  $   60,567  $   46,309
Interest expense........      30,102      23,758       51,180       37,012       24,918      21,184      13,394
                          ----------  ----------  -----------  -----------  -----------  ----------  ----------
 Net interest income....      43,402      34,890       73,618       61,249       46,366      39,383      32,915
Provision for loan
 losses.................       2,557       2,413        6,235        7,026        3,029       1,429       2,285
                          ----------  ----------  -----------  -----------  -----------  ----------  ----------
 Net interest income
  after provision for
  loan losses...........      40,845      32,477       67,383       54,223       43,337      37,954      30,630
                          ----------  ----------  -----------  -----------  -----------  ----------  ----------
Other income............       5,340       3,809        8,775        7,896        7,444       5,575       5,953
Nonrecurring--warrant
 income.................         230         497          945        1,162           --          --          --
                          ----------  ----------  -----------  -----------  -----------  ----------  ----------
 Total other income.....       5,570       4,306        9,720        9,058        7,444       5,575       5,953
                          ----------  ----------  -----------  -----------  -----------  ----------  ----------
Operating expenses......      26,090      21,450       45,095       40,078       35,292      31,518      27,446
Other expenses--
 nonrecurring...........         323         701        1,341       (1,287)          --       2,135          --
                          ----------  ----------  -----------  -----------  -----------  ----------  ----------
 Total operating
  expenses..............      26,413      22,151       46,436       38,791       35,292      33,653      27,446
                          ----------  ----------  -----------  -----------  -----------  ----------  ----------
Income before provision
 for income taxes &
 merger and other
 related nonrecurring
 costs..................      20,002      14,632       30,667       24,490       15,489       9,876       9,137
Income tax expense......       7,757       5,018       10,050        8,784        5,735       3,709       3,431
                          ----------  ----------  -----------  -----------  -----------  ----------  ----------
Income before merger and
 other related
 nonrecurring costs.....      12,245       9,614       20,617       15,706        9,754       6,167       5,706
Merger and other related
 nonrecurring costs, net
 of tax.................       2,491       1,314        1,674        2,282        1,991         --          608
                          ----------  ----------  -----------  -----------  -----------  ----------  ----------
Income before
 extraordinary items....       9,754       8,300       18,943       13,424        7,763       6,167       5,098
Extraordinary items.....        (88)          --           --           --           --          --          --
                          ----------  ----------  -----------  -----------  -----------  ----------  ----------
 Net income.............  $    9,666  $    8,300  $    18,943  $    13,424  $     7,763  $    6,167  $    5,098
                          ==========  ==========  ===========  ===========  ===========  ==========  ==========
Per Share Data
Income per share (before
 merger and other
 related nonrecurring
 costs and extraordinary
 items)
 Basic..................  $     1.10  $     0.87  $      1.90  $      1.51  $      0.97  $     0.65  $     0.63
 Diluted................  $     1.04  $     0.82         1.77         1.40         0.91        0.61        0.59
Net income per share
 Basic..................  $     0.87  $     0.75  $      1.74  $      1.29  $      0.78  $     0.65  $     0.56
 Diluted................  $     0.82  $     0.71         1.63         1.19         0.72        0.61        0.53
Cash dividends per
 share..................  $     0.24  $     0.24  $      0.38  $      0.30  $      0.22  $     0.20  $     0.11
Book value per common
 share..................  $    10.24  $     8.76         9.73         8.30         7.47        7.03        6.53
Shares outstanding at
 year end...............  11,247,791  10,888,455   11,004,529   10,659,726   10,185,989   9,752,993   9,147,971
Average common shares
 outstanding............  11,133,000  11,087,000   10,858,000   10,421,000   10,014,000   9,552,000   9,054,000
Average common and
 common equivalent
 shares outstanding.....  11,747,000  11,675,000   11,637,000   11,254,000   10,747,000  10,087,000   9,685,000
Performance Ratios
Return on average assets
 before merger and other
 related nonrecurring
 costs (annualized for
 the six months ended
 June 30, 1999 and
 1998)..................        1.28%       1.35%        1.32%        1.36%       1.16%        0.89%       1.10%
Return on average common
 shareholders' equity
 before merger and other
 related nonrecurring
 costs (annualized for
 the six months ended
 June 30, 1999 and 1998)
 .......................       21.64%      21.17%       21.21%       18.70%       13.37%       9.56%      12.28%
Net interest margin.....        4.80%       5.27%        5.10%        5.67%        6.02%       6.22%       6.98%
Balance Sheet Data At
 Period End
Assets..................  $2,113,612  $1,625,699  $ 1,738,189  $ 1,339,750  $ 1,023,111  $  753,188  $  631,809
Loans, net..............   1,325,376     902,009    1,092,603      819,607      631,187     452,587     394,115
Investment securities...     386,244     355,006      357,511      228,715      150,340     154,268     127,603
Deposits................   1,830,657   1,407,953    1,478,947    1,178,574      914,101     668,082     547,062
Subordinated debt.......          --       3,000        3,000        3,000        3,000       3,000          --
Trust Preferred
 Securities.............      50,000      20,000       50,000       20,000           --          --          --
Common shareholders'
 equity.................     115,123      95,344      107,041       88,528       76,115      68,572      59,755
Regulatory Capital
 Ratios
Leverage Ratio..........       7.58%       7.61%         8.29%        8.50%        7.95%       9.53%       9.74%
Tier 1 Capital..........       9.48%      10.26%        10.48%       10.80%       10.09%      12.48%      12.94%
Total Capital...........      11.41%      12.01%        12.90%       12.35%       11.70%      14.25%      14.25%

   Significant events affecting Greater Bay's historical earnings trends include the following:

  . Amounts indicated have been restated on a historical basis to reflect the mergers with Cupertino National Bancorp, Peninsula Bank of Commerce, Pacific Rim Bancorporation, Pacific Business Funding Corporation and Bay Area Bancshares, each of which was accounted for on a pooling of interests basis.

  . Per share amounts have been adjusted to reflect a two-for-one stock split effective on April 30, 1998.

  . If the performance ratios included merger and other related nonrecurring costs (net of tax) of $1.7 million in 1998, $2.3 million in 1997, $2.0 million in 1996 and $608,000 in 1994, return on average assets would have been 1.21% for 1998, 1.16% for 1997, 0.93% for 1996 and 0.99% for 1994,
    and return on average common shareholders' equity would have been 19.48% for 1998, 15.98% for 1997, 10.64% for 1996 and 10.97% for 1994.

  . Net interest margin for 1998, 1997 and 1996 includes the lower spread earned on a special deposit described in Note 7 of Greater Bay's Consolidated Financial Statements. Excluding this special deposit, net interest margin would have been 5.16% for 1998, 5.78% for 1997 and 6.08% for 1996.

  . On October 15, 1999, Greater Bay completed its merger with Bay Commercial
    Services. The amounts in the preceding table have not been restated to reflect that merger on a pooling-of-interests basis.

                 Mt. Diablo Historical Selected Financial Data


                               Six Months
                             Ended June 30,                   Year Ended December 31,
                          ----------------------  ----------------------------------------------------
                             1999        1998        1998        1997       1996      1995      1994
                          ----------  ----------  ----------  ----------  --------  --------  --------
                                                    (Dollars in thousands, except per share and
                               (unaudited)                         share amounts)
Summary of Income:
Interest Income.........  $    6,750  $    4,696  $   10,908  $    6,438  $  4,069  $  3,230  $  2,159
Interest Expense........       2,316       1,869       4,159       2,556     1,672     1,452       681
                          ----------  ----------  ----------  ----------  --------  --------  --------
 Net Interest Income....       4,434       2,827       6,749       3,882     2,397     1,778     1,478
Provision for Loan
 Losses.................         422         350         790         463       181       122       221
                          ----------  ----------  ----------  ----------  --------  --------  --------
 Net Interest Income
  After Provision for
  Loan Losses...........       4,012       2,477       5,959       3,419     2,216     1,656     1,257
Non-Interest Income.....         504         310         709         348       145        78       102
Non-Interest Expense....       2,642       2,064       4,312       2,626     1,995     1,604     1,546
                          ----------  ----------  ----------  ----------  --------  --------  --------
Net Income Before
 Taxes..................       1,874         723       2,356       1,141       366       130      (187)
Cumulative Effect of
 Change in Accounting
 Income Tax (Benefit)...         759         291         960         427      (137)      (50)       --
                          ----------  ----------  ----------  ----------  --------  --------  --------
Net Earnings (Loss).....  $    1,115  $      432  $    1,396  $      714  $    503  $    180  $   (187)
                          ==========  ==========  ==========  ==========  ========  ========  ========
Per Share:
Average Number of Shares
 Outstanding, Weighted..   1,214,653   1,214,653   1,214,653   1,052,877   900,000   900,000   900,000
Net Income (Loss) for
 the Period.............  $      .92  $      .36  $     1.15  $      .68  $    .56  $    .20  $   (.21)
Book Value at Period
 End....................  $     9.25  $     7.69  $     8.55  $     8.46  $   6.16  $   5.62  $   5.30
Dividends...............          --          --          --          --        --        --        --
Balance Sheet Data--
 At Period End:
 (for period) (in
 thousands)
Total Assets............  $  199,953  $  139,437  $  166,826  $  104,135  $ 56,207  $ 43,945  $ 29,542
Net Loans...............  $  138,952  $   90,936  $  114,671  $   69,944  $ 42,611  $ 30,192  $ 17,805
Deposits................  $  188,646  $  129,411  $  155,965  $   94,938  $ 50,423  $ 38,837  $ 24,711
Selected Ratios:
 Return on Average
  Assets................        1.24%        .74%       1.01%        .93%     1.05%     0.47%    (0.63)%
 Return on Average
  Equity................       20.78%       9.54%      14.79%       9.95%     9.62%     3.71%    (3.71)%
 Loan to Deposit
  (Average Balances)....       74.72%      73.83%      73.73%      80.49%    82.60%    68.69%    77.33%
Western Edition of the
 Wall Street Journal
 Average Daily Prime
 Rate...................        7.75%       8.50%       7.96%       8.44%     8.25%     8.83%     7.14%
Mt. Diablo National
 Company Commercial Base
 Rate...................        7.75%       8.50%       7.96%       8.44%     8.25%     8.83%     7.14%

  . Per share amounts have been restated to reflect a three-for-two stock split effective July 1, 1998.

              Selected Unaudited Pro Forma Combined Financial Data

            Greater Bay, Bay Commercial Services and Mt. Diablo

                                Six months
                               Ended June 30,            Years Ended December 31,
                          ------------------------  -------------------------------------
                             1999         1998         1998         1997         1996
                          -----------  -----------  -----------  -----------  -----------
                          (Dollars in thousands, except per share and share amounts)
Statement of Operations
 Data
Interest income.........  $    85,662  $    68,187  $   145,906  $   113,459  $    83,179
Interest expense........       34,213       27,285       58,818       42,524       29,047
                          -----------  -----------  -----------  -----------  -----------
   Net interest income..       51,449       40,902       87,088       70,935       54,132
Provision for loan
 losses.................        3,080        2,832        7,159        7,541        3,210
                          -----------  -----------  -----------  -----------  -----------
   Net interest income
    after provision for
    loan losses.........       48,369       38,070       79,929       63,394       50,922
Other income............        6,318        4,639       10,425        9,215        8,669
Nonrecurring--warrant
 income.................          230          497          945        1,162           --
                          -----------  -----------  -----------  -----------  -----------
   Total other income...        6,548        5,136       11,370       10,377        8,669
Operating expenses......       31,678       26,293       55,063       47,777       41,973
Other expenses--
 nonrecurring...........          323          701        1,341       (1,287)          --
                          -----------  -----------  -----------  -----------  -----------
   Total operating
    expenses............       32,001       26,992       56,404       46,490       41,973
                          -----------  -----------  -----------  -----------  -----------
Income before income tax
 expense, merger and
 other related
 nonrecurring costs.....       22,916       16,214       34,895       27,281       17,618
Income tax expense......        8,889        5,611       11,667        9,799        6,278
                          -----------  -----------  -----------  -----------  -----------
Income before merger and
 other related
 nonrecurring costs ....       14,027       10,603       23,228       17,482       11,340
Merger and other related
 nonrecurring costs, net
 of tax.................        2,491        1,314        1,674        2,282        1,991
                          -----------  -----------  -----------  -----------  -----------
Income before
 extraordinary items....       11,536        9,289       21,554       15,200        9,349
Extraordinary items.....         (88)           --           --           --           --
                          -----------  -----------  -----------  -----------  -----------
Net income..............  $    11,448  $     9,289  $    21,554  $    15,200  $     9,349
                          ===========  ===========  ===========  ===========  ===========
Per Share Data
Income per share (before
 merger and other
 related nonrecurring
 costs)
 Basic..................  $      1.07  $      0.81  $      1.82  $      1.43  $      0.98
 Diluted................         1.00         0.76         1.67         1.32         0.91
Net income per share
 Basic..................  $      0.87  $      0.71  $      1.69  $      1.25  $      0.80
 Diluted................         0.81         0.67         1.55         1.15         0.75
Average common shares
 outstanding............   13,162,000   13,010,000   12,781,000   12,184,000   11,627,000
Average common and
 common equivalent
 shares outstanding.....   14,052,000   13,929,000   13,897,000   13,221,000   12,456,000
Performance Ratios
Return on average assets
 (before merger and
 other related
 nonrecurring costs)....         1.27%        1.34%        1.27%        1.30%        1.16%
Return on average common
 shareholders' equity
 (before merger and
 other related
 nonrecurring costs) ...        20.40%       20.51%       19.78%       17.29%       12.97%
Balance Sheet Data -- At
 Period End
Assets..................  $ 2,464,151  $ 1,894,129  $ 2,049,217  $ 1,560,254  $ 1,176,087
Loans, net..............    1,571,139    1,072,396    1,299,423      962,680      744,189
Investment securities...      440,569      397,336      422,565      271,498      171,890
Deposits................    2,155,985    1,653,444    1,758,307    1,374,647    1,047,815
Subordinated debt.......           --        3,000        3,000        3,000        3,000
Trust Preferred
 Securities.............       50,000       20,000       50,000       20,000           --
Common shareholders'
 equity.................      139,297      115,390      128,826      107,607       91,074
Regulatory Capital
 Ratios
Leverage Ratio..........         7.55%        7.70%        7.90%        8.73%        8.27%
Tier 1 Capital..........         9.33%       10.16%        9.85%       10.79%       10.31%
Total Capital...........        11.13%       11.79%       12.44%       12.28%       11.85%

   Significant events affecting the selected unaudited pro forma combined financial data include the following:

  . Greater Bay completed its merger with Bay Commercial Services on October
    15, 1999. The amounts in the table above reflect the merger on a pooling-of-interests basis. For more information see Unaudited Pro Forma Condensed Combined Financial Information.

  . Per share amounts have been adjusted to reflect Greater Bay's two-for-one stock split effective on April 30, 1998 and Mt. Diablo's three-for-two stock split effective July 1, 1998.

  . If the performance ratios included merger and other related nonrecurring costs (net of tax) of $1.7 million in 1998, $2.3 million in 1997 and $2.0 million in 1996, return on average assets would have been 1.17% for 1998, 1.11% for 1997 and 0.86% for 1996, and return on average common shareholders' equity would have been 19.73% for 1998, 15.76% for 1997 and 9.87% for 1996.

                              Recent Developments

Greater Bay

   Greater Bay recently reported results for the third quarter and nine months ended September 30, 1999. Earnings for the quarter, before merger and related non-recurring costs, were $7.4 million, or $0.62 per diluted share, up 37.6% from $5.4 million, or $0.46 per diluted share, for the third quarter of 1998. Including merger and related non-recurring costs of $360,000 in the third quarter of 1998, net income for the quarter was $5.0 million, or $0.43 per diluted share.

   For the nine months ended September 30, 1999, net income, before merger and related non-recurring and extraordinary items, was $19.6 million, or $1.66 per diluted share, up 34.1% from $14.6 million, or $1.26 per diluted share, in the same period of the prior year. Net income, including merger and related non-recurring and extraordinary items of $2.6 million for the first nine months of 1999 and $1.3 million for the first nine months of 1998, was $17.0 million, or $1.44 per share, for the first nine months of 1999, compared with $13.3 million, or $1.14 per share, for the first nine months of 1998.

   At September 30, 1999, Greater Bay's total assets were $2.3 billion, an increase of 35% from $1.7 billion at September 30, 1998, reflecting continued strong internal growth. Total loans grew to $1.5 billion, up 54% from $962.2 million a year ago, and total deposits were $2.0 billion, up 43% from $1.4 billion at September 30, 1998.

   For the nine months ended September 30, 1999, Greater Bay's return on average equity and efficiency ratio before merger and related non-recurring and extraordinary items, were 22.63% and 51.44%, compared to 16.55% and 55.79% for the nine month period ended September 30, 1998. During the third quarter of 1999, Greater Bay's return on average equity and efficiency ratio, before merger and related non-recurring and extraordinary items, were 24.5% and 47.96%, compared to 21.34% and 53.37% for the same period in 1998.

   Operating results for the three months ended September 30, 1999, include approximately $28,000 of expense, excluding internal staff time, related to the correction of the year 2000 "millennium bug" which impacts all companies. Greater Bay has budgeted an anticipated total expenditure of $300,000 in fiscal 1999 to address the year 2000 issues.

   At September 30, 1999, Greater Bay's ratio of non-performing assets to total assets was only 0.32%, a slight increase from 0.26% a year earlier. In addition, the allowance for loan losses at September 30, 1999 represented 2.00% of total loans and 399.8% of non-performing assets, compared to 2.27% of total loans and 503.38% of non-performing assets at September 30, 1998.

   In addition, non-interest income continues to grow reflecting Greater Bay's efforts to further diversify its revenue stream. During the third quarter ended September 30, 1999, Greater Bay's trust fees, depositor services fees, gain on sale of U.S. Small Business Administration loans, ATM fees and loan and international banking fees were $2.9 million, up 43.2% from $2.0 million in the third quarter of 1998.

   Greater Bay's capital ratios continue to be above the well-capitalized guidelines established by the bank regulatory agencies.

   Greater Bay recently announced that its merger with Bay Commercial Services, the holding company for Bay Bank of Commerce, was completed on October 15, 1999. Each Bay Commercial Services shareholder received 0.6833 shares of Greater Bay stock for each share of Bay Commercial Services in a tax-free exchange. The merger was accounted for as a pooling of interests. Bay Bank of Commerce now operates as a wholly owned subsidiary of Greater Bay, with offices in San Leandro, Hayward and San Ramon, California.

Mt. Diablo

   Mt. Diablo recently reported financial results as of September 30, 1999. Net income for the nine month period ended September 30, 1999 was $2,046,568 or $1.43 per diluted share, a 157% gain compared to the $795,908 or $0.58 per diluted share reported for the same 1998 period. Third quarter net income for 1999 was $931,483 or $0.65 per diluted share, a gain of 156% over third quarter 1998 net income of $364,343 or $0.26 per diluted share.

   Mt. Diablo also reported strong asset growth and record total assets of $205,700,000 at September 30, 1999. This represents an increase of 23.3% over December 31, 1998 total assets of $166,800,000, and 31.6% over September 30, 1998 total assets of $156,300,000. At September 30, 1999, total outstanding loans were $152,800,000, an increase of 31% over December 31, 1998 total loans of $116,500,000, and 39% compared to the $110,100,000 outstanding at September 30, 1998.

                                  RISK FACTORS

   In addition to the other information included in this document including the matters addressed in "A Warning about Forward-looking Information", you should consider the matters described below carefully in determining whether to approve the merger agreement and the transactions contemplated by the merger agreement.

The merger consideration you will receive will be affected by potential changes in the relative stock prices.

   This means that at the time of the special meeting, you will not know the exact value of the Greater Bay common stock that you will receive when the merger is completed. The market prices of Mt. Diablo common stock and Greater Bay common stock when the merger takes place may vary from their prices at the date of this document and at the date of the special meeting. Such variations in the market prices of Greater Bay common stock and Mt. Diablo common stock may result from changes in the business, operations or prospects of Mt. Diablo, Greater Bay or the combined company, market assessments of the likelihood that the merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors.

   We urge you to obtain current market quotations for Greater Bay common stock and Mt. Diablo common stock.

There are uncertainties in integrating our business operations and realizing enhanced earnings.

   If we are unable to integrate our businesses successfully, this could hurt our business. The merger involves the integration of two companies that have previously operated independently. Successful integration of Mt. Diablo's operations will depend primarily on Greater Bay's ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. No assurance can be given that Greater Bay and Mt. Diablo will be able to integrate their operations without encountering difficulties including, without limitation, the loss of key employees and customers, the disruption of their respective ongoing businesses or possible inconsistencies in standards, controls, procedures and policies.

                                  THE MEETING

General

   Mt. Diablo will hold its special meeting on Monday, December 13, 1999 at 5:30 p.m., local time, at Mt. Diablo's offices, located at 156 Diablo Road, Danville, California. At the special meeting, you will be asked to consider and vote upon a proposal to approve the merger agreement. You may also be asked to vote upon a proposal to adjourn or postpone the Mt. Diablo meeting for the purpose of, among other things, allowing additional time for the solicitation of proxies from Mt. Diablo shareholders to approve the merger agreement.

Record Date; Voting Power

   If you were a holder of record of shares of Mt. Diablo common stock at the close of business on November 3, 1999, you are entitled to notice of and to vote at the special meeting. As of November 3, 1999, there were 1,214,803 issued and outstanding shares of Mt. Diablo common stock held by approximately 242 holders of record. These shareholders have one vote per share on any matter that may properly come before the special meeting. Brokers who hold shares of Mt. Diablo common stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners. Any shares of Mt. Diablo common stock for which a broker has submitted an executed proxy but for which the beneficial owner has not given instructions on voting to such broker are referred to as "broker non-votes."

Vote Required

   The presence in person or by proxy of the holders of a majority of the shares of Mt. Diablo common stock outstanding on the record date will constitute a quorum for the transaction of business at the special meeting. Mt. Diablo will count abstentions and broker non-votes for purposes of establishing the presence of a quorum at the meeting. Because Mt. Diablo's Board of Directors has approved the merger, the proposal to approve the merger agreement requires the affirmative vote of holders of 51% of the shares of Mt. Diablo common stock outstanding on the record date. Because broker non-votes and abstentions are not affirmative votes, they will have the effect of a vote against the proposal to approve the merger agreement.

Share Ownership of Management

   On the record date, the executive officers and directors of Mt. Diablo, including their affiliates, had voting power with respect to an aggregate of 374,432 shares of Mt. Diablo common stock or approximately 30.8% of the shares of Mt. Diablo common stock then outstanding. We currently expect that the directors will vote all of their shares in favor of the proposal to approve the merger agreement. On the record date, the directors of Greater Bay did not beneficially owned any shares of Mt. Diablo common stock.

Recommendation of the Mt. Diablo Board

   The Mt. Diablo Board of Directors has unanimously approved and adopted the merger agreement and the transactions contemplated by the merger agreement. The Mt. Diablo Board believes that the merger is fair to and in the best interests of Mt. Diablo and you as the Mt. Diablo shareholders and unanimously recommends that you vote "FOR" approval of the merger agreement and the transactions contemplated thereby. For more information about the factors the Mt. Diablo Board considered, read the information under the heading entitled "The Merger -- Background of and Reasons for the Merger."

Solicitation and Revocation of Proxies

   A form of proxy is enclosed with this document. Shares of Mt. Diablo common stock represented by a properly executed proxy will, unless the proxy has been previously revoked, be voted at the special meeting as specified in the proxy. If no instructions are indicated, these shares will be voted FOR approval of the merger agreement and in the discretion of the proxy holder as to any other matter which may properly come before the meeting.

   You are requested to vote by completing, dating and signing the accompanying proxy card and returning it promptly to Mt. Diablo in the enclosed, postage-paid envelope. You should not send your stock certificates with your proxy card.

   If you have previously delivered a properly executed proxy, you may revoke it at any time before its exercise. You may revoke a proxy either by

  . filing with the Secretary of Mt. Diablo prior to the special meeting, at Mt. Diablo's principal executive offices, either a written revocation of the proxy or a duly executed proxy bearing a later date or

  . attending the meeting and voting in person. Your presence at the meeting will not revoke your proxy unless you vote in person.

Other Matters

   Mt. Diablo is unaware of any matter to be presented at the special meeting other than the proposal to approve the merger agreement. If other matters are properly presented at the special meeting, the persons named in the enclosed form of proxy will have authority to vote all properly executed proxies in accordance with their judgment on any other matters, including, without limitation, any proposal to adjourn or postpone the meeting, provided that no proxy that has been designated to vote against approval of the merger agreement will be voted in favor of any proposal to adjourn or postpone the meeting for the purpose of soliciting additional proxies to approve the merger agreement.

                                   THE MERGER

   The detailed terms of the merger are contained in the merger agreement attached as Annex A to this document. The following discussion and the discussion under "The Merger Agreement" describe the more important aspects of the merger and all of the material terms of the merger agreement. These descriptions are qualified in their entirety by reference to the merger agreement, which is incorporated by reference in this document. We encourage you to read the merger agreement carefully.

Structure of the Merger

   General. The merger agreement provides for Mt. Diablo to merge with and into Greater Bay. After the merger, Mt. Diablo National Bank, a wholly owned subsidiary of Mt. Diablo, will become a wholly owned subsidiary of Greater Bay. The articles of incorporation and bylaws of Greater Bay, as in effect immediately before the merger, will be the articles of incorporation and bylaws of Greater Bay after the merger. The directors and officers of Greater Bay immediately before the merger, along with John J. Hounslow, the Chairman and Chief Executive Officer of Mt. Diablo, will be the directors and officers of Greater Bay after the merger.

   Conversion of Shares. At the completion of the merger, each issued and outstanding share of Mt. Diablo common stock, other than shares as to which statutory dissenters' rights are perfected, will be converted into the right to receive:

  . if the average closing price is from $33.00 to $38.00, 0.975 shares of Greater Bay common stock;

  . if the average closing price is greater than $38.00, a number of shares of Greater Bay common stock equal to the quotient obtained by dividing (1) $37.05 plus the product of 0.333 times the difference between the average closing price and $38.00, by (2) the average closing price;

  . if the average closing price is less than $33.00, Greater Bay may elect to exercise a top up option in which case the conversion ratio will equal that number of shares of Greater Bay common stock equal to the quotient obtained by dividing $32.175 by the average closing price. If Greater Bay does not elect the top up option, then the Board of Directors of Mt. Diablo may give written notice to Greater Bay within one business day of receipt of written notice from Greater Bay of its decision not to elect the top up option of Mt. Diablo's intention to terminate the merger agreement. If Mt. Diablo does not elect to terminate the agreement, the conversion ratio will be 0.975 shares of Greater Bay common stock;

   . if, before the completion of the merger, Greater Bay publicly announces a transaction which if consummated would result in Greater Bay's shareholders owning less than 51% of the outstanding shares of the surviving corporation, which we refer to as a "Greater Bay acquisition transaction," the price to be paid to Greater Bay shareholders in the transaction would exceed $38.00 per share, and the transaction is not terminated before the completion of the Mt. Diablo merger, then, the conversion ratio will be 0.975 shares of Greater Bay common stock. If any Greater Bay acquisition transaction is terminated during the period for determining the average closing price, Greater Bay can elect either to set the conversion ratio at 0.975 or delay the completion of the Mt. Diablo merger to a date which is 25 trading days after the public announcement of the termination of the Greater Bay acquisition transaction.

   The term "average closing price" means the average closing sale price on The Nasdaq National Market of Greater Bay common stock for the 20 consecutive trading days ending at the end of the third trading day immediately prior to the completion of the merger. If Greater Bay changes the number of its outstanding shares through any reclassification, recapitalization, split-up, combination or exchange of shares, or if Greater Bay declares a stock dividend on the shares of Greater Bay common stock, then the conversion ratio also will be adjusted appropriately.

   As described above, the conversion ratio and the resulting value of the Greater Bay common stock to be received by shareholders of Mt. Diablo upon conversion depends upon the average closing price of Greater

Bay common stock. The following table shows the effective conversion ratio and the value of the Greater Bay common stock into which one share of Mt. Diablo common stock will be converted as a function of the average closing price of Greater Bay common stock.

                                                                        Value to be
                                                                        received per
         Assuming a              Each Mt. Diablo share                   Mt. Diablo
         Greater Bay               will be converted                   share (payable
       Average Closing            into this number of                  in Greater Bay
          Price of:               Greater Bay shares                       Stock)
       ---------------           ---------------------                 --------------
           $33.00                       0.9750                             $32.18
           $33.50                       0.9750                             $32.66
           $34.00                       0.9750                             $33.15
           $34.50                       0.9750                             $33.64
           $35.00                       0.9750                             $34.13
           $35.50                       0.9750                             $34.61
           $36.00                       0.9750                             $35.10
           $36.50                       0.9750                             $35.59
           $37.00                       0.9750                             $36.08
           $37.50                       0.9750                             $36.56
           $38.00                       0.9750                             $37.05
           $38.50                       0.9667                             $37.22
           $39.00                       0.9585                             $37.38
           $39.50                       0.9506                             $37.55
           $40.00                       0.9429                             $37.72

   For average closing prices of less than $33.00, the following tables show the conversion ratio and approximate value to be received by Mt. Diablo shareholders (1) if Greater Bay elects the top-up option, and (2) if Greater Bay does not elect the top-up option and Mt. Diablo accepts a fixed ratio of 0.975.

                         With Top-Up Election                Without Top-Up Election
                 ------------------------------------ --------------------------------------
                 Each Mt. Diablo
                  share will be                        Each Mt. Diablo
  Assuming a     converted into  Value to be received   share will be   Value to be received
  Greater Bay    this number of  per Mt. Diablo share converted to this per Mt. Diablo share
Average Closing      Greater     (payable in Greater  number of Greater (payable in Greater
   Price of:       Bay shares         Bay stock)         Bay shares          Bay stock)
---------------  --------------- -------------------- ----------------- --------------------
    $31.00           1.0379             $32.18              0.975              $30.23
    $31.50           1.0214             $32.18              0.975              $30.71
    $32.00           1.0055             $32.18              0.975              $31.20
    $32.50           0.9900             $32.18              0.975              $31.69

   No assurance can be given as to what will be the average closing price. No assurance can be given that the market price of Greater Bay common stock on or after consummation of the merger will approximate the average closing price.

   You are urged to obtain current market quotations for Greater Bay common stock and Mt. Diablo common stock. It is expected that the market price of Greater Bay common stock will fluctuate between the date of this document and the date on which the merger is completed and thereafter. Because the number of shares of Greater Bay common stock to be received by you in the merger will be determined based on the average closing price and the market price of Greater Bay common stock is subject to fluctuation, the value of the shares of Greater Bay common stock that you will receive in the merger may increase or decrease before and after the merger. This risk is further explained under "Risk Factors--The merger consideration you will receive will be effected by potential changes in relative stock prices."

   Fractional Shares. No fractional shares of Greater Bay common stock will be issued in the merger. Instead, if you would otherwise be entitled to receive a fractional share, Greater Bay shall pay you an amount in cash equal to the product obtained by multiplying (1) the closing sale price of Greater Bay common stock as reported on The Nasdaq National Market on the day immediately preceding the merger closing date times (2) the fraction of the share of Greater Bay common stock to which you would otherwise be entitled. You will not be entitled to dividends or other rights in respect of any fractional share.

Background of and Reasons for the Merger

   Background of Merger. Because Mt. Diablo has had relatively strong earnings in recent years, the Board of Directors of Mt. Diablo believed that Mt. Diablo could continue to operate successfully as an independent bank. However, in order to maintain appropriate capital ratios, its growth had required and would continue to require that Mt. Diablo raise new capital, and its capital raising efforts placed a burden on management in addition to its daily management of Mt. Diablo National Bank. The Board of Directors on an ongoing basis has attempted to remain open to strategic alternatives to maximize shareholder value.

   As part of Mt. Diablo's recognition of its obligation to maximize shareholder value, Mt. Diablo's Chairman and Chief Executive Officer has from time to time held informal discussions with senior management and board members of other banking institutions regarding the possibility of a business combination. In early 1999, the Board of Directors of Mt. Diablo reviewed Mt. Diablo's business and the possible strategic alternatives available to it, particularly in light of the current banking environment and the trend toward strategic consolidation in the banking industry. As part of this review, Mt. Diablo's Board determined that, as a general matter, were it to pursue a business combination, it would likely prefer to affiliate with a substantially larger institution. In the Board's view, a larger institution would most likely offer greater opportunity for a potential cash dividend; a more liquid stock; access to a broader array of products, services, experience and expertise that would match the needs of many of Mt. Diablo's customers and potential customers; the financial capacity to invest in innovative technology and customer delivery systems; competitive and marketing strength; and improved geographic diversification to reduce the dependence on the local economy. The Board believed that these characteristics would be favorable to its shareholders.

   To assist it in this process, the Board of Directors of Mt. Diablo engaged Joseph P. Colmery in March 1999 to provide it with strategic advice with respect to any such transaction. Mr. Colmery was formerly chief executive officer of California Bancshares and is experienced in negotiating and implementing mergers between banking institutions in Northern California. In August 1999, Mt. Diablo also engaged Hoefer & Arnett, an investment banking firm with substantial experience in bank mergers, to provide financial advice in connection with any proposed transaction.

   Following these internal discussions, Mt. Diablo's representatives engaged in preliminary discussions with representatives of another institution in April 1999. This institution had fewer assets than Greater Bay and its stock did not have the regular trading volume of Greater Bay's common stock. Mt. Diablo's Board of Directors concluded that the potential benefits of a combination with this institution did not outweigh the advantages of remaining independent. Thereafter, the Chairman of Mt. Diablo and Mt. Diablo's financial advisor held an informal meeting with David L. Kalkbrenner, the President and Chief Executive Officer of Greater Bay, in April 1999. Following that meeting, Mt. Diablo's representatives engaged in additional exploratory discussions regarding the possibility of a strategic combination involving Mt. Diablo and Greater Bay. Throughout this time, discussions remained preliminary and no specific transactions were discussed.

   At Mt. Diablo Board of Director meetings in April and May 1999, Mt. Diablo's financial advisor described the various strategic alternatives available to Mt. Diablo. After deliberations on the matter, the Board directed the Chairman and Mt. Diablo's financial advisor to further explore a business combination with Greater Bay. The Board concluded that a proposed combination with Greater Bay under the terms under discussion appeared to be superior to other tentative proposals in all respects. Factors that were noted in particular were Greater Bay's growth, its past and prospective profitability, its apparent competitive strength in its market, the geographic proximity of Greater Bay's market area to Mt. Diablo's market area, the liquidity in Greater Bay's common stock provided by its listing on The Nasdaq National Market, its success in completing past mergers, its internal growth in addition to its growth by acquisitions, the availability of pooling accounting, the tax-free nature of the proposed form of transaction and the proposed continued existence of Mt. Diablo as a community bank under Greater Bay as a multi-bank holding company.

   Between June and August of 1999, Mt. Diablo and Greater Bay permitted each other to conduct due diligence investigations of their respective operations. The parties began negotiation of a definitive agreement in mid-August. Mt. Diablo's Board of Directors met to consider the draft agreement on September
10. In that meeting, a representative of Hoefer & Arnett presented an analysis of the proposed merger consideration in relation to other bank merger transactions and in relation to the potential value of Mt. Diablo as an independent entity and verbally advised the Board of Hoefer's opinion that the merger consideration was fair from a financial point of view to the shareholders of Mt. Diablo. Also at that meeting, Mr. Colmery gave the Board a summary of the results of the due diligence investigation undertaken by the parties and of his view of the proposed transaction in light of his previous experience in bank mergers. Mt. Diablo's counsel reviewed the specific terms of the agreement with the Board. At the conclusion of the meeting, the Board approved the principal terms of the agreement and authorized management to negotiate the final terms and to sign the agreement on behalf of Mt. Diablo. In addition, each of the directors agreed to sign the Affiliate's Agreements, Shareholder's Agreements and Noncompetition Agreements that Greater Bay required as a condition to the agreement. Mt. Diablo and Greater Bay entered into the agreement on September 15, 1999.

   Reasons for the Merger. The Mt. Diablo Board believes the merger is fair from a financial point of view to its shareholders and is also in the best interests of its shareholders. Therefore, the Board unanimously approved the merger and unanimously recommends that its shareholders approve the merger. In reaching its decision, the Board considered the following factors:

  . the business, operations, condition and earnings of Greater Bay on an historical and prospective basis and of the combined company on a pro forma basis;

  . the potential cost savings, operating efficiencies and opportunities for revenue enhancement available to the combined company following the merger;

  . the historical and prospective stock price performance of Greater Bay common stock;

  . the compatibility of the respective businesses, operating philosophies and strategic objectives of Mt. Diablo and Greater Bay, including their decentralized management structures, the growth of their respective fee-based businesses and the superior credit quality of their respective loan portfolios;

  . the terms of the merger agreement, including the conversion ratio as a function of Mt. Diablo's earnings and book value per share;

  . the current and prospective economic and competitive environment facing the financial services industry generally and Mt. Diablo in particular, and the probable importance of economies of scale in enhancing efficiency and profitability;

  . Greater Bay's apparent success in completing and implementing previous mergers of community banks;

  . the presentation of Hoefer & Arnett to the Board on September 10, 1999 and its opinion that the merger consideration is fair from a financial point of view to the shareholders of Mt. Diablo;

  . the expectation that the merger will be tax-free (except as to cash paid in lieu of fractional interests and for dissenting shares) for federal income tax purposes to Mt. Diablo shareholders and will qualify as a pooling of interests for accounting and financial reporting purposes;

  . the generally favorable impact that the Board expects the merger to have on Mt. Diablo's customers, employees and the communities in its service area.

   The Board did not assign relative weight to any of the foregoing factors, and different directors may have assigned weights to different factors. The foregoing discussion of the information and factors considered by the Mt. Diablo Board of Directors is not intended to be exhaustive but is believed to include all material factors considered by the Board.

   The Mt. Diablo Board believes that the merger, including the conversion ratio, is fair to and in the best interests of Mt. Diablo and you as the Mt. Diablo shareholders and has unanimously approved and adopted the merger agreement and recommends that you vote for approval of the merger agreement.

Opinion of Financial Advisor

   General. Mt. Diablo engaged Hoefer & Arnett on August 25, 1999 to act as financial advisor to Mt. Diablo in connection with a possible sale to Greater Bay. As part of its engagement, Hoefer & Arnett agreed to render to Mt. Diablo's Board an opinion with respect to the fairness from a financial point of view of the consideration to be received by you in a potential sale of Mt. Diablo. Hoefer & Arnett is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. Mt. Diablo selected Hoefer & Arnett to render the opinion on the basis of its experience and expertise and its reputation in the banking and investment communities.

   At a meeting of Mt. Diablo's Board on September 10, 1999, Hoefer & Arnett delivered its oral opinion that the consideration to be received by the holders of Mt. Diablo's common stock in the merger was fair to those shareholders from a financial point of view, as of the date of that opinion. Hoefer & Arnett's oral opinion was subsequently confirmed in writing as of September 15, 1999 and affirmed on November 8, 1999.

   The full text of Hoefer & Arnett's written opinion to Mt. Diablo's Board, dated November 8, 1999, which sets forth the assumptions made, matters considered, and limitations of the review by Hoefer & Arnett is attached as Annex B to this proxy statement-prospectus. You should read the Hoefer & Arnett opinion carefully and in its entirety. The summary of Hoefer & Arnett's opinion included in this document is qualified in its entirety by reference to the full text of Hoefer & Arnett's opinion. In furnishing its opinion, Hoefer & Arnett does not admit that it is an expert with respect to the registration statement of which this proxy statement-prospectus is a part within the meaning of the term "expert" as used in the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission, nor does it admit that its opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. Hoefer & Arnett's opinion is directed to Mt. Diablo's Board, covers only the fairness from a financial point of view of the consideration to be received by you as of the date of the opinion and does not constitute a recommendation to you as to how you should vote at Mt. Diablo's annual meeting.

   In connection with its September 10, 1999 opinion, Hoefer & Arnett, among other things:

  . reviewed certain publicly available financial and other data with respect to Mt. Diablo and Greater Bay, including the consolidated financial statements for recent years and interim periods to June 30, 1999, and certain other relevant financial and operating data relating to Mt. Diablo and Greater Bay made available to Hoefer & Arnett from published sources and from the internal records of Mt. Diablo and Greater Bay,

  . reviewed the September 10, 1999 draft of the merger agreement,

  . reviewed certain publicly available information concerning the trading of, and market for, Mt. Diablo common stock and Greater Bay common stock,

  . compared certain financial data of Mt. Diablo and Greater Bay with those of certain other companies in the banking industry which Hoefer & Arnett deemed to be relevant,

  . considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the banking industry which Hoefer & Arnett deemed to be comparable, in whole or in part, to the merger,

  . conducted discussions with representatives of the senior management of Mt. Diablo and Greater Bay concerning their respective businesses and prospects,

  . reviewed certain information, including financial forecasts and related assumptions furnished to Hoefer & Arnett by Mt. Diablo and Greater Bay, respectively, and

  . performed such other analyses and examinations as Hoefer & Arnett deemed appropriate.

   In connection with Hoefer & Arnett's review, Hoefer & Arnett did not assume any obligation independently to verify the information listed above and relied on its accuracy and completeness in all material respects. With respect to the financial forecasts for Mt. Diablo and Greater Bay provided to Hoefer & Arnett by their respective managements, upon their advice and with Mt. Diablo's consent, Hoefer & Arnett assumed for purposes of its opinion that the forecasts were reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of Mt. Diablo and Greater Bay and that they provided a reasonable basis upon which Hoefer & Arnett could form its opinion. Hoefer & Arnett assumed that there were no material changes in Mt. Diablo's or Greater Bay's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to Hoefer & Arnett. Hoefer & Arnett relied on advice of counsel to Mt. Diablo as to all legal matters with respect to Mt. Diablo, the merger and the merger agreement. Hoefer & Arnett assumed that the merger will be completed in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations.

   In addition, Hoefer & Arnett did not assume responsibility for reviewing any individual credit files, or making an independent evaluation, appraisal or physical inspections of any of the assets or liabilities (contingent or otherwise) of Mt. Diablo or Greater Bay, nor was Hoefer & Arnett furnished with any such appraisals. Hoefer & Arnett is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with Mt. Diablo's consent, that such allowances for each of Mt. Diablo and Greater Bay were in the aggregate adequate to cover such losses. Mt. Diablo informed Hoefer & Arnett, and Hoefer & Arnett assumed, that the merger will be recorded as a pooling of interests under generally accepted accounting principles. Finally, Hoefer & Arnett's opinion was based on economic, monetary and market and other conditions as in effect on, and the information made available to Hoefer & Arnett as of, the date of the opinion.

   Set forth below is a brief summary of the information presented by Hoefer & Arnett to Mt. Diablo's Board on September 10, 1999, in connection with its opinion.

   Discounted Dividend Analysis. In performing the discounted dividend analysis, Hoefer & Arnett used Mt. Diablo's management estimates of earnings per share and dividend payments over a five-year period. The estimated earnings per share in the year 2003 was multiplied by an estimated price to earnings multiple ranging from 13.0x to 15.0x. This product was then added to the cumulative estimated dividends for the prior five years and the sum of these two numbers was discounted to the present using discount rates ranging from 15.0% to 17.5%. This analysis indicated that the present value of Mt. Diablo's future stock price plus dividends ranged form $21.50 to $27.29 per share. The $34.37 offer from Greater Bay, based on a closing price for Greater Bay common stock of $35.25 on September 7, 1999 exceeded the range of values implied by this analysis.

   Comparable Public Company Analysis. Hoefer & Arnett analyzed the financial performance and trading multiples of a comparison group of 17 publicly traded California banks. Mt. Diablo's historical financial performance is in line with the average performance of the selected California comparison group. The multiples that were analyzed were price-to-book value, price-to-tangible book value, price-to-latest twelve months

("LTM") earnings, and price-to-1999 estimated earnings. The median values of these multiples were then applied to Mt. Diablo's current values. This analysis indicated a reference range for Mt. Diablo's current common stock price from $20.12 to $22.50 with a median value of $20.54, as compared to Greater Bay's offer of $34.37 per share, and Mt. Diablo's current price of $32.13 per share.

   Analysis of Selected Merger Transactions. Hoefer & Arnett reviewed the consideration paid in selected categories of bank transactions for which the relevant information was publicly available. Specifically, Hoefer & Arnett reviewed selected bank transactions, involving (1) mergers in California from January 1, 1998 to September 7, 1999 with transaction values greater than $25 million and less than $100 million, and return on average assets greater than 1.0%, and (2) national mergers from January 1, 1999 to September 7, 1999 with transaction values greater than $25 million and less than $100 million, and return on average assets greater than 1.0%. The multiples paid to Mt. Diablo in this transaction are in line with multiples paid in transactions in each of the above categories. For each transaction, Hoefer & Arnett analyzed data illustrating, among other things, purchase price-to-book value, purchase price-to-tangible book value, purchase price-to-LTM earnings, and price-to-"implied" market value (average of Mt. Diablo's median imputed values based on comparable publicly traded company analysis).

   A summary of the median multiples in the analysis is as follows:

                                                  Price-to-           Premium-
                                        Price-to- Tangible            to-Price
                                          Book      Book    Price-to- 30 Days
   Transaction Categories                 Value     Value    LTM EPS   Prior
   ----------------------               --------- --------- --------- --------
   1998 to 1999 Year-to-Date Bank
    Mergers in California with
    Transaction Values Greater than $25
    Million and Less than $100 Million,
    and ROAA greater than 1.0%.........   2.6x      2.6x      20.1x     17.1%

   1999 Year-to-Date national Bank
    Mergers with Transaction Values
    Greater than $25 Million and Less
    than $100 Million, and ROAA Greater
    than 1.0%..........................   2.6x      3.0x      19.9x     41.0%

   A summary of the results of Hoefer & Arnett's analysis of the multiples to be paid in the merger with Greater Bay is as follows:

                              Price-to-                                            Premium-
          Price-to-           Tangible                  Price-to-                 to-Implied
            Book                Book                       LTM                      Market
            Value               Value                      EPS                      Value
          ---------           ---------                 ---------                 ----------
            3.8x                3.8x                      23.7x                      64.3%

   Contribution Analysis. Hoefer & Arnett analyzed the contribution of each of Mt. Diablo and Greater Bay to, among other things, assets, loans, deposits, and equity of the pro forma combined company for the period ending June 30, 1999, and projected net income for the calendar year ending December 31, 1999 and December 31, 2000. This analysis showed, among other things, that based on pro forma combined balance sheets for Mt. Diablo and Greater Bay at June 30, 1999, Mt. Diablo would have contributed approximately 8.6% of the assets, 9.4% of the gross loans, 9.3% of the deposits, and 8.8% of the equity. The pro forma projected income statement showed that Mt. Diablo would contribute approximately 8.0% of the net income in 1999, and 8.9% of the net income in 2000. Based on an exchange ratio of 0.975 of a share of Greater Bay common stock for each share of Mt. Diablo's common stock, holders of Mt. Diablo's common stock would own approximately 8.6% of the combined company based on common shares outstanding at June 30, 1999, in line with its mean contribution.

   Pro Forma Earnings Dilution Analysis. Using earnings estimates and projected growth rates for Mt. Diablo and Greater Bay provided by their respective managements, Hoefer & Arnett compared management's estimated earnings per share ("Estimated EPS") of Mt. Diablo's common stock on a stand-alone basis to the Estimated EPS of the common stock for the pro forma combined company for the calendar year ending December 31, 2000. Hoefer & Arnett noted that the merger would result in an accretion of 24.3% to Mt. Diablo's Estimated EPS for the year ending December 31, 2000. These estimates were used for purposes of this analysis only and are not necessarily indicative of expected results or plans of Greater Bay, Mt. Diablo or the combined institution. Additionally, this analysis did not incorporate any anticipated cost savings or revenue enhancements.

   Pickup Analysis. This analysis attempts to illustrate the increase in per share values to you as if the merger had been completed on January 1, 1999. As shown below, the analysis shows an increase to you in dividends, book value and earnings per share. In performing the pickup analysis, Hoefer & Arnett applied the exchange ratio of 0.975 of a share of Greater Bay common stock for each share of Mt. Diablo common stock and applied it to the pro forma per share values for Greater Bay. The results of this analysis were:

                                                                     Estimated
                                                                     Increase
                                                Current   Pro Forma    from
                                               Mt. Diablo Mt. Diablo  Current
                                                 Value     Value(1)    Value
                                               ---------- ---------- ---------
     Annualized Dividend Per Share............   $0.00      $ 0.46      NM
     Estimated 1999 EPS.......................    1.63        2.17     33.1%
     Estimated 2000 EPS.......................    2.15        2.67     24.2%
     Fully-Diluted Book Value Per Share.......    9.97       10.89      9.2%
     Fully-Diluted Tangible Book Value Per
      Share...................................    9.97       10.89      9.2%

--------
(1) Adjusted for exchange of 0.975 of a share of Greater Bay Bancorp common stock for each of Mt. Diablo common stock.

   The summary set forth above is not a complete description of the presentation by Hoefer & Arnett to Mt. Diablo's board or of the analyses performed by Hoefer & Arnett. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Hoefer & Arnett believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and factors, without considering all analyses set forth in its presentation to Mt. Diablo's board. In addition, Hoefer & Arnett may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Hoefer & Arnett's view of the actual value of Mt. Diablo or the combined company. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

   In performing its analyses, Hoefer & Arnett made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Mt. Diablo or Greater Bay. The analyses performed by Hoefer & Arnett are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Hoefer & Arnett's analysis of the fairness of the consideration to be received by you in the merger and were provided to Mt. Diablo's Board in connection with the delivery of Hoefer & Arnett's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or any time in the future. The forecasts used by Hoefer & Arnett in certain of its analyses are based on numerous variables and assumptions, which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those contemplated in such forecasts.

   As described under "The Merger--Background of and Reasons for the Merger," Hoefer & Arnett's opinion and presentation to Mt. Diablo's Board were among the many factors taken into consideration by Mt. Diablo's Board in making its determination to approve the merger agreement.

   Pursuant to its engagement letter, Mt. Diablo agreed to pay Hoefer & Arnett a fee of $70,000. Mt. Diablo has also agreed to reimburse Hoefer & Arnett for its reasonable out-of-pocket expenses, including reasonable fees and disbursements for Hoefer & Arnett's legal counsel and other experts retained by Hoefer & Arnett. Mt. Diablo has agreed to indemnify Hoefer & Arnett, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

Interests of Certain Persons in the Merger

   After completion of the merger, the Greater Bay Board of Directors will consist of the current members of that Board and John J. Hounslow, Mt. Diablo's Chairman and Chief Executive Officer. In addition, the Mt. Diablo National Bank Board of Directors will be comprised of nine directors, consisting of all but one of the current members of the Board and David L. Kalkbrenner, President and Chief Executive Officer of Greater Bay. James A. Mayer, President and Chief Executive Officer of Mt. Diablo National Bank, will continue to serve in those capacities.

   The former officers and employees of Mt. Diablo who become officers or employees of Greater Bay or who continue as officers or employees of Mt. Diablo National Bank will be entitled to participate in all employee benefits and benefit programs of Greater Bay, as the case may be, in accordance with the terms of those plans or programs.

   To the extent Greater Bay is not able to add the directors of Mt. Diablo to Greater Bay's directors and officers liability insurance policy, Mt. Diablo anticipates purchasing continued coverage under its' directors' and officers' insurance policy, which insurance will cover persons serving as directors and officers of Mt. Diablo before the merger for a period of three years from the completion of the merger.

   As of the record date of the special meeting, the directors and executive officers of Mt. Diablo beneficially owned 374,432 shares of Mt. Diablo common stock, not including shares such persons could acquire through the exercise of options, constituting approximately 30.8% of the outstanding shares of Mt. Diablo common stock as of the record date. The affirmative vote of an additional 20.2% of the outstanding shares of Mt. Diablo common stock entitled to vote at the meeting will be required in order to approve the merger agreement.

   If the merger takes place, outstanding options to purchase Mt. Diablo common stock held by directors, officers and employees of Mt. Diablo and Mt. Diablo National Bank will be automatically converted into options to acquire shares of Greater Bay common stock adjusted to account for the conversion ratio. Upon the signing of the merger agreement, there were outstanding options to purchase an aggregate of 322,958 shares of Mt. Diablo common stock.

   Upon the signing of the merger agreement, the executive officers and directors of Mt. Diablo held options to purchase 277,408 shares of Mt. Diablo common stock at a per share weighted average exercise price of $7.27. Upon consummation of the merger, these options will be assumed by and deemed to be options granted by Greater Bay. The options will be adjusted appropriately to reflect the conversion ratio. If exercised before the merger, the shares of Mt. Diablo common stock acquired will be converted into the right to receive Greater Bay common stock upon completion of the merger in the same manner as will the shares of Mt. Diablo common stock held by all other Mt. Diablo shareholders.

   In its consideration of the merger, Greater Bay made a determination that the continued service of Mr. Hounslow as a consultant to Greater Bay for a period of time after completion of the merger was critical to the successful integration of the two companies. As an inducement to retain Mr. Hounslow as a consultant of Greater Bay, Greater Bay has agreed to pay Mr. Hounslow a consulting fee of $16,500 per month for a period of six months.

Nasdaq Listing

   Greater Bay submitted an application on November 8, 1999 to list the shares of Greater Bay common stock to be issued in the merger on The Nasdaq National Market. The stock must be authorized for listing on Nasdaq for the merger to proceed.

Material Federal Income Tax Consequences

   Greater Bay and Mt. Diablo have obtained an opinion of counsel from Manatt, Phelps & Phillips, LLP, to the effect that, for federal income tax purposes, the merger is a tax-deferred reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code and shall not result in gain or loss for federal income tax purposes to Greater Bay or Mt. Diablo. In addition, the opinion states that the issuance of Greater Bay common stock in the merger will not result in the recognition of gain or loss by the holders of Mt. Diablo common stock who receive Greater Bay common stock in connection with the merger, nor shall the substitution of options result in any income or gain to the option holder or disqualify any substituted options as incentive stock options in connection with the merger.

   Based upon this opinion, the ancillary federal income tax consequences to the merger include the following:

  . Greater Bay and Mt. Diablo will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code;

  . no gain or loss will be recognized by Mt. Diablo on the transfer of its assets to Greater Bay solely in exchange for Greater Bay common stock and the assumption of Mt. Diablo's liabilities;

  . no gain or loss will be recognized by Greater Bay upon receipt of the assets of Mt. Diablo in exchange for Greater Bay common stock;

  . the basis of Mt. Diablo's assets in the hands of Greater Bay will be the same as the basis of such assets in the hands of Mt. Diablo immediately before the merger;

  . no gain or loss will be recognized by the shareholders of Mt. Diablo upon the transfer of their Mt. Diablo common stock solely in exchange for Greater Bay common stock;

  . Mt. Diablo dissenters, if any, will recognize gain or loss in connection with the merger;

  . holders of Mt. Diablo common stock who receive cash instead of fractional shares will recognize gain or loss as a result of receipt of the cash;

  . the basis of Greater Bay common stock to be received by the shareholders of Mt. Diablo in the merger will be the same as the basis of their Mt. Diablo common stock surrendered in exchange for the Greater Bay common stock;

  . the holding period of the Greater Bay common stock to be received by the Mt. Diablo shareholders in the merger will include the holding period of the Mt. Diablo common stock surrendered in exchange therefor, provided that the Mt. Diablo common stock is held as a capital asset;

  . the holding period of the assets of Mt. Diablo in the hands of Greater Bay will include the period during which the assets were held by Mt. Diablo;

  . provided that any stock options to purchase Mt. Diablo common stock and options to purchase Greater Bay common stock into which they will be converted do not have a readily ascertainable fair market value, the conversion of the Mt. Diablo options into Greater Bay options will not result in income, gain or loss to the holders of stock options; and

  . no gain or loss will be recognized by Mt. Diablo or Greater Bay upon the issuance of Greater Bay common stock to an optionee pursuant to the optionee's exercise of a stock option issued by Mt. Diablo and converted into an option to acquire Greater Bay common stock.

   The foregoing discussion is based upon current law and is intended for general information only. In addition, you are urged to consult with your own own tax advisor concerning the specific tax consequences of the merger to you, including the applicability and effect of foreign, state, local or other tax laws and of any future changes in the Internal Revenue Code, the Treasury Regulations, tax rulings or court decisions or other laws concerning taxes.

Accounting Treatment of the Merger

   The merger is expected to qualify as a pooling of interests for accounting and financial reporting purposes. Accordingly, after the merger, the assets, liabilities and shareholders' equity of Mt. Diablo will be added to the corresponding balance sheet categories of Greater Bay at their recorded book values, subject to any adjustments required to conform the accounting policies and financial statement classifications of the two companies. In future financial statements, the results of operations of Greater Bay will include the results of both Mt. Diablo and Greater Bay for the entire fiscal year in which the merger occurs and all preceding fiscal periods presented therein. Greater Bay must treat various expenses incurred to effect the merger as current charges against income rather than as adjustments to its balance sheet.

   The unaudited pro forma combined financial information contained in this document has been prepared using the pooling of interests accounting method to account for the merger, which is described under the headings entitled "Summary -- Selected Unaudited Pro Forma Combined Financial Data" and "Unaudited Pro Forma Condensed Combined Financial Information."

Exchange of Mt. Diablo Common Stock for Greater Bay Common Stock

   Promptly after the completion of the merger, Greater Bay will cause Norwest Bank Minnesota, N.A., to send to each holder of record of Mt. Diablo common stock transmittal materials for use in exchanging certificates representing shares of Mt. Diablo common stock for a certificate or certificates representing shares of Greater Bay common stock and a check for any fractional share interest. The transmittal materials will contain information and instructions with respect to the surrender of certificates representing shares of Mt. Diablo common stock in exchange for certificates representing shares of Greater Bay common stock.

   You should not send in your share certificates until you receive the letter of transmittal form and instructions.

   Following the completion of the merger and upon surrender of all of the certificates representing shares of Mt. Diablo common stock registered in the name of a holder of Mt. Diablo common stock, or a satisfactory indemnity bond if any of certificates are lost, stolen or destroyed, together with a properly completed letter of transmittal, Norwest Bank Minnesota, N.A. will mail to you a certificate or certificates representing the number of shares of Greater Bay common stock to which you are entitled, together with all undelivered dividends or distributions, less the amount of any withholding taxes which may be required, in respect of such shares and a check in the amount of any cash to be paid instead of fractional shares.

   Declaration of dividends by Greater Bay after the completion of the merger will include dividends on all Greater Bay common stock issued in the merger. However, no dividend or other distribution payable to the holders of record of Greater Bay common stock at or as of any time after the completion of the merger will be paid to the holders of Mt. Diablo common stock until they physically surrender all certificates as described above. Promptly after surrender, all undelivered dividends and other distributions, less the amount of any withholding taxes which may be required and a check for the amount representing any fractional share interest, will be delivered to the holder, in each case, without interest. After the completion of the merger, the stock transfer books of Mt. Diablo will be closed and there will be no transfers on the transfer books of Mt. Diablo.

                              THE MERGER AGREEMENT

Conditions to the Merger

   The obligation of Greater Bay and Mt. Diablo to consummate the merger is subject to the satisfaction or waiver on or before the completion of the merger of many conditions, including the following:

  . the merger agreement and the transactions contemplated by the merger agreement must receive all requisite approvals of the shareholders of Mt. Diablo;

  . no judgment, decree, injunction, order or proceeding will be outstanding or threatened by any governmental entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside the merger substantially in the form contemplated by the merger agreement;

  . all approvals or consents of any applicable governmental agency will have been obtained or granted for the merger and the transactions contemplated by the merger agreement and the applicable waiting periods under all laws will have expired;

  . the registration statement shall have been declared effective by the Securities and Exchange Commission and shall not be the subject of any stop order or proceedings seeking or threatening a stop order;

  . Greater Bay shall have received all state securities permits and other authorizations necessary to issue the Greater Bay common stock to consummate the merger;

  . the Greater Bay common stock issuable in the merger shall have been included for listing on Nasdaq;

  . Greater Bay and Mt. Diablo will have received an opinion reasonably satisfactory to Greater Bay and Mt. Diablo from Manatt, Phelps & Phillips, LLP to the effect that the merger will not result in the recognition of gain or loss for federal income tax purposes to Greater Bay or Mt. Diablo, nor will the issuance of Greater Bay common stock result in the recognition of gain or loss by holders of Mt. Diablo common stock who receive Greater Bay common stock in the merger, nor will the substitution of options result in any income or gain to the option holder or disqualify any such options as incentive stock options in connection with the merger; and

  . PricewaterhouseCoopers LLP will have confirmed in writing to Greater Bay and Mt. Diablo that the merger will qualify for pooling of interests accounting treatment.

   The obligation of Greater Bay to consummate the merger is also subject to fulfillment of various other conditions, including the following:

  . there will not have occurred, between September 15, 1999 and the completion of the merger, any materially adverse change in the business, financial condition, results of operations or prospects of Mt. Diablo on a consolidated basis;

  . less than 8% of the outstanding shares of Mt. Diablo common stock will be dissenting shares;

  . all remediation of environmental contamination or conditions on any Mt.
    Diablo property will have been completed to the satisfaction of Greater
    Bay;

  . at the close of business on the last day of the month prior to the completion of the merger, the Mt. Diablo adjusted book value will not be less than $12.2 million if the merger closes in December 1999, $12.4 million if the merger closes in January 2000, $12.6 million if the merger closes in February 2000 and $12.8 million if the merger closes in March 2000. Adjusted book value means Mt. Diablo's total shareholders' equity adjusted to eliminate all amounts paid for the exercise of Mt. Diablo stock options, to eliminate amounts related to accumulated other comprehensive income and to include the amount of consolidated accumulated other comprehensive income as of June 30, 1999, and to deduct any dividends paid;

  . receipt of a fairness opinion from First Security Van Kasper, financial advisor to Greater Bay;

  . at the close of business on the last day of the month prior to completion of the merger, Mt. Diablo's allowance for loan and lease losses will equal the greatest of $2.15 million, 1.42% of Mt. Diablo's loan portfolio and the mid-point of the range of values determined by an independent loan review consultant; and

  . the regulatory approvals for the merger will not impose any conditions which Greater Bay deems materially adverse or materially burdensome.

   The obligation of Mt. Diablo to consummate the merger are also subject to the fulfillment of other conditions, including the following:

  . there will not have occurred, between September 15, 1999 and the completion of the merger, any material adverse change in the business, financial condition, results of operations or prospects of Greater Bay on a consolidated basis; and

  . receipt of the Hoefer & Arnett fairness opinion.

   Additionally, the consummation of the merger is subject to the performance of covenants, the execution and delivery of ancillary documents, the accuracy of representations and warranties and the receipt of various legal opinions, third-party consents, officers' certificates and other documents.

   If these and other conditions are not satisfied or waived, the merger agreement may be terminated. The merger agreement may also be terminated upon the occurrence of certain other events which are more fully described under the heading entitled "--Termination."

Nonsolicitation

   Under the terms of the merger agreement, Mt. Diablo has agreed not to solicit, initiate or encourage any competing transaction (as defined below). In addition, Mt. Diablo has agreed, unless it determines, with advice of counsel, that its fiduciary duty requires otherwise, not to participate in any negotiations or discussions regarding, or furnish any information with respect to, or otherwise cooperate in any way in connection with, any effort or attempts to effect any competing transaction with or involving any person other than Greater Bay. This restriction does not apply, however, if Mt. Diablo receives a bona fide offer from a person other than Greater Bay and the Mt. Diablo Board responds in accordance with applicable fiduciary obligations. Mt. Diablo has agreed to promptly notify Greater Bay of the terms of any proposal which it may receive in respect of any competing transaction.

   The term "competing transaction" means any of the following involving Mt.
Diablo: a merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets representing 10% or more of Mt. Diablo's assets; a sale of shares of capital stock representing 10% or more of the voting power of Mt. Diablo; a tender offer or exchange offer for at least 10% of the outstanding shares of Mt. Diablo; a solicitation of proxies in opposition to approval of the merger by Mt. Diablo's shareholders; or a public announcement of an unsolicited bona fide proposal, plan or intention to do any of the foregoing.

   In the event Greater Bay terminates the merger agreement as the result of Mt. Diablo entering into a competing transaction, Mt. Diablo will pay Greater Bay $1,750,000.

   Similarly, Mt. Diablo may call off the merger if Greater Bay announces a Greater Bay acquisition transaction, and the other party requested Greater Bay to terminate the merger agreement between Greater Bay and Mt. Diablo. If that occurs, Greater Bay will have to pay Mt. Diablo $1,500,000. Greater Bay would also be required to pay this amount to Mt. Diablo if Greater Bay terminates the merger agreement for a reason not permitted by the merger agreement and then comsummates an acquisition transaction within 12 months following termination.

Expenses

   If Mt. Diablo terminates the merger agreement because Greater Bay fails to satisfy its obligations under the merger agreement, Greater Bay will be obligated to pay all of Mt. Diablo's expenses incurred in connection with the merger transaction, not to exceed $150,000.

   If Greater Bay terminates the merger agreement because Mt. Diablo's shareholders fail to approve the merger, or because Mt. Diablo fails to satisfy its obligations under the merger agreement, Mt. Diablo will be obligated to pay all of Greater Bay's expenses incurred in connection with the merger transaction, not to exceed $250,000.

Treatment of Options

   Each and every option to purchase shares of Mt. Diablo common stock issued and outstanding immediately before the completion of the merger and all obligations of Mt. Diablo under the Mt. Diablo stock option plans will, on and after the completion of the merger, be assumed by and be deemed to be options granted by Greater Bay to purchase that number of shares of Greater Bay common stock equal to the conversion ratio times the number of shares of Mt. Diablo common stock subject to the option rounded down to the nearest whole number of shares of Greater Bay common stock. The per share exercise price for the shares of Greater Bay common stock issuable upon exercise of such Mt. Diablo option will be determined by dividing the exercise price immediately before the completion of the merger by the conversion ratio.

Termination

   The merger agreement may be terminated at any time before the completion of the merger:

  . by mutual consent of Greater Bay and Mt. Diablo in writing;

  . by Mt. Diablo or Greater Bay immediately on the failure of the shareholders of Mt. Diablo to approve the merger agreement;

  . by Greater Bay or Mt. Diablo if any material breach or default by the other party is not cured within 20 days after notice;

  . by Greater Bay or Mt. Diablo if any governmental or regulatory authority denies or refuses to grant any approval, consent or authorization required to be obtained to consummate the transactions contemplated by the merger agreement unless, within 30 days after the denial or refusal, all parties agree to resubmit the application to the regulatory authority that has denied or refused to grant the approval, consent or qualification requested;

  . by Mt. Diablo or Greater Bay if any conditions set forth in Article 9 of the merger agreement shall not have been met by March 31, 1999;

  . by Mt. Diablo if any of the conditions of Article 10 of the merger agreement shall not have been met, or by Greater Bay if any of the conditions of Article 11 of the merger agreement shall not have been met, by March 31, 1999, or an earlier time as it becomes apparent that these conditions shall not be met;

  . by Greater Bay if Mt. Diablo shall have failed to comply with its agreements with respect to any competing transaction;

  . by Greater Bay if it is determined that the estimated cost of any environmental remediation on any Mt. Diablo property is in excess of $100,000 or is not reasonably determinable;

  . by Mt. Diablo if Greater Bay enters into a Greater Bay acquisition transaction and the third party requires the termination of the merger agreement; or

  . by Mt. Diablo if the average closing price of Greater Bay common stock is less than $33.00, subject to Greater Bay's right to exercise the top up option as explained under "The Merger-- Structure of the Merger-- Conversion of Shares."

Covenants; Conduct of Business Prior to Effective Time

   The merger agreement provides that, during the period from the date of the merger agreement to the completion of the merger, Mt. Diablo will conduct its business only in the normal and customary manner and in accordance with sound banking practices and will not, without the prior written consent of Greater Bay, which will not be unreasonably withheld, take any of the following actions:

  . issue any security except pursuant to the exercise of options outstanding as of the date of the merger agreement;

  . declare, set aside or pay any dividend, other than its regular cash dividend, or make any other distribution upon, or purchase or redeem any shares of its stock;

  . amend its articles of incorporation or its bylaws;

  . grant any general or uniform increase in the rate of pay of employees or employee benefits;

  . grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any person or voluntarily accelerate the vesting of any employee benefits;

  . make any capital expenditure in excess of $50,000, except for ordinary repairs, renewals and replacements;

  . compromise, settle or adjust any assertion or claim of a deficiency in taxes, extend the statute of limitations with any tax authority or file any pleading in court on any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

  . grant, renew or commit to grant or renew any extension of credit or amend the terms of any credit outstanding on the date hereof to any person that would exceed $200,000 on an unsecured basis or $500,000 if secured by real estate;

  . change its tax or accounting policies and procedures or any method or period of accounting unless required by generally accepted accounting principles or by law or regulation;

  . grant or commit to grant any extension of credit or amend the terms of any credit outstanding as of the date of the merger agreement to any executive officer, director or holder of 10% or more of the outstanding Mt. Diablo common stock, or any affiliate of such person, if the credit would exceed $25,000;

  . close any offices at which business is conducted or open any new office, except Mt. Diablo may close its temporary Pleasanton office and open a permanent Pleasanton office and a Blackhawk office;

  . adopt or amend any employment agreement or other employee benefit plan or arrangement except amendments as are required by law;

  . change any policies and practices with respect to liquidity management and cash flow planning, lending, personnel practices, accounting or any other material aspect of its business or operations, except those changes as may be required in the opinion of management to respond to economic or market conditions or as may be required by generally accepted accounting principles or by applicable governmental authorities;

  . grant any person a power of attorney or similar authority;

  . make any investment by purchase of stock or securities, contributions to capital, property transfers or otherwise in any other person, except for investments made in the ordinary course of business consistent with past practice;

  . amend, modify or terminate, except in accordance with its terms, any material contract or enter into any material agreement or contract;

  . sell, transfer, mortgage, encumber or otherwise dispose of any assets or release any claims, except in the ordinary course of business consistent with past practice;

  . knowingly take any action which would or is reasonably likely to

    --adversely affect the ability of Greater Bay or Mt. Diablo to obtain any necessary regulatory approval of the merger;

    --adversely affect Mt. Diablo's ability to perform its covenants and agreements under the merger agreement; or

    --result in any of the conditions relating to the performance of Greater Bay's or Mt. Diablo's obligations under the merger agreement not being satisfied;

  . make any special or extraordinary payments;

  . reclassify any investment security from held-to-maturity or available for sale to trading;

  . sell any security other than in the ordinary course of business, or engage in gains trading;

  . take title to any real property without conducting an environmental investigation, which shall disclose the absence of any suspected environmental contamination;

  . knowingly take or cause to be taken any action which would prevent the transactions contemplated by the merger agreement from qualifying as a tax free reorganization or prevent Greater Bay from accounting for the business combination to be effected by the merger as a pooling of interests;

  . settle any claim involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

  . make, acquire, or reacquire any loan that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect on December 31, 1998; or renew, extend the maturity of, or alter any of the material terms of any such loan for a period of greater than six months; or

  . borrow money or become responsible for the obligations of any other person, except

    --in connection with banking transactions with banking customers in the ordinary course of business or

    --short-term borrowings made at prevailing market rates and terms.

   The merger agreement also provides that Mt. Diablo will:

  . use its commercially reasonable efforts to preserve its present business organization and its relationships and goodwill with account holders, borrowers, employees and others having business relationships with Mt. Diablo or Mt. Diablo National Bank;

  . use its commercially reasonable efforts to keep in full force and effect all material licenses and permits;

  . use its commercially reasonable efforts to maintain insurance coverage substantially the same as in effect as of the date of the merger agreement;

  . perform its material contractual obligations;

  . duly observe and conform in all material respects to all lawful requirements applicable to its business;

  . maintain its assets and properties in good condition and repair, normal wear and tear excepted;

  . periodically furnish to Greater Bay information, loan reports and updates of information previously provided;

  . promptly notify Greater Bay of communications from tax authorities, material litigation and any event which has had or may reasonably be expected to have a materially adverse effect on the financial condition, operations, business or prospects on a consolidated basis;

  . provide Greater Bay with access to information about Mt. Diablo;

  . maintain an allowance for loan and lease losses consistent with past practices; and

  . use its reasonable efforts between the date of the merger agreement and the completion of the merger to take all actions necessary or desirable to complete the merger, including the filing of any regulatory applications.

   The merger agreement also provides that Greater Bay will not, without the prior written consent of Mt. Diablo:

  . take any action which would or is reasonably likely to adversely affect the ability of Greater Bay to obtain any necessary regulatory approvals for the merger, adversely affect Greater Bay's ability to perform its covenants under the merger agreement or result in any of the conditions to the performance of its obligations under the merger agreement not being satisfied;

  . take any action which would disqualify the merger as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code;

  . amend its articles of incorporation in any respect which would materially adversely affect the rights and privileges attendant to Greater Bay common stock; or

  . enter into a Greater Bay acquisition transaction that requires the termination of the merger agreement, subject to the fiduciary duties of the Board of Directors of Greater Bay.

   The merger agreement also provides that Greater Bay will:

  . duly observe and conform in all material respects to all lawful requirements applicable to its business;

  . use its commercially reasonable efforts to have the directors and officers of Mt. Diablo and Mt. Diablo National Bank added to Greater Bay's directors' and officers' liability insurance policy;

  . provide Mt. Diablo with access to information about Greater Bay;

  . file all necessary regulatory applications; and

  . reserve for issuance sufficient shares of Greater Bay common stock to issue in connection with the merger.

   The merger agreement also provides that each of Greater Bay and Mt. Diablo will:


  . use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by the merger agreement as promptly as practical;

  . obtain the consent of the other before it issues any press release or makes any public statement with respect to the merger agreement or the transactions contemplated by the merger agreement; and

  . cause to be prepared, at Greater Bay's discretion, one or more environmental investigations with respect to real property owned or leased by Mt. Diablo.

Amendment and Waiver

   Subject to applicable law, the merger agreement may be amended at any time by the action of the Boards of Directors of Greater Bay or Mt. Diablo without action by their shareholders if Greater Bay and Mt. Diablo mutually agree in writing to the amendment. In addition, either Greater Bay or Mt. Diablo by action of their respective Boards of Directors, may, at any time before completion of the merger, extend the performance of any obligation or action required by the merger agreement, waive inaccuracies in representations and warranties and waive compliance with any agreements or conditions for their respective benefit contained in the merger agreement.

Agreements with Certain Shareholders

   Greater Bay has entered into shareholder's agreements with various shareholders of Mt. Diablo, each of whom is also a director of Mt. Diablo, pursuant to which these directors have agreed to vote all shares of

Mt. Diablo common stock which they own or hold in trust in favor of the approval of the merger agreement, thereby increasing the likelihood that the merger agreement will be approved by the shareholders of Mt. Diablo.

   Greater Bay has entered into noncompetition agreements with each of the Mt. Diablo directors, pursuant to which these directors have agreed, among other things and with limited exceptions, not to participate or engage in any business which is competitive with Greater Bay or Mt. Diablo National Bank for a period of two years after the completion of the merger.

Resales of Greater Bay Common Stock

   The shares of Greater Bay common stock to be issued to Mt. Diablo shareholders in the merger have been registered under the Securities Act. These shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of Mt. Diablo. An affiliate of a corporation, as defined by the Securities Act, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, that corporation. Any subsequent transfer by an affiliate of Mt. Diablo must be made in compliance with the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act.

   Securities and Exchange Commission guidelines regarding qualifying for the pooling of interests method of accounting also limit sales of shares of the acquiring company and acquired company by affiliates of either company in a business combination such as the merger. These guidelines indicate that the pooling of interests method of accounting will generally not be challenged on the basis of sales by affiliates if these persons do not dispose of any of the shares of the corporation they own or any shares of the corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published.

   Mt. Diablo has delivered to Greater Bay an agreement for each affiliate of Mt. Diablo that such person will not dispose of:

  . any Greater Bay common stock in violation of the Securities Act; or

  . any Mt. Diablo common stock or Greater Bay common stock during the pooling restricted period.

Regulatory Approvals

   Under the merger agreement, Greater Bay and Mt. Diablo have agreed to use their commercially reasonable efforts to obtain all necessary actions or nonactions, extensions, waivers, consents and approvals from any governmental authority necessary, proper or advisable to consummate the transactions contemplated by the merger agreement. The approval of the Federal Reserve Board under the Bank Holding Company Act of 1956 is the only regulatory approval required.

   The closing of the merger is conditioned on the receipt of approval from the Federal Reserve Board. If the Federal Reserve Board imposes any conditions that Greater Bay deems will materially and adversely affect Greater Bay or will materially burden Greater Bay, then Greater Bay will use commercially reasonable efforts to obtain the removal of the condition. If the condition is not removed, Greater Bay is not required to complete the merger.

   Section 3 of the Bank Holding Company Act requires the Federal Reserve Board, when considering a transaction such as the merger, to take into consideration the financial and managerial resources, including the competence, experience and integrity of the officers, directors and principal stockholders, and the future prospects of the existing and proposed institutions and the effect of the transaction on the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction and of the resulting institutions. In considering financial and managerial factors, the Federal Reserve Board will also assess the degree to which Greater Bay and Mt. Diablo are taking appropriate steps to assure that electronic data processing systems and those of their vendors can safely accommodate the upcoming change to the new millennium and plans for ensuring Year 2000 readiness of the resulting organization.

   The Bank Holding Company Act prohibits the Federal Reserve Board from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States or its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other respect result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the merger are clearly outweighed by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

   In addition, under the Community Reinvestment Act of 1977, as amended, the Federal Reserve Board must take into account the record of performance of the depository institution subsidiaries of Greater Bay and Mt. Diablo in meeting the credit needs of the communities served by such institutions, including low- and moderate-income neighborhoods.

   The merger may not be completed until the 30th day, or, with the consent of the relevant agencies, the 15th day, following the date of the Federal Reserve Board approval, during which period the United States Department of Justice may comment adversely on the merger or challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board approval unless a court specifically orders otherwise.

                        DISSENTING SHAREHOLDERS' RIGHTS

   Mt. Diablo shareholders are entitled to dissenters' appraisal rights in connection with the merger. The procedures for shareholders to obtain dissenters' rights are set forth in Chapter 13 of the California General Corporation Law. The information set forth below is a general summary of Chapter 13 dissenters' rights as they apply to Mt. Diablo shareholders, which is qualified in its entirety by reference to Chapter 13. Sections 1300 through 1304 of Chapter 13 are attached hereto as Annex C. If you wish to exercise dissenters' rights or wish to preserve the right to do so you should carefully read Annex C. You must follow exactly the required procedures set forth in Chapter 13 of the California General Corporation Law or any dissenters' rights may be lost.

   If the merger is consummated, any of you who elect to exercise your dissenters' rights and comply with the procedures set forth in Chapter 13 will be entitled to receive an amount equal to the fair market value of your shares. Chapter 13 provides the fair market value shall be determined as of September 14, 1999, the day before the public announcement of the merger. Mt. Diablo believes the fair market value is equal to $27.29 for purposes of your dissenters' rights.

   You must satisfy each of the following requirements for your shares to be considered dissenting shares under Chapter 13. First, you must have shares of Mt. Diablo common stock that are outstanding as of the record date of the special meeting. Second, you must not vote the common stock "FOR" the proposal to approve the merger agreement. Third, you must demand that Mt. Diablo purchase your shares as described below. Lastly, you must surrender your certificates for endorsement as described below. If you return a proxy without voting instructions or with instructions to vote "FOR" the proposal to approve the principal terms of the merger agreement, your shares will automatically be voted in favor of the merger and you will lose your dissenters' rights.

   If the merger is approved by the shareholders, Mt. Diablo will have 10 days after the approval to mail those shareholders who did not vote in favor of the merger written notice of the approval along with a copy of Sections 1300 through 1304 of Chapter 13. In the notice of approval, Mt. Diablo must state the price it determines represents the fair market value of the dissenting shares. This price constitutes an offer by Mt. Diablo to purchase the dissenting shares at the price stated. Additionally, Mt. Diablo must set forth in the approval notice a brief description of the procedures a shareholder must follow if he or she desires to exercise dissenters' rights.

   Within 30 days after the date on which Mt. Diablo mails the notice of the approval of the merger, Mt. Diablo must receive the shareholder's written demand that Mt. Diablo purchase the dissenting shares and pay the shareholder their fair market value in cash. In the written demand, Chapter 13 requires shareholders to specify the number shares they hold of record which they are demanding Mt. Diablo to purchase. In the written demand, shareholders must also include a statement of the amount they claim to be the fair market value of those shares as of September 14, 1999. This price constitutes an offer by the shareholder to sell the dissenting shares at the price stated.

   Within 30 days after the date on which Mt. Diablo mails the notice of the approval of the merger, dissenting shareholders must also submit the certificates representing the dissenting shares to Mt. Diablo at the office it designates in the notice of approval. Mt. Diablo will stamp or endorse the certificates with a statement that the shares are dissenting shares or Mt. Diablo will exchange the certificates with certificates of appropriate denomination that are so stamped or endorsed. If a shareholder transfers any shares of Mt. Diablo common stock before submitting the shares for endorsement, then such shares will lose their status as dissenting shares.

   If Mt. Diablo and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to receive the agreed price, together with interest thereon at the legal rate on judgments from the date of the agreement between Mt. Diablo and the dissenting shareholder. Mt. Diablo shall pay the fair value of the dissenting shares within 30 days after

Mt. Diablo and the shareholder agree upon the price of the shares or within 30 days after any statutory or contractual conditions to the merger have been satisfied, whichever is later. Mt. Diablo's duty to pay is subject to the shareholder surrendering the certificates and is also subject to the restrictions imposed under California law on the ability of Mt. Diablo to purchase its outstanding shares.

   If Mt. Diablo denies that the shares surrendered are dissenting shares or Mt. Diablo and the dissenting shareholder fail to agree upon the fair market value of such shares, then the dissenting shareholder may, within six months after the notice of approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make these determinations. In the alternative, the shareholder may intervene in any pending action brought by any other dissenting shareholder. If the shareholder fails to file a complaint or fails to intervene in a pending action within the specified six-month period, the dissenter's rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, the fair market value as of the day before the announcement of the merger.

   If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing the merger, then the court will suspend any civil suits filed by shareholders to determine whether shares are dissenting shares or to determine the fair market value of dissenting shares. Any Mt. Diablo shareholder who has appraisal rights under Chapter 13 of the California General Corporation Law may not attack the validity of the merger or have the merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the merger have been legally voted in favor of the merger.

   This summary has already described situations where shareholders of Mt. Diablo will cease to have dissenters' appraisal rights. In addition to the situations described above, shareholders of Mt. Diablo will cease to have dissenters' appraisal rights if:

  . Greater Bay or Mt. Diablo abandons the merger in which case Mt. Diablo will pay any dissenting shareholder who has filed a complaint, as described above, all necessary expenses and reasonable attorneys' fees incurred in such proceedings; or

  . The dissenting shareholder withdraws his or her demand for the purchase of the dissenting shares with the consent of Mt. Diablo.

   One condition to the obligation of Greater Bay to consummate the merger is, however, that dissenting shares constitute less than 8% of the outstanding shares of Mt. Diablo common stock. In calculating this percentage, Greater Bay will not include shareholders that either withdraw their demand for Mt. Diablo to purchase their shares or that lose their dissenters' appraisal rights.

      DESCRIPTION OF GREATER BAY COMMON STOCK AND MT. DIABLO COMMON STOCK

   In the merger, you will exchange your shares of Mt. Diablo common stock for shares of Greater Bay common stock. Both Greater Bay and Mt. Diablo are California corporations subject to the provisions of the California General Corporation Law. On consummation of the merger, you will become Greater Bay shareholders. The articles of incorporation and bylaws of Greater Bay, in addition to the California General Corporation Law, will govern your rights as Greater Bay shareholders.

   Set forth below is a summary of the material features of the Greater Bay common stock and the Mt. Diablo common stock. Also set forth below is a summary of the material differences between the rights of a holder of Greater Bay common stock and a holder of Mt. Diablo common stock.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Greater Bay and Mt. Diablo, Greater Bay and Mt. Diablo have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Stock Description

   Greater Bay. Greater Bay has authority to issue 24,000,000 shares of Greater Bay common stock and 4,000,000 shares of serial preferred stock, without par value. On the record date, there were 12,258,469 shares of Greater Bay common stock outstanding. There are no shares of preferred stock outstanding. On any matter submitted to a vote of the shareholders, holders of Greater Bay common stock are entitled to one vote, in person or by proxy, for each share of Greater Bay common stock held of record in the shareholder's name on the Greater Bay books as of the record date. Holders of any class of Greater Bay common stock lack the right to cumulate votes at any election of directors. Each share of Greater Bay common stock has the same rights, privileges and preferences as every other share and will share equally in Greater Bay's net assets upon liquidation or dissolution. Greater Bay common stock has no preemptive, conversion or redemption rights, or sinking fund provisions.

   The Greater Bay Board of Directors, without shareholder approval, may authorize one or more classes of serial preferred stock with preferences or voting rights that may adversely affect the rights of holders of Greater Bay common stock. Although it is not possible to state the actual effect any issuance of serial preferred stock might have upon the rights of holders of the Greater Bay common stock, the issuance of serial preferred stock might

  . restrict dividends on Greater Bay common stock if preferred stock dividends have not been paid;

  . dilute the voting power and equity interest of holders of Greater Bay common stock to the extent that any preferred stock series has voting rights or is convertible into Greater Bay common stock; or

  . prevent current holders of Greater Bay common stock from participating in Greater Bay's assets upon liquidation until any liquidation preferences granted to the holders of the serial preferred stock are satisfied.

   In addition, Greater Bay's issuance of serial preferred stock, may, under certain circumstances, have the effect of discouraging an attempt to change control of Greater Bay. The Greater Bay Board of Directors recently adopted a shareholder rights plan and distributed preferred share purchase rights to protect Greater Bay from improper takeover tactics and unfair takeover bids. A detailed description of the shareholder rights plan is set forth below.

   Greater Bay's articles of incorporation provide that the liability of Greater Bay directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Additionally, Greater Bay has authority to provide for the indemnification of Greater Bay agents, as defined in Section 317 of the California General Corporation Law, in excess of that expressly permitted by Section 317 for breach of duty to the corporation and its shareholders. Greater Bay is allowed to provide this indemnification to the extent not prohibited by applicable sections of California law.

   Shareholders are entitled to dividends when declared by the Greater Bay Board of Directors, after satisfaction of the prior rights of holders of outstanding preferred stock, if any, subject to certain restrictions on payment of dividends imposed by California law. The transfer agent and registrar for Greater Bay Common Stock is Norwest Bank Minnesota, N.A.

   Mt. Diablo. Mt. Diablo is authorized to issue 10,000,000 shares of common stock, no par value, of which 1,214,803 shares are issued and outstanding as of the record date, and 5,000,000 shares of preferred stock, no par value, none of which are issued and outstanding. In addition, 360,000 shares of Company common stock are reserved for issuance pursuant to the Amended and Restated 1992 Stock Option Plan, of which options to purchase a total of 322,958 shares had been granted and were outstanding and options to purchase 27,117 shares remained available for grant thereunder as of the record date. Mt. Diablo's Board of Directors may issue additional shares of common stock without shareholder approval. Issuance of these additional shares could cause a dilution of the book value of the stock and the voting power of present shareholders. The holders are entitled to one vote per share on all matters presented to them except that, on prior notice, they have the right to cumulate votes in the election of directors.

   The common stock of Mt. Diablo has no preemptive, subscription or conversion rights, or redemption or repurchase provisions. These shares are non-assessable and require no sinking fund. Each shareholder is entitled to receive dividends that may be declared by the Board of Directors and to share pro rata in the event of dissolution or liquidation.

   Mt. Diablo has paid no cash dividends on its common stock since its organization. Currently, Mt. Diablo has no plans to pay dividends in the foreseeable future. Mt. Diablo's assets consist of its investment in the Bank and the availability of funds for dividends to be paid by Mt. Diablo to its shareholders will depend primarily upon the receipt of dividends from the Bank. Mt. Diablo's ability to pay dividends will also depend on its future earnings, financial condition, whether Mt. Diablo incurs indebtedness (to which Bank dividends, if any, may be applied), and other factors.

   Under California law, Mt. Diablo may not pay a dividend if, after giving effect to the dividend, Mt. Diablo would be unable to meet its liabilities as they mature (except those whose payment is otherwise adequately provided for). Mt. Diablo may pay a dividend if (1) the corporation's retained earnings equal at least the amount of the proposed distribution; or (2) after giving effect to the dividend, the corporation's assets equal at least 125% of its liabilities and certain other conditions are met. Since the 125% ratio is equivalent to a capital-to-assets ratio of 20%, Mt. Diablo, based on its current capital ratios, will not be likely to meet this last test and therefore may pay cash dividends only if it has sufficient retained earnings. A bank holding company may not pay a cash dividend if its capital ratios would fall below regulatory requirements as a result of the dividend. The FRB also may prohibit payment of cash dividends if it determines that the payment might be unsafe or unsound.

   ChaseMellon Shareholder Services LLC is the Transfer Agent for Mt. Diablo's common stock.

Material Differences Between Holders of Greater Bay Stock and Mt. Diablo Stock

 Cumulative Voting

   Greater Bay. Greater Bay shareholders do not have cumulative voting in the election of directors.

   Mt. Diablo. Shareholders of Mt. Diablo are entitled to cumulate their votes for the election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held in the shareholder's name on the record date. This total number of votes may be cast for one nominee or may be distributed among as many candidates as the shareholder desires. The candidates, up to the number of directors to be elected, receiving the highest number of votes are elected.

 Classified Board of Directors

   Greater Bay. Greater Bay's Board of Directors is divided into three classes of directors, with each class of directors serving for staggered three-year terms. Greater Bay's bylaws provide for the election of directors by class for a term of three years and until his or her successor is elected and qualified.

   Mt. Diablo. The Mt. Diablo bylaws provide that directors will be elected at each annual meeting of shareholders. However, if for any reason the annual meeting is not held or the directors are not elected at the annual meeting, then the Mt. Diablo bylaws provide that the directors may be elected at a special meeting of shareholders called and held for that purpose. A director's term of office begins immediately after he or she is elected and continues until his or her successor is elected or qualified.

 Shareholder Rights Plan

   Greater Bay. On November 17, 1998, the Greater Bay Board of Directors declared a dividend distribution of one share purchase right for each outstanding share of Greater Bay common stock to shareholders of record at the close of business on November 30, 1998. Each Greater Bay right entitles the registered holder to purchase from Greater Bay one one-hundredth of a share of Series A Preferred Stock. The initial purchase price of each right is $145, subject to adjustment.

   These rights will also attach to all shares of Greater Bay common stock issued after November 30, 1998, but before the distribution date, as discussed below. The description and terms of the rights are set forth in a rights agreement.

   The rights are attached to all Greater Bay common stock certificates representing shares currently outstanding and no separate certificates evidencing these rights have been distributed. Greater Bay has sent a copy of a Summary of Rights to Purchase Common Shares to its shareholders. The right will separate from the Greater Bay common stock (this is referred to as the distribution date) upon the earlier of

  . 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership or record ownership of 10% or more of the outstanding shares of Greater Bay common stock,

  . 10 business days following the commencement of, or the public announcement of an intent to make, a tender offer or exchange offer that would result in a person or group beneficially owning 10% or more of the outstanding shares of Greater Bay common stock; or

  . the date a person or group becomes the beneficial or record owner of 10% or more of the outstanding shares of Greater Bay common stock, and the actions that person proposes to take are likely to have a material adverse impact on the business or prospects of Greater Bay; that person intends to cause Greater Bay to repurchase the common stock owned by that person; that person exercises or attempts to exercise a controlling influence over Greater Bay; or that person transfers all or a portion of Greater Bay common stock in a manner that results in a person owning 9.9% or more of the Greater Bay common stock (an "Adverse Person").

   Until the distribution date, the rights will be evidenced by the Greater Bay common stock certificates together with a copy of the Summary of Rights to Purchase Common Shares attached to the certificate and will be transferred only with the Greater Bay common stock certificates. Also, new Greater Bay common stock certificates issued after November 30, 1998 will contain a notation incorporating the rights agreement by reference. The surrender or transfer of any certificates for common stock outstanding even without the notation or a copy of the Summary of Rights to Purchase Common Shares will also constitute the transfer of the rights represented by the certificates.

   The rights are not exercisable until the distribution date and will expire on November 17, 2008, unless Greater Bay extends this date or the rights are earlier redeemed by Greater Bay as described below.

   While each right initially will provide for the acquisition of one one-hundredth of a share of Series A Preferred Stock at the purchase price, the rights agreement provides that the purchase price is subject to adjustment from time to time to prevent dilution

  . in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock;

  . upon the grant to holders of the preferred stock of rights or warrants to subscribe for or purchase preferred stock at a price, or securities convertible into preferred stock with a conversion price, less than the then current market price of the preferred stock; or

  . upon the distribution to holders of the preferred stock of evidences of indebtedness or assets, excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in preferred stock, or of subscription rights or warrants, other than those referred to above.

   If Greater Bay is acquired in a merger or other business combination, or 50% or more of Greater Bay's consolidated assets or earnings power is sold, each holder of a right will have the right to receive, upon exercise and payment of the purchase price, common stock of the acquiring company having a value equal to twice the purchase price.

   If any person becomes an Acquiring Person or an Adverse Person, each holder of a right, other than rights beneficially owned by the Acquiring Person or Adverse Person (which will become void), will then have the right to receive, upon exercise and payment of the purchase price, fractions of shares of preferred stock having a value equal to twice the purchase price.

   At any time after an Acquiring Person obtains 10% or more of Greater Bay common stock and before the Acquiring Person obtains 50% of Greater Bay common stock, Greater Bay may exchange all or part of the rights for shares of Greater Bay common stock at an exchange ratio of one share per right, subject to adjustment.

   With limited exceptions, the rights agreement does not require adjustment to the purchase price until cumulative adjustments require an adjustment of at least 1% in the purchase price. The rights agreement also disallows the issuance of fractional shares of preferred stock, other than fractions that are integral multiples of one one-hundredths, and instead of issuing fractional shares, a cash adjustment will be made based on the market price of the preferred stock on the last trading day before the date of exercise.

   At any time before a person becomes an Acquiring Person or an Adverse Person, Greater Bay may redeem the rights in whole, but not in part, at a price of $.001 per right. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders will be to receive the redemption price.

   Greater Bay may amend the terms of the rights without the consent of the holders of the rights, including an amendment to extend the expiration date and, provided there is no Acquiring Person or Adverse Person, to extend the period during which the rights may be redeemed, except that from and after the time that any person becomes an Acquiring Person or an Adverse Person no amendment may adversely affect the interests of the holders of the rights.

   Until a right is exercised, the holder of a right will have no rights as a shareholder of Greater Bay, including, without limitation, the right to vote or to receive dividends.

   The rights may have certain anti-takeover effects. The rights agreement is designed to maximize the long-term value of Greater Bay and protect Greater Bay's shareholders from improper takeover tactics or from takeover bids that are not fair to all Greater Bay shareholders.

   Mt. Diablo. Mt. Diablo does not have a shareholder rights plan.

 Super-majority Voting for Certain Business Combinations

   Greater Bay. Greater Bay does not require super-majority shareholder voting for business combinations. However, the Greater Bay articles of incorporation provide that the vote of not less than two-thirds of all members of the Greater Bay Board of Directors is required to approve the following types of transactions:

  . any merger, sale of control or sale of material assets of Greater Bay;

  . the creation of any new business unit of Greater Bay or any subsidiary;

  . any operating budget, or any material change therein of Greater Bay or any subsidiary; or

  . any material change in the business organization or organizational structure of Greater Bay or any subsidiary.

   Mt. Diablo. Mt. Diablo's articles of incorporation require the approval of the holders of at least two-thirds of the outstanding shares of Mt. Diablo common stock for any merger, consolidation, liquidation or dissolution of Mt. Diablo or any action that would result in the sale or other disposition of all or substantially all of the assets of Mt. Diablo. However, if the foregoing business transactions have received prior approval of the Mt. Diablo Board of Directors, the articles of incorporation require the approval of holders of at least 51% of the outstanding shares. Because the Mt. Diablo Board of Directors approved the merger, the Mt. Diablo shareholder approval required for this merger is 51%.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

   The following Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1999, combines the historical consolidated balance sheets of Greater Bay, Bay Commercial Services and Mt. Diablo as if the merger between Greater Bay and Bay Commercial and the merger between Greater Bay and Mt. Diablo had been effective on June 30, 1999, after giving effect to certain adjustments. These adjustments are based on estimates. The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 1999 and 1998 and for the years ended December 31, 1998, 1997 and 1996 present the combined results of operations of Greater Bay, Bay Commercial Services and Mt. Diablo as if the mergers had been effective at the beginning of each period. The Unaudited Pro Forma Condensed Combined Financial Information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of Greater Bay and Mt. Diablo.

   The Unaudited Pro Forma Condensed Combined Financial Information and accompanying notes reflect the application of the pooling of interests method of accounting for the mergers. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of Greater Bay, Bay Commercial Services and Mt. Diablo are combined and reflected at their historical amounts.

   The pro forma combined figures shown in the Unaudited Pro Forma Condensed Combined Financial Information are simply arithmetical combinations of Greater Bay's, Bay Commercial Services' and Mt. Diablo's separate financial results; you should not assume that Greater Bay, Bay Commercial Services and Mt. Diablo would have achieved the pro forma combined results if they had actually been combined during the periods presented.

   The combined company expects to achieve merger benefits in the form of operating cost savings. The pro forma earnings, which do not reflect any direct costs or potential savings which are expected to result from the consolidation of the operations of Greater Bay, Bay Commercial Services and Mt. Diablo, are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of expense savings. For further explanation about these risks, read the information under "A Warning About Forward-Looking Information" and "Risk Factors--There are uncertainties in integrating our business operations and realizing enhanced earnings."

              Unaudited Pro Forma Condensed Combined Balance Sheet

                              As of June 30, 1999
               (In thousands, except per share and share amounts)

                                                                                             Greater Bay,
                                                 Greater Bay                                Bay Commercial
                                       Bay     & Bay Commercial                              Services and
                          Greater   Commercial     Services                                   Mt. Diablo
                            Bay      Services      Combined     Mt. Diablo   Adjustments(1)    Combined
                         ---------- ---------- ---------------- ----------   -------------- --------------
Assets
  Cash and due from
   banks................ $   90,246  $ 11,975     $  102,221     $ 12,927       $    --       $  115,148
  Federal funds sold....    152,200     1,200        153,400       12,750            --          166,150
  Other short-term
   securities...........     67,998        --         67,998           --            --           67,998
  Securities available-
   for-sale.............    284,800    19,123        303,923       26,755            --          330,678
  Securities held-to-
   maturity and other...    101,444     7,889        109,333          558            --          109,891
  Total loans, net......  1,325,376   106,811      1,432,187      138,952            --        1,571,139
  Property, premises and
   equipment............     14,709     2,004         16,713        5,324            --           22,037
  Interest receivable
   and other assets.....     76,839     1,584         78,423        2,687            --           81,110
                         ----------  --------     ----------     --------       -------       ----------
    Total assets........ $2,113,612  $150,586     $2,264,198     $199,953       $    --       $2,464,151
                         ==========  ========     ==========     ========       =======       ==========
Liabilities
  Total deposits........ $1,830,657  $136,682     $1,967,339     $188,646       $    --       $2,155,985
  Other borrowings......     90,435       200         90,635           --            --           90,635
  Subordinated debt.....         --        --             --           --            --               --
  Other liabilities.....     27,397       765         28,162             72       1,800           30,984
  Trust Preferred
   Securities...........     50,000        --         50,000           --            --           50,000
                         ----------  --------     ----------     --------       -------       ----------
Total liabilities.......  1,998,489   137,647      2,136,136      188,718         1,800        2,327,604
                         ----------  --------     ----------     --------       -------       ----------
Shareholders' equity....    115,123    12,939        128,062       11,235        (1,800)         136,547
                         ----------  --------     ----------     --------       -------       ----------
    Total liabilities
     and shareholders'
     equity............. $2,113,612  $150,586     $2,264,198     $199,953       $    --       $2,464,151
                         ==========  ========     ==========     ========       =======       ==========

--------

(1) The table above reflects all nonrecurring Greater Bay and Mt. Diablo estimated merger-related costs as of June 30, 1999, but does not reflect the merger-related costs relating to the Greater Bay and Bay Commercial Services merger. The nonrecurring Greater Bay and Mt. Diablo estimated merger-related costs are not included on the unaudited pro forma condensed combined statement of operations but are included on the unaudited pro forma condensed combined balance sheet as a reduction to shareholders' equity, net of a $950,000 tax benefit. These costs will be charged to expense immediately following the consummation of the merger. These estimated merger-related costs are summarized below, in thousands:

                                                            Merger Costs
                                                     ---------------------------
                                                     Greater
                                                       Bay   Mt. Diablo Combined
                                                     ------- ---------- --------
   Financial advisory...............................  $ 50     $  100    $  150
   Professional fees................................   150        100       250
   Printing.........................................    50         75       125
   Other............................................   350      1,875     2,250
                                                      ----     ------    ------
     Total..........................................  $600     $2,150    $2,750
                                                      ====     ======    ======

         Unaudited Pro Forma Condensed Combined Statement of Operations

                     For the Six Months Ended June 30, 1999
               (In thousands, except per share and share amounts)

                                                                                    Greater Bay,
                                                  Greater                               Bay
                                                 Bay & Bay                           Commercial
                                         Bay     Commercial                         Services and
                           Greater    Commercial  Services                           Mt. Diablo
                             Bay       Services   Combined   Mt. Diablo Adjustments   Combined
                          ----------  ---------- ----------  ---------- ----------- ------------
Interest on loans.......  $   57,714  $   4,462  $   62,176  $   5,846    $    --    $   68,022
Interest on investment
 securities.............      11,251        880      12,131        689         --        12,820
Other interest income...       4,539         66       4,605        215         --         4,820
                          ----------  ---------  ----------  ---------    -------    ----------
 Total interest income..      73,504      5,408      78,912      6,750         --        85,662
Interest on deposits....      25,567      1,774      27,341      2,315         --        29,656
Other interest expense..       4,535         21       4,556          1         --         4,557
                          ----------  ---------  ----------  ---------    -------    ----------
Net interest income.....      43,402      3,613      47,015      4,434         --        51,449
Provision for loan
 losses.................       2,557        101       2,658        422         --         3,080
                          ----------  ---------  ----------  ---------    -------    ----------
Net interest income
 after provision for
 loan losses............      40,845      3,512      44,357      4,012         --        48,369
Other income............       5,570        474       6,044        504         --         6,548
Operating expenses......      26,413      2,946      29,359      2,642         --        32,001
                          ----------  ---------  ----------  ---------    -------    ----------
Income before provision
 for income taxes and
 merger and other
 related nonrecurring
 costs and extraordinary
 items..................      20,002      1,040      21,042      1,874         --        22,916
Provision for income
 taxes..................       7,757        373       8,130        759         --         8,889
                          ----------  ---------  ----------  ---------    -------    ----------
Income before merger and
 other related
 nonrecurring costs.....      12,245        667      12,912      1,115         --        14,027
Merger and other related
 nonrecurring costs, net
 of tax.................       2,491         --       2,491         --         --         2,491
                          ----------  ---------  ----------  ---------    -------    ----------
Income before
 extraordinary items ...       9,754        667      10,421      1,115         --        11,536
Extraordinary items.....         (88)        --         (88)        --         --           (88)
                          ----------  ---------  ----------  ---------    -------    ----------
 Net income.............  $    9,666  $     667  $   10,333  $   1,115    $    --    $   11,448
                          ==========  =========  ==========  =========    =======    ==========
Net income per share--
 basic(1)...............  $     1.10  $    0.54  $     1.08  $    0.92    $    --    $     1.07
                          ==========  =========  ==========  =========    =======    ==========
Average common shares
 outstanding(2).........  11,133,000  1,236,000  11,977,559  1,215,000    (30,375)   13,162,184
                          ==========  =========  ==========  =========    =======    ==========
Net income per share--
 diluted(1).............  $     1.04  $    0.51  $     1.02  $    0.77    $    --    $     1.00
                          ==========  =========  ==========  =========    =======    ==========
Average common and
 common equivalent
 shares outstanding(2)..  11,747,000  1,305,000  12,638,707  1,450,000    (36,250)   14,052,457
                          ==========  =========  ==========  =========    =======    ==========

--------
(1) Before merger and other related nonrecurring costs and extraordinary items.

(2) Calculated as the historical Greater Bay weighted average shares plus the historical Mt. Diablo weighted average shares adjusted for the assumed conversion ratio of 0.975.

         Unaudited Pro Forma Condensed Combined Statement of Operations

                     For the Six Months Ended June 30, 1998
               (In thousands, except per share and share amounts)

                                                 Greater
                                                   Bay                             Greater Bay,
                                                  & Bay                           Bay Commercial
                                        Bay     Commercial                         Services and
                           Greater   Commercial  Services                           Mt. Diablo
                             Bay      Services   Combined  Mt. Diablo Adjustments    Combined
                          ---------- ---------- ---------- ---------- ----------- --------------
Interest on loans.......  $   44,841 $   3,971  $   48,812 $   3,999   $     --     $   52,811
Interest on investment
 securities.............       8,244       679       8,923       402         --          9,325
Other interest income...       5,563       193       5,756       295         --          6,051
                          ---------- ---------  ---------- ---------   --------     ----------
 Total interest income..      58,648     4,843      63,491     4,696         --         68,187
Interest on deposits....      19,950     1,624      21,574     1,863         --         23,437
Other interest expense..       3,808        34       3,842         6         --          3,848
                          ---------- ---------  ---------- ---------   --------     ----------
Net interest income.....      34,890     3,185      38,075     2,827         --         40,902
Provision for loan
 losses.................       2,413        69       2,482       350         --          2,832
                          ---------- ---------  ---------- ---------   --------     ----------
Net interest income
 after provision for
 loan losses............      32,477     3,116      35,593     2,477         --         38,070
Other income............       4,306       520       4,826       310         --          5,136
Operating expenses......      22,151     2,778      24,929     2,063         --         26,992
                          ---------- ---------  ---------- ---------   --------     ----------
Income before provision
 for income taxes and
 merger and other
 related nonrecurring
 costs and extraordinary
 items .................      14,632       858      15,490       724         --         16,214
Provision for income
 taxes..................       5,018       301       5,319       292         --          5,611
                          ---------- ---------  ---------- ---------   --------     ----------
Net income before merger
 and other related
 nonrecurring costs.....       9,614       557      10,171       432         --         10,603
Merger and other related
 nonrecurring costs, net
 of tax.................       1,314        --       1,314        --         --          1,314
                          ---------- ---------  ---------- ---------   --------     ----------
Income before
 extraordinary items ...       8,300       557       8,857       432         --          9,289
Extraordinary items ....          --        --          --        --         --             --
                          ---------- ---------  ---------- ---------   --------     ----------
 Net Income.............  $    8,300 $     557  $    8,857 $     432   $     --     $    9,289
                          ========== =========  ========== =========   ========     ==========
Net income per share --
 basic(1)...............  $     0.87 $    0.52  $     0.86 $    0.36   $     --     $     0.82
                          ========== =========  ========== =========   ========     ==========
Average common shares
 outstanding(2).........  11,087,000 1,080,000  11,824,964 1,215,000    (30,375)    13,009,589
                          ========== =========  ========== =========   ========     ==========
Net income per share --
  diluted(1)............  $     0.82 $    0.44  $     0.81 $    0.31   $     --     $     0.76
                          ========== =========  ========== =========   ========     ==========
Average common and
 common equivalent
 shares outstanding(2)..  11,675,000 1,280,000  12,549,624 1,415,000    (35,375)    13,929,249
                          ========== =========  ========== =========   ========     ==========

--------
(1) Before merger and other related nonrecurring costs and extraordinary items.
(2) Calculated as the historical Greater Bay weighted average shares plus the historical Mt. Diablo weighted average shares adjusted for the assumed conversion ratio of 0.975.

         Unaudited Pro Forma Condensed Combined Statement of Operations

                      For the Year Ended December 31, 1998
               (In thousands, except per share and share amounts)

                                                                                         Greater Bay,
                                                 Greater Bay                                 Bay
                                                   & Bay                                  Commercial
                                         Bay     Commercial                                Services
                            Greater   Commercial  Services                              and Mt. Diablo
                              Bay      Services   Combined   Mt. Diablo Adjustments (1)    Combined
                          ----------- ---------- ----------- ---------- --------------- --------------
Interest on loans.......  $    93,915 $    8,177 $   102,092 $    9,269     $    --      $   111,361
Interest on investment
 securities.............       20,075      2,023      22,098        997          --           23,095
Other interest income...       10,808         --      10,808        642          --           11,450
                          ----------- ---------- ----------- ----------     -------      -----------
Total interest income...      124,798     10,200     134,998     10,908          --          145,906
Interest on deposits....       43,004      3,406      46,410      4,153          --           50,563
Other interest expense..        8,176         73       8,249          6          --            8,255
                          ----------- ---------- ----------- ----------     -------      -----------
Net interest income.....       73,618      6,721      80,339      6,749          --           87,088
Provision for loan
 losses.................        6,235        134       6,369        790          --            7,159
                          ----------- ---------- ----------- ----------     -------      -----------
Net interest income
 after provision for
 loan losses............       67,383      6,587      73,970      5,959          --           79,929
Other income............        9,720        941      10,661        709          --           11,370
Operating expenses......       46,436      5,656      52,092      4,312          --           56,404
                          ----------- ---------- ----------- ----------     -------      -----------
Income before provision
 for income taxes and
 merger and other
 related nonrecurring
 costs..................       30,667      1,872      32,539      2,356          --           34,895
Provision for income
 taxes..................       10,050        657      10,707        960          --           11,667
                          ----------- ---------- ----------- ----------     -------      -----------
Net income before merger
 and other related
 nonrecurring costs.....       20,617      1,215      21,832      1,396          --           23,228
Merger and other related
 nonrecurring costs, net
 of tax.................        1,674         --       1,674         --          --            1,674
                          ----------- ---------- ----------- ----------     -------      -----------
Net income..............  $    18,943 $    1,215 $    20,158 $    1,396     $    --      $    21,554
                          =========== ========== =========== ==========     =======      ===========
Net income per share--
 basic(1)...............  $      1.90 $     1.12 $      1.88 $     1.15     $    --      $      1.82
                          =========== ========== =========== ==========     =======      ===========
Average common shares
 outstanding(2).........   10,858,000  1,080,000  11,596,000  1,215,000     (30,375)      12,781,000
                          =========== ========== =========== ==========     =======      ===========
Net income per share--
 diluted(1).............  $      1.77 $     0.95 $      1.74 $     0.98     $    --      $      1.67
                          =========== ========== =========== ==========     =======      ===========
Average common and
 common equivalent
 shares outstanding(2)..   11,637,000  1,277,000  12,510,000  1,423,000     (35,575)      13,897,000
                          =========== ========== =========== ==========     =======      ===========

--------
(1) Before merger and other related nonrecurring costs.

(2) Calculated as the historical Greater Bay weighted average shares plus the historical Mt. Diablo weighted average shares adjusted for the assumed conversion ratio of 0.975.

         Unaudited Pro Forma Condensed Combined Statement of Operations

                      For the Year Ended December 31, 1997
               (In thousands, except per share and share amounts)

                                                 Greater Bay                            Greater Bay,
                                                   & Bay                               Bay Commercial
                                         Bay     Commercial                             Services and
                            Greater   Commercial  Services                               Mt. Diablo
                              Bay      Services   Combined   Mt. Diablo Adjustments(1)    Combined
                          ----------- ---------- ----------- ---------- -------------- --------------
Interest on loans.......  $    78,278 $    7,137 $    85,415 $    5,723    $    --      $    91,138
Interest on investment
 securities.............       10,323      1,622      11,945        372         --           12,317
Other interest income...        9,660        --        9,660        344         --           10,004
                          ----------- ---------- ----------- ----------    -------      -----------
 Total interest income..       98,261      8,759     107,020      6,439         --          113,459
Interest on deposits....       33,565      2,860      36,425      2,553         --           38,978
Other interest expense..        3,447         96       3,543          3         --            3,546
                          ----------- ---------- ----------- ----------    -------      -----------
Net interest income.....       61,249      5,803      67,052      3,883         --           70,935
Provision for loan
 losses.................        7,026         52       7,078        463         --            7,541
                          ----------- ---------- ----------- ----------    -------      -----------
Net interest income
 after provision for
 loan losses............       54,223      5,751      59,974      3,420         --           63,394
Other income............        9,058        971      10,029        348         --           10,377
Operating expenses......       38,791      5,072      43,863      2,627         --           46,490
                          ----------- ---------- ----------- ----------    -------      -----------
Income before provision
 for income taxes and
 merger and other
 related nonrecurring
 costs..................       24,490      1,650      26,140      1,141         --           27,281
Provision for income
 taxes..................        8,784        588       9,372        427         --            9,799
                          ----------- ---------- ----------- ----------    -------      -----------
Net income before merger
 and other related
 nonrecurring costs.....       15,706      1,062      16,768        714         --           17,482
Merger and other related
 nonrecurring costs, net
 of tax.................        2,282        --        2,282        --          --            2,282
                          ----------- ---------- ----------- ----------    -------      -----------
 Net income.............  $    13,424 $    1,062 $    14,486 $      714    $    --      $    15,200
                          =========== ========== =========== ==========    =======      ===========
Net income per share --
 basic(1)...............  $      1.51 $     0.99 $      1.50 $     0.68    $    --      $      1.43
                          =========== ========== =========== ==========    =======      ===========
Average common shares
 outstanding(2).........   10,421,000  1,077,000  11,157,000  1,053,000    (26,325)      12,189,000
                          =========== ========== =========== ==========    =======      ===========
Net income per share --
 diluted(1).............  $      1.40 $     0.84 $      1.38 $     0.63    $    --      $      1.32
                          =========== ========== =========== ==========    =======      ===========
Average common and
 common equivalent
 shares outstanding(2)..   11,254,000  1,258,000  12,114,000  1,136,000    (28,400)      13,221,000
                          =========== ========== =========== ==========    =======      ===========

--------
(1) Before merger and other related nonrecurring costs.
(2) Calculated as the historical Greater Bay weighted average shares plus the historical Mt. Diablo weighted average shares adjusted for the assumed conversion ratio of 0.975.

         Unaudited Pro Forma Condensed Combined Statement of Operations

                      For the Year Ended December 31, 1996
               (In thousands, except per share and share amounts)

                                                                                     Greater Bay,
                                                 Greater                                 Bay
                                                Bay & Bay                             Commercial
                                        Bay     Commercial                           Services and
                           Greater   Commercial  Services                             Mt. Diablo
                             Bay      Services   Combined  Mt. Diablo Adjustments(1)   Combined
                          ---------- ---------- ---------- ---------- -------------- ------------
Interest on loans.......  $   57,379 $   6,463  $   63,842  $ 3,545      $    --      $   67,387
Interest on investment
 securities.............       9,222     1,363      10,585      248           --          10,833
Other interest income...       4,683        --       4,683      276           --           4,959
                          ---------- ---------  ----------  -------      -------      ----------
 Total interest income..      71,284     7,826      79,110    4,069           --          83,179
Interest on deposits....      23,744     2,351      26,095    1,672           --          27,767
Other interest expense..       1,174       106       1,280       --           --           1,280
                          ---------- ---------  ----------  -------      -------      ----------
Net interest income.....      46,366     5,369      51,735    2,397           --          54,132
Provision for loan
 losses.................       3,029        --       3,029      181           --           3,210
                          ---------- ---------  ----------  -------      -------      ----------
Net interest income
 after provision for
 loan losses............      43,337     5,369      48,706    2,216           --          50,922
Other income............       7,444     1,080       8,524      145           --           8,669
Operating expenses......      35,292     4,686      39,978    1,995           --          41,973
                          ---------- ---------  ----------  -------      -------      ----------
Income before provision
 for income taxes and
 extraordinary items ...      15,489     1,763      17,252      366           --          17,618
Provision for income
 taxes..................       5,735       680       6,415     (137)          --           6,278
                          ---------- ---------  ----------  -------      -------      ----------
Net income before merger
 and other related
 nonrecurring costs, net
 of tax.................       9,754     1,083      10,837      503           --          11,340
Merger and other related
 nonrecurring costs, net
 of tax.................       1,991        --       1,991       --           --           1,991
                          ---------- ---------  ----------  -------      -------      ----------
 Net income.............  $    7,763 $   1,083  $    8,846  $   503      $    --      $    9,349
                          ========== =========  ==========  =======      =======      ==========
Net income per share --
 basic(1)...............  $     0.97 $    1.01  $     1.01  $  0.56      $    --      $     0.98
                          ========== =========  ==========  =======      =======      ==========
Average common shares
 outstanding(2).........  10,014,000 1,077,000  10,750,000  900,000      (22,500)     11,627,000
                          ========== =========  ==========  =======      =======      ==========
Net income per share --
 diluted(1).............  $     0.91 $    0.89  $     0.94  $  0.56      $    --      $     0.91
                          ========== =========  ==========  =======      =======      ==========
Average common and
 common equivalent
 shares outstanding(2)..  10,747,000 1,217,000  11,579,000  900,000      (22,500)     12,456,000
                          ========== =========  ==========  =======      =======      ==========

--------
(1) Before merger and other related nonrecurring costs.
(2) Calculated as the historical Greater Bay weighted average shares plus the historical Mt. Diablo weighted average shares adjusted for the assumed conversion ratio of 0.975.

                    INFORMATION ABOUT MT. DIABLO BANCSHARES
                          AND MT. DIABLO NATIONAL BANK

General

   Mt. Diablo Bancshares is a California bank holding company whose only substantial asset is all of the outstanding stock of Mt. Diablo National Bank. It was formed on February 25, 1998 and commenced operations on July 1, 1998. Its address is 156 Diablo Road, Danville, California 94526-1050, telephone
(925) 552-4700. At June 30, 1999, Mt. Diablo had total assets of
$200.0 million, deposits of $188.6 million and total shareholders' equity of $11.0 million.

   Mt. Diablo National Bank was founded as a national bank on January 4, 1993. It is a community bank headquartered in Danville, California. It is regulated by the Office of the Comptroller of the Currency, or OCC. Its deposit accounts are insured by the Federal Deposit Insurance Corporation and it is a member of the Federal Reserve System.

   Mt. Diablo National Bank has three full-service branch offices. Its market area consists primarily of the communities of Danville, Alamo, Blackhawk, Lafayette and San Ramon in Contra Costa County and the city of Pleasanton in Alameda County.

   Mt. Diablo National Bank's business consists principally of attracting deposits from the general public and investing these funds in loans secured by residential and commercial real estate, secured and unsecured commercial loans and consumer loans. Its profitability depends primarily on its net interest income, which is the difference between the income received on its loan and investment securities portfolios and its cost of funds, which consists of interest paid on deposits and borrowed funds. Mt. Diablo National Bank also earns income from miscellaneous fees related to its loans and deposits and mortgage banking income.

   Retail Banking. Mt. Diablo National Bank's services and products are designed in consideration of the needs of Danville, California and the adjacent and nearby areas, particularly Alamo, Blackhawk, Pleasanton, Lafayette and San Ramon, California. Mt. Diablo National Bank emphasizes quality service, quick decision making and a competitive fee structure and provides a wide range of deposit instruments designed to attract both business and personal accounts. These include:

  . personal and business checking accounts

  . interest-checking accounts

  . money market accounts

  . savings accounts

  . time certificates of deposit

  . IRAs

  . direct deposit of social security

  . pension and payroll checks

   To satisfy the lending needs of individuals in our service area, the Bank offers construction loans, real estate and home equity financing, as well as auto loans, boat loans and overdraft protection lines of credit.

   Commercial Banking. Mt. Diablo National Bank offers a variety of business checking and savings accounts for its business customers, as well as certificates of deposit. Mt. Diablo National Bank also offers commercial, Small Business Administration, or SBA, installment and real estate loans, with particular emphasis on short-term business loans. Commercial loans with a variable interest rate constituted 31.8% of the total loan dollar amount at December 31, 1998. Mt. Diablo National Bank's lending activities are also concentrated in the area of real estate loans made primarily to businesses and individuals within the East Bay area of the San Francisco Bay region. At December 31, 1998, real estate loans constituted 56.3% of our total loan dollar amount.

   Currently, most of the Mt. Diablo National Bank's business relationships are with customers primarily in Danville, Alamo, Blackhawk, Lafayette and San Ramon in Contra Costa County, California and in Pleasanton in Alameda County, California. With the opening of Mt. Diablo National Bank's branch office in Pleasanton, the Bank intends to continue to increase its concentration of customers located in the Pleasanton, Livermore and Dublin areas (the "Tri-Valley area"). Mt. Diablo National Bank believes that the Tri-Valley area is experiencing tremendous growth due in part to the Bay Area Rapid Transit station which opened in the spring of 1997 in Pleasanton, coupled with the influx of technology-based companies moving to the Tri-Valley area.

   Mt. Diablo National Bank also offers other services for both individuals and businesses including:

  . banking by appointment

  . payroll and other bookkeeping functions

  . safety deposit boxes

  . night depository

  . extended hours

  . traveler's checks

  . courier services for non-cash items

  . bank by mail

  . automated teller machines in a national network

Competition

   The banking business in California generally, and in Mt. Diablo National Bank's primary service area, specifically, is competitive with respect to both loans and deposits and is dominated by a relatively small number of major banks which have many offices operating over wide geographic areas. Mt. Diablo National Bank competes for deposits and loans principally with these banks, as well as with savings and loan associations, thrift and loan associations, credit unions, mortgage companies, insurance companies, offerors of money market accounts and other lending institutions. Among the advantages some of these institutions have over Mt. Diablo National Bank are their ability to finance extensive advertising campaigns and to allocate their investment assets to regions of highest yield and demand, their ability to offer certain services such as international banking and trust services which are not offered directly by Mt. Diablo National Bank and the ability by virtue of their greater total capitalization, to have substantially higher lending limits than Mt. Diablo National Bank. In addition, as a result of increased consolidation and the passage of interstate banking legislation there is and will continue to be increased competition between banks, savings and loan associations and credit unions for the deposit and loan business of individuals and businesses.

   In addition to competing with depository institutions, commercial banks compete with other financial markets for funds. For instance, yields on corporate and government debt securities and other commercial paper affect the ability of commercial banks to attract and hold deposits. Commercial banks also compete for available funds with money market funds offered by non-banks such as mutual funds.

   As of June 30, 1998, Mt. Diablo National Bank's primary service area of Contra Costa and Alameda Counties contained 489 banking offices, with approximately $32.4 billion in total deposits. As of June 30, 1998, Mt. Diablo National Bank had total deposits of approximately $129.4 million which represented 0.4% of the total deposits in its primary service area. The deposits of the two largest competing banks averaged approximately $81.2 million per office. As of June 30, 1998, the primary service area also contained 27 offices of savings and loan associations with deposits of approximately $999 million. Mt. Diablo National Bank's deposits have grown to $188.6 million at June 30, 1999.

   Mt. Diablo National Bank's principal competitors include Wells Fargo Bank & Company, Bank of America, and U.S. Bank.

   In order to compete with major financial institutions in its primary service area, Mt. Diablo National Bank uses to the fullest extent the flexibility which its independent status permits. This includes an emphasis on specialized services, local promotional activity and personal contacts by Mt. Diablo National Bank's officers, directors and employees. In the event its customers have needs that exceed Mt. Diablo National Bank's lending limits, Mt. Diablo National Bank may arrange for such loans on a participation basis with other financial institutions. Mt. Diablo National Bank also assists those customers requiring other services not offered by Mt. Diablo National Bank in obtaining such services from correspondent banks. However, no assurance can be given that Mt. Diablo National Bank's efforts to compete with other financial institutions will be successful.

Property

   Mt. Diablo National Bank purchased its main office, located at 156 Diablo Road in downtown Danville, in September 1996. Mt. Diablo National Bank occupies approximately 40% of the three-story office building, the balance of which is leased to six tenants on leases with terms ranging from one to five years. On September 28, 1999, Mt. Diablo National Bank completed the sale of this building to an unaffiliated third party subject to a leaseback with a term of 10 years for the bank space on the first floor and five years for the administrative space on the second floor. The sale will yield an after-tax profit of approximately $1,378,000, although a portion of this gain will be deferred for accounting and financial reporting purposes because of the leaseback.

   On February 21, 1997 Mt. Diablo National Bank has entered into a lease for approximately 2,288 square feet in Pleasanton, California from an unaffiliated party. The lease term for this facility is three years; however, this lease has been terminated as of December 31, 1999.

   On September 23, 1997, Mt. Diablo National Bank purchased a 26,000 square foot parcel in downtown Pleasanton located at 901 Main Street. Mt. Diablo National Bank submitted a proposal to the Pleasanton Planning Commission to erect a 16,000 square foot office building, a portion of which will be used for our Pleasanton branch operations. Mt. Diablo National Bank has recently obtained all permits necessary to commence the construction of the Pleasanton facility.

   On October 1, 1997 Mt. Diablo National Bank entered into a lease for approximately 2,550 square feet on Mt. Diablo Boulevard in downtown Lafayette, California from an unaffiliated party. The lease term for this facility is five years with two options to extend the term for an additional five years each.

   On October 16, 1998 Mt. Diablo National Bank entered into a lease for 4,122 square feet on Blackhawk Road in Blackhawk, California from an unaffiliated party. The lease term for this facility is five years with three options to extend the term for an additional five years each.

   Mt. Diablo National Bank believes these facilities are adequate to meet its current requirements.

Employees

   At September 30, 1999, Mt. Diablo had 64 full-time non-union employees. Mt. Diablo considers relations with its employees to be good.

Legal Proceedings

   There is no past, pending or, to the knowledge of Mt. Diablo, threatened litigation or administrative action against Mt. Diablo or its officers, directors or any other key personnel which has or may have a material effect upon Mt. Diablo's business, financial condition or results of operations.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following discussion explains the significant factors affecting Mt. Diablo's operations and financial position for the years ended December 31, 1998, 1997, and 1996 and for the six months ended June 30, 1999. This analysis should be read in conjunction with the financial statements and footnotes appearing elsewhere in this proxy statement/prospectus.

Overview

   Mt. Diablo has experienced rapid growth in the last several years. Total assets were $200.0 million at June 30, 1999, $166.8 million at December 31, 1998, $104.1 million at December 31, 1997 and $56.2 million at December 31, 1996. Net loans were $139.0 million, $114.7 million, $69.9 million and $42.6 million on these same dates. Deposits significantly increased over the same periods. Much of the growth Mt. Diablo experienced in both loans and deposits resulted from the opening of two new branches in Mt. Diablo's service area. Loan losses over these periods have been minimal and asset quality remains good. Future growth may be constrained by Mt. Diablo's capital ratios unless it raises additional capital.

                             Results of Operations

Net Income

   Net income was $1,115,000, or $0.92 per basic share and $0.77 per diluted share, for the six-month period ended June 30, 1999 compared to $431,000, or $0.36 per basic share and $0.31 per diluted share for the same period in the prior year, an increase of $684,000 or 158.9%. The increase was due largely to an increase in loans and other earning assets, fueled by an increase in deposits. Average total deposits for the six-month period ended June 30, 1999, increased over those for the same period in 1998 by approximately $63.1 million or 58.8%.

   Net income for 1998 was $1,396,000, or $1.15 per basic share and $0.98 per diluted share, compared to $714,000, or $0.68 per basic share and $0.63 per diluted share for 1997 and $503,000 for 1996, or $0.56 per basic and diluted share. In each year, the increase in net income was attributable primarily to substantial increases in loans and other interest earning assets funded by increasing volumes of relatively low-cost deposits.

   The return on average assets and on average equity (annualized) for the six months ended June 30, 1999 was 1.23% and 20.78%, compared with .74% and 9.51% for the six months ended June 30, 1998. The return on average assets and on average equity was 1.01% and 14.79% for 1998 compared with .93% and 9.95% for 1997 and 1.05% and 9.62% for 1996.

Net Interest Income and Net Interest Margin

   The following table presents the average amounts outstanding for the major categories of Mt. Diablo's interest earning assets and interest bearing liabilities, the average rates earned or paid thereon, and the net yield on average interest earning assets for the periods indicated.

                                         Six Months Ended June 30,
                            ---------------------------------------------------
                                      1999                      1998
                            ------------------------- -------------------------
                                     Interest  Rates           Interest  Rates
                            Average   Income  Earned/ Average   Income  Earned/
                            Balance  Expense   Paid   Balance  Expense   Paid
  (dollars in thousands)    -------- -------- ------- -------- -------- -------
Assets
Loans.....................  $129,380  $5,846   9.11%  $ 80,998  $3,999   10.02%
Securities:
 Taxable..................    21,071     569   5.45%    11,139     343    6.21%
 Nontaxable:..............     4,971     103   4.17%     2,233      46    4.19%
 Other Securities.........       647      17   5.22%       412      13    6.19%
Other interest-earning
 assets...................     9,481     215   4.57%    10,938     294    5.42%
                            --------  ------          --------  ------
   Total Earning Assets...   165,550   6,750   8.22%   105,221   4,695    9.00%
Nonearning assets, net of
 allowance for loan
 losses...................    16,242                    11,776
                            --------                  --------
   Total Assets...........  $181,792                  $116,997
                            ========                  ========
Liabilities and
 Shareholders' Equity
Savings and interest-
 bearing demand deposits..  $ 80,074  $1,210   3.05%  $ 44,226  $  770    3.51%
Time, less $100,000.......    20,677     518   5.06%    18,244     525    5.80%
Time, over $100,000.......    24,635     586   4.80%    19,820     568    5.78%
                            --------  ------          --------  ------
 Total interest-bearing
  deposits................   125,286   2,315   3.69%    82,290   1,863    4.53%
Other borrowed funds......        22       1   5.20%       214       6    5.72%
                            --------  ------          --------  ------
 Total interest-bearing
  liabilities.............   125,408   2,316   3.72%    82,504   1,869    4.57%
Demand deposits...........    45,145      --   0.00%    25,101      --    0.00%
Noninterest-bearing
 liabilities..............       421                       310
                            --------                  --------
 Total liabilities........   170,974                   107,915
Shareholders' equity......    10,819                     9,082
                            --------                  --------
   Total Liabilities and
    Shareholders' Equity..  $181,792                  $116,997
                            ========                  ========
Net interest income.......            $4,434                    $2,827
                                      ======                    ======
Interest rate spread......                     4.50%                      4.43%
Net yield on interest-
 earning assets...........                     5.36%                      5.37%

   Yields and amounts earned on loans include loan fees of $253,335 and $126,265 for the six months ended June 30, 1999 and 1998.

   Interest income is reflected on an actual basis rather than on a fully taxable equivalent basis.

                                                     Years Ended December 31,
                          ------------------------------------------------------------------------------
                                     1998                      1997                      1996
                          -------------------------- ------------------------- -------------------------
                                    Interest  Rates           Interest  Rates           Interest  Rates
                           Average   Income  Earned/ Average   Income  Earned/ Average   Income  Earned/
                           Balance  Expense   Paid   Balance  Expense   Paid   Balance  Expense   Paid
 (dollars in thousands)   --------- -------- ------- -------- -------- ------- -------- -------- -------
Assets
Loans...................  $  94,572 $ 9,269   9.80%  $ 56,599 $ 5,723   10.11% $ 34,952 $ 3,545   10.14%
Securities:
 Taxable................     14,751     853   5,78%     5,929     350    5.90%    3,219     202    6.26%
 Nontaxable.............      2,696     115   4.27%        55       2    4.50%       --      --    0.00%
 Other Securities.......        483      29   6.03%       325      19    5.86%      817      46    5.67%
Other interest-earning
 assets.................     11,795     642   5.36%     6,290     344    5.46%    5,140     276    5.37%
                          --------- -------          -------- -------          -------- -------
  Total Earning Assets..    124,477  10,908   8.76%    69,198   6,438    9.30%   44,128   4,069    9.22%
Nonearning assets, net
 of allowance for loan
 losses.................     13,812                     7,584
                          --------- -------          -------- -------          -------- -------
  Total Assets..........  $ 138,288  10,908          $ 76,783   6,438          $ 48,005   4,069
                          ========= -------          ======== -------          ======== -------
Liabilities and
 Shareholders' Equity
 Savings and interest-
  bearing demand
  deposits..............  $  55,881 $ 1,888   3.38%  $ 27,233 $   954    3.51% $ 17,633 $   618    3.51%
 Time, less $100,000....     18,931   1,067   5.64%    14,786     881    5.96%   11,300     693    6.14%
 Time, over $100,000....     21,545   1,197   5.56%    12,217     719    5.89%    5,594     360    6.05%
                          --------- -------          -------- -------          -------- -------
Total deposits..........     96,357   4,152   4.31%    54,236   2,554    4.71%   34,527   1,672    4.84%
Other borrowed funds....        113       7   5.72%        28       2    5.74%       --      --      --
                          --------- -------          -------- -------          -------- -------
 Total interest-bearing
  liabilities...........     96,470   4,159   4.31%    54,264   2,556    4.71%   34,527   1,672    4.84%
Demand deposits.........     31,907      --     --     15,022      --      --     7,516      --      --
Noninterest-bearing
 liabilities............        475                       315                       380
 Total liabilities......    128,852                    69,600                    42,783
Shareholders' equity....      9,436                     7,183                     5,222
                          ---------                  --------                  --------
  Total Liabilities and
   Shareholders'
   Equity...............  $ 138,288                  $ 76,783                  $ 48,005
                          =========                  ========                  ========
Net interest income.....            $ 6,749                   $ 3,882                   $ 2,397
Interest rate spread....                      4.45%                      4.59%                     4.38%
Net yield on interest-
 earning assets.........                      5.42%                      5.61%                     4.99%

   Yields and amounts earned on loans include loan fees of $470,726, $316,937 and $150,268 for the years ended December 31, 1998, 1997 and 1996.

   Interest income is reflected on an actual basis rather than on a fully taxable equivalent basis.

   The following table sets forth an analysis of the changes in interest income and interest expense. Changes in interest income and expense are due to changes in both volume and changes in interest rates and have been primarily attributed to changes in volume.

                                      Six Months Ended
                                     June 30, 1999 over
                                      Six Months Ended
                                        June 30, 1998
                                     ------------------
                                     Analysis of Changes
                                     in Interest Income
                                        and Expenses
                                     Increase (Decrease)
                                      Due to Change in
                                     ---------------------
                                     Volume  Rate   Total
      (dollars in thousands)         ------  ----   -----
Increase (decrease) in interest
 income:
Loans..............................  $2,424  $(577) $1,847
Securities:
 Taxable...........................     310   ( 84)    226
 Nontaxable........................      57     --      57
Other..............................     (35)   (40)    (79)
                                     ------  -----  ------
Total average earning assets.......  $2,752  $(701) $2,051
                                     ------  -----  ------
Increase (decrease) in interest
 expense:
Savings and interest bearing demand
 deposits:                           $  629  $(189) $  440
Time certificates..................     210   (199)     11
Other borrowings...................      (4)    (1)     (5)
                                     ------  -----  ------
Total average interest-bearing
 liabilities                            836   (389)   (447)
                                     ------  -----  ------
Net increase (decrease) in interest
 income............................  $1,977  $(312) $1,604
                                     ======  =====  ======
                                       1998 over 1997         1997 over 1996
                                       --------------         --------------
                                     Analysis of Changes in Interest Income
                                                  and Expenses
                                      Increase (Decrease) Due to Change in
                                     ------------------------------------------
                                     Volume  Rate   Total   Volume Rate  Total
      (dollars in thousands)         ------  ----   -----   ------ ----  -----
Increase (decrease) in interest
 income:
Loans..............................  $3,722  $(176) $3,546  $2,189 $(10) $2,178
Securities.........................     646    (21)    626     134  (10)    124
Other:.............................     305     (7)    298      63    5      68
                                     ------  -----  ------  ------ ----  ------
Total average earning assets.......  $4,673  $(203) $4,470  $2,386 $(15) $2,370
                                     ------  -----  ------  ------ ----  ------
Increase (decrease) in interest
 expense:
Savings and interest bearing demand
 deposits:.........................  $  968  $ (35) $  933  $  336 $ --  $  336
Time, less than $100,000...........     234    (47)    186     208  (20)    188
Time, over $100,000................     518    (40)    478     369  (10)    359
Other borrowings...................       5     --       5       2   --       2
                                     ------  -----  ------  ------ ----  ------
Total average interest-bearing
 liabilities                          1,725   (122)  1,603     914  (30)    884
                                     ------  -----  ------  ------ ----  ------
Net increase (decrease) in interest
 income                              $2,948  $ (81) $2,867  $1,471 $ 14  $1,486
                                     ======  =====  ======  ====== ====  ======

   Interest income was $6,750,000 for the six months ended June 30, 1999, compared with $4,695,000 for the six months ended June 30, 1998, an increase of $2,055,000 or 43.8%. The increase was attributable to the increase in average earning assets and was partially offset by a decrease in the average yield on earnings assets.

   Average loans for the six months ended June 30, 1999 were $129.3 million, compared with $80.5 million for the six months ended June 30, 1998, an increase of $48.8 million or 60.6%. Average interest earning assets for the first half of 1999 were $165.6 million compared with $105.2 million for the first half of 1998, an increase of $60.3 million or 57.4%.

   Interest income for 1998 was $10,908,000 compared with $6,438,000 for 1997, an increase of $4,470,000 or 69.4%. The increase was attributable to an increase in loans and other interest earning assets. Average loans for 1998 were $94,572,000 compared with $56,599,000 for 1997, an increase of $37,973,000 or 67.1%. Average securities were $17,930,000 in 1998 compared with $6,309,000 in 1997, an increase of $11,621,000 or 184.2%. These increases were partially offset by a decrease in the average yield on earnings assets from 9.30% to 8.76%.

   Interest expense was $2,316,000 for the six months ended June 30, 1999, compared with $1,869,000 for the six months ended June 30, 1998, an increase of $447,000 or 23.9%. The increase was attributable to an increase in deposits and other interest bearing liabilities and was partially offset by a decrease in the average rate paid on such liabilities.

   Average deposits for the first half of 1999 were $170.5 million compared with $107.4 million for the first half of 1998, an increase of $63.1 million or 58.8%. Non-interest bearing demand deposits for the first half of 1999 were $45.1 million compared with $25.1 million for the first half of 1998, an increase of $20.0 million or 79.9%.

   Interest expense was $4,159,000 for 1998, compared with $2,556,000 for 1997, an increase of $1,603,000 or 62.6%. The increase was attributable to an increase in deposits and other interest bearing liabilities and was partially offset by a decrease in the average rate paid on such liabilities. Average demand deposits on which no interest is paid were $31,907,000 in 1998 compared with $15,022,000 in 1997, an increase of $16,885,000 or 112.4%.

Non-Interest Income

   Non-interest income for the six months ended June 30, 1999 was $504,000 compared with $310,000 for the six months ended June 30, 1998, an increase of $194,000 or 62.6%. The increase was attributable to fees collected for brokering mortgage loans under the mortgage operation.

   Non-interest income was $709,000 for 1998 compared with $348,000 for 1997 and $145,000 for 1996. The increases in non-interest income were due primarily to the introduction and growth of the mortgage operation and the fees collected for brokering mortgage loans.

Non-Interest Expense

   Non-interest expense for the six months ended June 30, 1999 was $2,642,000 compared with $2,063,000 for the six months ended June 30, 1998, an increase of $579,000 or 28.1%.

   Non-interest expense was $4,312,000 for 1998 compared with $2,626,000 for 1997, an increase of $1,686,000 or 64.2%. Non-interest expense for 1996 was $1,995,000. The increase in non-interest expense has been due primarily to the costs associated with opening two new full-service branch offices and to other staff costs to accommodate Mt. Diablo's growth in assets and deposits.

Provision for Loan Losses

   The provision for loan losses was $422,000 for the six months ended June 30, 1999 compared with $350,000 for the six months ended June 30, 1998. The provisions for 1998, 1997 and 1996 were $790,000, $463,000 and $181,000. All of the increases have been attributable to the increases in the volume of loans in the portfolio. See also "--Allowance for Loan Losses."

Provision for Income Taxes

   The provision for income taxes was $759,000 for the six months ended June 30, 1999 compared with $292,000 for the six months ended June 30, 1998. The provisions for 1998, 1997 and 1996 were $960,000, $427,000 and ($137,000), respectively. The increases reflect the increases in net income. The tax benefit in 1996 resulted from loss carry forwards available from earlier years.

                              Financial Condition

Investment Portfolio

   It is Mt. Diablo's investment policy to manage its portfolio to maximize return in a manner that is consistent with sound banking practices and safety of principal. Mt. Diablo's investment objectives are: to provide liquidity to Mt. Diablo's asset base; to realize the earnings capacity of Mt. Diablo consistent with minimal risk and maximum liquidity; to provide an investment in the loan portfolio; and to maintain Mt. Diablo's assets on a fully employed basis. Medium term investments are in obligations of U.S. Government Agencies and U.S. Treasury securities. Short-term investment vehicles are U.S. Treasury securities, certificates of deposits with federally insured institutions and federal funds sold. Investments are monitored by the Board of Directors monthly. The Investment Committee of the Board of Directors determines strategy quarterly or more frequently as needed.

   The investment portfolio, with a carrying value of approximately $27.3 million at June 30, 1999, was comprised of investments in U.S. Treasury and U.S. Government Agencies obligations and tax-exempt municipals with a market value of approximately $27.0 million. The non-FRB and FHLB stock portion of the portfolio bears interest at fixed rates and is, therefore, subject to interest rate risk.

   Held to maturity securities are recorded at cost and adjusted for amortization of premiums and accretion of discounts. Under FASB Statement No. 115, Mt. Diablo is required to record any securities which Mt. Diablo holds as available for sale at the fair market value. This adjustment is recorded at the end of each calendar quarter. Gains and losses on disposition of investment securities are determined using the adjusted cost of the specific security sold.

   The amortized cost and estimated fair values of investment securities at June 30, 1999 and December 31, 1998 and 1997 were as follows:

                                                      June 30, 1999
                                          -------------------------------------
                                                  Unrealized Unrealized  Fair
                                           Cost     Gains      Losses    Value
         (dollars in thousands)           ------- ---------- ---------- -------
Investment Securities Available-for-
 Sale:
U.S. Treasury Securities................  $10,085    $ --       $ 17    $10,068
Securities of U.S. Government Agencies..    8,921                177      8,744
Tax-Exempt Municipals...................    7,549      --        109      7,440
Other securities:
Federal Reserve Bank Stock..............      258      --         --        258
Federal Home Loan Bank Stock............      500      --         --        500
                                          -------    ----       ----    -------
Total...................................  $27,313    $ --       $304    $27,010
                                          =======    ====       ====    =======

                                                    December 31, 1998
                                          -------------------------------------
                                                  Unrealized Unrealized  Fair
                                           Cost     Gains      Losses    Value
         (dollars in thousands)           ------- ---------- ---------- -------
Investment Securities Available-for-
 Sale:
U.S. Treasury Securities................  $13,165    $ 29       $ --    $13,194
Securities of U.S. Government Agencies..    6,088      24         --      6,112
Tax-Exempt Municipals...................    5,172     101         --      5,273
Other securities:
Federal Reserve Bank Stock..............      258      --         --        258
Federal Home Loan Bank Stock............      316      --         --        316
                                          -------    ----       ----    -------
Total...................................  $24,998    $154       $ --    $25,153
                                          =======    ====       ====    =======
                                                    December 31, 1997
                                          -------------------------------------
                                                  Unrealized Unrealized  Fair
                                           Cost     Gains      Losses    Value
         (dollars in thousands)           ------- ---------- ---------- -------
Investment Securities Available-for-
 Sale:
U.S. Treasury Securities................  $   999    $ --       $ --    $   999
Securities of U.S. Government Agencies..    7,847      --          1      7,846
Tax-Exempt Municipals...................    1,012       4         --      1,015
Other securities:
Federal Reserve Bank Stock..............      343      --         --        343
                                          -------    ----       ----    -------
Total...................................  $10,200    $  4       $  1    $10,203
                                          =======    ====       ====    =======

   Proceeds from the sales of investment securities during 1998 were $8,035,000 resulting in gains of $26,000. There were no sales of investment securities during 1997.

   The following table summarizes the amounts and distributions of Mt. Diablo's investment securities and weighted average yields as of June 30, 1999.

                                             Securities Available for Sale
                          -----------------------------------------------------------------------
                                                     June 30, 1999
                          -----------------------------------------------------------------------
                                         After one but   After five
                           Within one     within five    but within     After 10
                              year           years        10 years       years          Total
                          -------------  -------------  ------------  ------------  -------------
                          Amount  Yield  Amount  Yield  Amount Yield  Amount Yield  Amount  Yield
 (dollars in thousands)   ------- -----  ------- -----  ------ -----  ------ -----  ------- -----
U.S. Treasury...........  $ 8,060 5.07%  $ 2,025 4.90%      --           --         $10,085 5.03%
U.S. Government agency..    2,266 5.93%    6,654 5.81%      --           --           8,920 5.84%
Municipal securities....      536 5.05%    4,256 4.91%   2,758 4.43%     --           7,550 5.01%
FRB stock...............       --             --            --          258  5.44%      258 5.44%
FHLB stock..............       --             --            --          500  5.29%      500 5.29%
                          ------- ----   ------- ----   ------ ----    ----  ----   ------- ----
 Total..................  $10,862 5.21%  $12,935 5.36%  $2,758 4.43%   $758  5.37%  $27,313 5.22%
                          ======= ====   ======= ====   ====== ====    ====  ====   ======= ====

   Yields on tax exempt municipal securities are not on a fully taxable equivalent basis.

   At June 30, 1999, Mt. Diablo held no securities classified as held to maturity.

   Securities are pledged to meet requirements imposed as a condition of deposit by some depositors, such as political subdivisions (public funds). Securities with amortized cost of $4,814,534 as of June 30, 1999 were pledged to secure public deposits as required by law or contract.

Loans

   Mt. Diablo's loans outstanding at June 30, 1999 were $141.1 million compared with $116.5 million at December 31, 1998 and $71.1 million at December 31, 1997. Loan growth has been primarily in commercial and real estate loans. Mt. Diablo's loan portfolio is diversified with loans to customers ranging from commercial entities to private individuals.

   The following table presents Mt. Diablo's loans outstanding at the dates indicated by loan type:

                                                         December 31,
                                June 30,      ----------------------------------
                                  1999              1998              1997
                            ----------------- ----------------- ----------------
                             Amount  Percent.  Amount  Percent. Amount  Percent.
  (dollars in thousands)    -------- -------- -------- -------- ------- --------
Commercial................. $ 42,392   30.0%  $ 35,099   30.1%  $23,610   33.2%
Consumer...................    4,751    3.4      4,386    3.8     2,700    3.8
Real estate:
 Construction..............   27,332   19.4     27,192   23.3    14,446   20.3
 Commercial................   46,292   32.8     37,601   32.3    19,435   27.3
 Commercial land...........    3,635    2.6      4,018    3.4     2,265    3.2
 Land......................    8,204    5.8      3,248    2.8     3,400    4.8
 Equities..................    7,984    5.6      4,649    4.0     4,748    6.7
Other......................      524     .4        324     .3       484     .7
                            --------  -----   --------  -----   -------  -----
Total...................... $141,115  100.0%  $116,517  100.0%  $71,088  100.0%
                            ========  =====   ========  =====   =======  =====

   Mt. Diablo's loan portfolio consists of commercial, SBA, construction, real estate, consumer loans, and overdraft lines of credit.

   Mt. Diablo recognizes interest from outstanding loans daily on a simple-interest basis. Loan origination fees are recognized as income in the period in which the loans are recorded to the extent that origination costs are incurred. Fees in excess of origination costs are deferred and amortized over the term of the loan. Documentation fees and letter of credit fees are also recognized subject to the same characteristics.

   Loan Concentrations. Mt. Diablo believes that there is no specific loan, no type of loan, and no industry concentration of Mt. Diablo's loan portfolio, which, individually or when considered with the balance of Mt. Diablo's loan portfolio, presents a material risk to Mt. Diablo.

   Loan Maturities and Interest Rate Sensitivity. The following table set forth the maturity distribution of Mt. Diablo's loans at June 30, 1999:

                                                    Maturity of Loans
                                          -------------------------------------
                                                  After 1 but
                                          Within   within 5   After 5
                                          1 year     years     years    Total
         (dollars in thousands)           ------- ----------- ------- ---------
Commercial............................... $18,044   $12,930   $10,463 $  41,437
Consumer.................................   2,611     1,626       682     4,919
Real estate Construction.................  31,712     1,816     1,334    34,862
 Commercial..............................  11,269     4,463    23,988    39,720
 Commercial land.........................   3,635                         3,635
 Land....................................   8,204                         8,204
 Equities................................   6,472       918       425     7,815
Other loans..............................     523        --        --       523
                                          -------   -------   ------- ---------
  Total.................................. $82,470   $21,753   $36,892 $ 141,115
                                          =======   =======   ======= =========
Loans with fixed interest rates..........                             $  20,579
Loans with floating interest rates.......                               120,536
                                                                      ---------
  Total..................................                             $ 141,115
                                                                      =========

   Nonperforming Assets. Nonperforming assets consist of nonperforming loans and foreclosed real estate. Nonperforming loans consist of nonaccrual loans, loans past due 90 days or more and still accruing and restructured loans. It is Mt. Diablo's policy to cease to accrue interest on a commercial loan when either principal or interest becomes ninety days delinquent or sooner if management believes interest is doubtful of collection. Exceptions to this policy are made on a case-by-case basis by Mt. Diablo's Loan Committee, and occur only in situations where the loan is well secured and is in the process of collection. In cases of installment and real estate loans, it is Mt. Diablo's policy to discontinue accrual of interest when no payment of principal or interest has been received for 90 days. Foreclosure proceedings will usually be initiated on real estate loans after the ninetieth day of delinquency. On an installment loan with collateral, Mt. Diablo will usually begin steps to repossess the collateral after the sixtieth day of delinquency.

   The following table sets forth nonperforming assets at the dates indicated:

                                                                  December 31,
                                                         June 30, -------------
                                                           1999    1998   1997
                 (dollars in thousands)                  -------- ------ ------
Nonaccrual loans........................................   $ 85   $   85 $  242
Loans past due 90 days and still accruing...............    263       64    337
Restructured loans......................................     --       --     --
                                                           ----   ------ ------
 Total nonperforming loans..............................    348      149    579
                                                           ----   ------ ------
Foreclosed real estate..................................     --       --     --
                                                           ----   ------ ------
 Total nonperforming assets.............................   $348     $149   $579
                                                           ====   ====== ======

   For the six months ended June 30, 1999, the gross interest income that would have been recorded in the period for nonperforming loans if they had been current in accordance with their original terms throughout the period was $32,000, and the amount of interest income on those loans that was included in net income for the period was $3,000.

   At June 30, 1999, the portfolio included no other loans where known information about possible credit problems of the borrowers causes management to have serious doubts as to the ability of the borrowers to comply with the present loan repayment terms and which may result in including such loans in the above table.

Allowance for Loan Losses

   The following chart summarizes Mt. Diablo's loan loss experience for the six months ended June 30, 1999 and the years ended December 31, 1998 and 1997.

                                                               December 31,
                                                   June 30,  -----------------
                                                     1999      1998     1997
              (dollars in thousands)               --------  --------  -------
Balance at beginning of period.................... $  1,601  $    922  $   550
Deduct loans charged off:
 Commercial.......................................       --       149       --
 Consumer.........................................        6         4      112
 Real estate......................................       --        --       --
 Other loans......................................       --        --       --
                                                   --------  --------  -------
  Total charge-offs...............................        6       153      112
Add recoveries of loans charged off:
 Commercial.......................................        3        41       --
 Consumer.........................................       --        --       22
 Real estate......................................       --        --       --
 Other loans......................................       --        --       --
                                                   --------  --------  -------
  Total recoveries................................        3        41       22
                                                   --------  --------  -------
Net charge-offs...................................        3       112       90
Provision for loan losses.........................      422       790      463
                                                   --------  --------  -------
Balance at end of period.......................... $  2,020  $  1,601  $   922
                                                   ========  ========  =======
Net charge-offs to average loans outstanding           0.00%     1.20%    1.60%
Average loans outstanding......................... $129,380  $ 93,148  $55,747
Period end loans outstanding......................  141,115   116,517   71,088
Allowance at end of period to loans outstanding        1.43%     1.37%    1.30%
Nonperforming loans to total assets...............     0.17%     0.09%    0.56%
Nonperforming loans to total loans................     0.25%     0.13%    0.81%

   The following table summarizes the allocation of the allowance for loan losses by loan type and the allocation as a percentage of loans outstanding in each loan category at the dates indicated.

                                   Allocation of the Allowance for Loan Losses at
                         ------------------------------------------------------------------
                                                                December 31
                                June 30         -------------------------------------------
                                  1999                   1998                  1997
                         ---------------------- ---------------------- --------------------
                                    Allocation             Allocation           Allocation
                                     as a % of              as a % of            as a % of
                                       Loans                  Loans                Loans
                           Amount   in Category   Amount   in Category  Amount  in Category
                         ---------- ----------- ---------- ----------- -------- -----------
Commercial.............. $  434,774     1.0%    $  350,379     1.0%    $362,805     1.5%
Consumer................    196,323     1.5        194,349     2.1      147,809     1.9
Real estate.............    711,396     0.8        632,893     0.9      284,394     0.7
Other...................    677,565      --        423,332      --      127,317      --
                         ----------    ----     ----------    ----     --------    ----
 Total.................. $2,020,058    1.43%    $1,600,953    1.37%    $922,316    1.30%
                         ==========    ====     ==========    ====     ========    ====

   From its inception to June 30, 1999, Mt. Diablo has not experienced significant loan losses. Mt. Diablo cannot give any assurance that loan losses will remain at the levels which Mt. Diablo has experienced to date. However, Mt. Diablo is not aware of any significant potential losses in the portfolio at the present time.

   The allowance for possible loan losses is maintained at a level considered appropriate by management and is based on an ongoing assessment of the risks inherent in the loan portfolio, as well as on the possible impact of known and potential problems in certain off-balance sheet financial instruments. Mt. Diablo's allowance for possible loan losses is established through charges to operating expenses in the form of provisions for possible loan losses. Loan losses or recoveries are charged or credited directly to the allowance. The provisions for possible loan losses of Mt. Diablo are determined by management after consideration of several factors, including its loss experience in relation to outstanding loans and the existing level of the allowance for loan losses, a continuing review of the loan portfolio conducted by Mt. Diablo and by regulatory authorities, and continuous review of current and anticipated economic conditions in Mt. Diablo's market area. Mt. Diablo continually reviews the allowance for possible loan losses to determine whether additional provisions should be made after considering the above factors. In addition, Mt. Diablo reviews the loan portfolio and the adequacy of the allowance for possible loan losses and such information is reported to the Board of Directors on a monthly basis. It is the opinion of Mt. Diablo's management that the allowance for loan losses at June 30, 1999 was adequate.

   It is Mt. Diablo's policy to charge off that portion of any loan which management considers to represent a loss, in whole or in part, when an exposure beyond any collateral coverage is apparent and when no further collection of the loss portion is anticipated based on the borrower's financial condition and general economic conditions in the borrower's industry. Generally, installment loans will be charged off when 90 days past due.

   There is nevertheless no precise method of predicting loan losses, and a decision that a loan is likely to be uncollectible in whole or in part or that it should be wholly or partially charged off as a loss is often an exercise in judgment. Similarly, the determination of the adequacy of the allowance for possible loan losses is a subjective determination. The allowance is based upon Mt. Diablo's assessment of various factors affecting the collectibility of the loans, including current and projected economic conditions, past credit experience, delinquency status, the value of the underlying collateral, if any, and continuing review of the portfolio of loans and commitments.

   Although Mt. Diablo believes that the allowance for possible loan losses is adequate to cover its future loan losses, and to date Mt. Diablo has not experienced significant loan losses, estimates of possible future losses on loans involve assumptions regarding subsequent economic conditions and other factors pertaining to specific industries. Accordingly, there can be no assurance that Mt. Diablo will not sustain loan losses which are substantial in relation to past losses or to the size of the allowance for possible loan losses, or that subsequent evaluations of the loan portfolio will not require substantial changes in the allowance for possible loan losses.

Asset and Liability Management

   Time deposits of $100,000 or more totaled $22.4 million at December 31, 1998 compared to $17.6 million at December 31, 1997 and $8.3 million at December 31, 1996. Asset and liability maturity matching is measured monthly with adjustments in the acceptance of long-term time deposits made as needed.

   It is the asset/liability management policy of Mt. Diablo to match rate sensitive assets to rate sensitive liabilities while locking in a sufficient spread to maintain an acceptable level of margins, to maintain a repricing gap as close to zero as possible, to price and reprice products to move as prevailing rates of interest move and to measure and monitor Mt. Diablo's liquidity position to maximize profits while anticipating loan demand and deposit withdrawal.

Interest Rate Sensitivity

   Interest rate sensitivity management is concerned with the timing and magnitude of repricing assets compared to liabilities. It is Mt. Diablo's objective to generate stable growth in net interest income and to control risks associated with interest rate movement. Mt. Diablo adjusts interest sensitivity during the year by monitoring interest rate risk in various rising and falling interest rate scenarios.

   The table below sets forth the interest rate sensitivity of Mt. Diablo's interest earning assets and interest bearing liabilities as of June 30, 1999, using the rate sensitivity gap ratio. For purposes of this table, an asset or liability is considered rate-sensitive within a specified period when it can be repriced or when it is scheduled to mature within the specified time frame.

                                           June 30, 1999
                                            Maturities
                           0-3       >3-12      >1-5      >5      Non-
                          months     months     years    years   market  Total
 (dollars in thousands)  --------   --------   -------  -------  ------ --------
Assets
Federal funds sold...... $ 13,500   $     --   $    --  $    --   $ --  $ 13,500
Securities..............    3,008      7,854    12,935    3,516     --    27,313
Loans...................   76,340      6,130    21,753   36,892     --   141,115
  Total earning assets..   92,848     13,984    34,688   40,408     --   181,928
                         --------   --------   -------  -------   ----  --------
Noninterest-earning
 assets.................   18,025         --        --       --     --    18,025
                         --------   --------   -------  -------   ----  --------
  Total assets.......... $110,873   $ 13,984   $34,688  $40,408   $ --  $199,953
                         ========   ========   =======  =======   ====  ========
Liabilities and
 Shareholders' Equity
Deposits:
 Savings and interest-
  bearing demand
  deposits.............. $ 87,991   $     --   $    --  $    --   $ --  $ 87,991
 Time certificates,
  $100,00 or more.......   14,707     11,253       631       --     --    26,591
 Other time.............    7,486     12,516       834       --     --    20,836
                         --------   --------   -------  -------   ----  --------
  Total interest-bearing
   liabilities..........  110,184     23,769     1,465       --     --   135,418
Noninterest-bearing
 liabilities............   53,300         --        --       --     --    53,300
Shareholders' equity....   11,235         --        --       --     --    11,235
                         --------   --------   -------  -------   ----  --------
  Total liabilities and
   shareholders'
   equity............... $174,615   $ 23,769   $ 1,465  $    --   $ --  $199,953
                         ========   ========   =======  =======   ====  ========
Incremental gap......... $(17,336)  $ (9,785)  $33,223  $40,408   $ --  $     --
Cumulative gap..........  (17,336)   (27,121)    6,102   46,510     --        --
 % to earning assets....     (9.5)%    (14.9)%     3.4%    25.6%

Deposits

   Mt. Diablo has no material deposit liabilities incurred from outside its primary service area. Mt. Diablo has no brokered deposits and has a policy not to accept any.

   As of June 30, 1999, Mt. Diablo's deposit structure was as follows:

                                                            Deposits    Percent
                                                         (in thousands) of Total
                                                         -------------- --------
Type of Account:
Non-interest bearing demand deposits....................    $ 53,227      28.2%
Savings and interest bearing demand deposits............      87,992      46.6%
Certificates of deposit less than $100,000..............      20,836      11.0%
Certificates of deposit of $100,000 or more.............      26,591      14.2%
                                                            --------     -----
  Total.................................................    $188,646     100.0%
                                                            ========     =====

   The following table sets forth the maturity schedule of Mt. Diablo's time deposits of $100,000 or more at June 30, 1999.

     Maturity                                                         Amount
     --------                                                     --------------
                                                                  (in thousands)
     Three months or less........................................    $14,707
     Over three through six months...............................      6,568
     Over six through 12 months..................................      4,685
     Over 12 months..............................................        631
                                                                     -------
       Total.....................................................    $26,591
                                                                     =======

Liquidity and Capital Resources

   Liquidity refers to Mt. Diablo's ability or the financial flexibility to adjust its future cash flows to meet the needs of depositors and borrowers and to fund operations on a timely and cost-effective basis.

   In recent years, core deposits have provided Mt. Diablo with a sizable source of relatively stable and low-cost funds. Mt. Diablo's average core deposits and average common shareholders' equity funded 86% of average total assets of $181.8 million for the six months ended June 30, 1999, 84% of average total assets of $138.3 million for the year ended 1998 and 84% of average total assets of $76.8 million for the year ended 1997. The majority of Mt. Diablo's funding needs come from low cost deposits provided by Mt. Diablo's local community.

   Liquidity may also be provided from a variety of other sources including interest bearing deposits in banks, federal funds sold and securities purchased under resale agreements and trading account assets. The aggregate of these assets averaged $19.8 million for the six months ended June 30, 1999, $12.2 million for 1998 and $6.3 million for 1997. Liquidity may also be provided by marketable investment securities, particularly those maturing within one year. At December 31, 1998, securities maturing within one year totaled $8.6 million or 34.4% of the investment portfolio. Mt. Diablo purchases investment securities with the intent of holding them for the foreseeable future, typically until maturity. During the six months ended June 30, 1999 and years ended December 31, 1998 and 1997, proceeds from sales of investment securities were $1.0 million, $8.0 million and $4.2 million, respectively, resulting in gross realized gains of $150 in 1999, $26,000 in 1998 and no gross realized gains in 1997.

   Mt. Diablo's ratio of loans to deposits was 73.7% at June 30, 1999, 73.5% at December 31, 1998 and 73.7% at December 31, 1997.

   Federal regulators have established minimum risk-based capital standards for commercial banks and bank holding companies. These guidelines provide a measure of capital levels and are intended to reflect the degree of risk associated with both on- and off-balance sheet items. The risk-based capital rules establish minimum standards; they do not evaluate all factors affecting an organization's financial condition.

   The federal regulators require a minimum ratio of qualifying total capital to risk-adjusted assets of 8% and a minimum ratio of Tier 1 capital to risk-adjusted assets of 4%. In addition to the risk-based guidelines, the federal regulators require banking organizations to maintain a minimum amount of Tier 1 capital to total assets, referred to as the leverage ratio. For a banking organization rated in the highest of the five categories used by regulators to rate banking organizations, the minimum leverage ratio of Tier 1 capital to total assets must be 3%. For all banking organizations not rated in the highest category, the minimum leverage ratio must be at least 100 to 200 basis points above the 3% minimum, or 4% to 5%.

   Mt. Diablo National Bank's capital levels at December 31, 1998 and June 30, 1999 are set forth in the tables below. Decreases in capital ratios have been attributable to the rapid growth in assets. Mt. Diablo's Tier 1 and Total Capital ratios were substantially the same as Mt. Diablo National Bank's ratios at December 31, 1998 and June 30, 1999.

                               December 31, 1998

                                                   Minimum Required Under
                                                  Prompt Corrective Action
                                                         Rules To Be
                                                 ----------------------------
                                                  Adequately        Well
                                     Actual       Capitalized    Capitalized
                                  -------------  -------------  -------------
                                  Amount  Ratio  Amount  Ratio  Amount  Ratio
(dollars in thousands)            ------- -----  ------- -----  ------- -----
Total Capital (to risk-weighted
 assets)......................... $11,716 9.00%  $10,416 8.00%  $13,021 10.00%
Tier 1 Capital (to risk-weighted
 assets).........................  10,115 7.77     5,208 4.00     7,812  6.00
Leverage (to average assets).....  10,115 6.08     6,658 4.00     8,323  5.00

                                 June 30, 1999

                                                   Minimum Required Under
                                                  Prompt Corrective Action
                                                         Rules To Be
                                                 ----------------------------
                                                  Adequately        Well
                                     Actual       Capitalized    Capitalized
                                  -------------  -------------  -------------
                                  Amount  Ratio  Amount  Ratio  Amount  Ratio
(dollars in thousands)            ------- -----  ------- -----  ------- -----
Total Capital (to risk-weighted
 assets)......................... $13,255 8.37%  $12,662 8.00%  $15,828 10.00%
Tier 1 Capital (to risk-weighted
 assets).........................  11,235 7.10     6,331 4.00     9,497  6.00
Leverage (to average assets).....  11,235 5.97     7,525 4.00     9,406  5.00

Year 2000 Compliance

   The Year 2000 issue is a serious operational problem which is widespread and complex, affecting all industries. The federal financial institution examination council (FFIEC), representing the views of each of the primary financial institution regulators, has focused on the risk that programming codes in existing computer systems will fail to properly recognize the new millennium when it occurs in the year 2000. Mt. Diablo's operations, like those of most financial institutions, are substantially dependent upon computer systems for its lending and deposit activities. The potential impact to data calculations will be significant. Erroneous calculations may occur due to the computers' erroneous reading of the year, or entire systems failures may occur.

   Most significantly affected are all forms of financial accounting, including interest computations, due dates, pensions, personnel benefits, investments, legal commitments, valuations, fixed asset depreciation lapse schedules, tax filings, and financial models. Additional problems may occur on inventory, maintenance, and file record retention programs.

   Mt. Diablo is very concerned about this issue and as a result has formed a joint Sub-Committee of the Board to oversee the implementation of Year 2000 Compliance. The Sub-Committee consists of members of the Audit Committee and the Technology Committee. In addition, Mt. Diablo has formed an internal Year 2000 Action Committee to recommend policies and procedures to the Year 2000 Board Committee, as well report on the progress of the Year 2000 compliance plan.

   Mt. Diablo's Year 2000 compliance plan focuses on Mt. Diablo's computer systems and software, outside vendors, lending and deposit relationships and correspondent and regulatory relationships. Mt. Diablo's Year 2000 compliance plan consists of five phases: awareness; inventory and assessment; renovation (analysis); validation (conversion); and implementation. Mt. Diablo's first phase, awareness, was intended to provide ongoing information to Mt. Diablo's employees, directors and customers of the impact of the Year 2000 problem. Mt. Diablo has conducted Year 2000 awareness training for all directors and employees and is continuing to train Mt. Diablo's directors and employees in the implementation of Mt. Diablo's contingency plans. Mt. Diablo expects to complete all contingency plan training of Mt. Diablo's employees by October 31, 1999.

   The second phase, inventory and assessment, required Mt. Diablo to review all systems that Mt. Diablo believes to present potential risks in order to minimize any Year 2000 operating difficulties. This review included all major computer and non-computer based systems, such as vaults, security systems and telephone systems. The inventory and assessment phase was completed on July 15, 1998. Mt. Diablo has purchased hardware/software costing $12,000 which was capitalized during the year ended 1998.

   The third phase, renovation (analysis), includes obtaining vendor certification and/or the necessary upgrades and enhancements to ensure that Mt. Diablo's existing systems are Year 2000 compliant. Mt. Diablo is continuing to follow-up with third party vendors as necessary.

   The fourth phase, validation, consists of testing and verifying systems, databases and utilities and test data exchanges with outside organizations including the Federal Reserve. Mt. Diablo's hardware has been successfully tested and Mt. Diablo is continuing to test its software. Mt. Diablo has received representations from its critical third party vendors that they are Year 2000 compliant. This phase was completed in June 1999.

   Mt. Diablo's final phase, implementation, involves not only the monitoring of renovations but also the implementation of any necessary contingency plans. Mt. Diablo has finalized its contingency plans and completed all phases of its Year 2000 compliance plan as required by Mt. Diablo's federal regulators.

   Mt. Diablo's costs to date of its Year 2000 compliance program have not been material. Although Mt. Diablo has not completed finalizing its contingency plans, Mt. Diablo does not currently believe that the future costs associated with its Year 2000 compliance program will be material.

   Mt. Diablo's customers may also experience Year 2000 problems, which could adversely affect their ability to comply with their obligations to Mt. Diablo. Mt. Diablo has assessed all significant commercial loan customers to determine their Year 2000 readiness. Although Year 2000 readiness varies among Mt. Diablo's customers, Mt. Diablo does not expect that Year 2000 problems will have such a serious impact on Mt. Diablo's customers as to cause them to suffer material adverse financial consequences.

   Mt. Diablo believes that the potential effects on its internal operations from year 2000 issues have been addressed. However, as unforeseen circumstances arise, the Year 2000 issue could disrupt Mt. Diablo's normal business operations. The most reasonably likely worst case Year 2000 scenarios foreseeable at this time, such as, for example, a major power failure, would include Mt. Diablo's not being able to systematically process, in some combination, various types of customer transactions. This could affect
Mt. Diablo's ability to accept deposits or process withdrawals, originate new loans or accept loan payments in the automated manner Mt. Diablo currently utilizes. Depending upon how long this scenario lasted, this could have a material adverse effect on Mt. Diablo's business, results of operations and financial condition. Mt. Diablo's contingency plan will address alternative methods to enable it to continue to offer basic services to its customers. The costs of Mt. Diablo's year 2000 project and its benchmark dates are based on Mt. Diablo's best estimates, which are based on a number of assumptions including future events. Mt. Diablo cannot guarantee that these estimates will be achieved at the cost disclosed or within the time frames indicated.

Quantitative and Qualitative Disclosures about Market Risk

   Mt. Diablo's primary component of market risk is interest rate volatility. Fluctuations in interest rates ultimately have an effect on the level of income and expense recorded on most of Mt. Diablo's assets and liabilities, and the market value of all interest earnings assets, other then those which have a short term to maturity. Mt. Diablo is not subject to foreign exchange or commodity price risk. Mt. Diablo does not own any trading assets and as of June 30, 1999 did not use interest rate derivatives to hedge its interest rate risk. See "--Interest Rate Sensitivity."

                   MANAGEMENT OF GREATER BAY AFTER THE MERGER

   Information concerning the directors and executive officers of Greater Bay is contained in Greater Bay's Annual Report on Form 10-K (as amended by Form 10-K/A) for the year ended December 31, 1998, which is incorporated by reference in this document.

   After completion of the merger, John J. Hounslow, Chairman and Chief Executive Officer of Mt. Diablo, will be appointed to the Board of Directors of Greater Bay. Information concerning Mr. Hounslow is set forth below.

   Mr. Hounslow has served as an executive of IBM, Memorex and U.S. Natural Resources. After serving in these capacities, he managed his own mining, chemical and energy company which he sold in 1982. Since then, Mr. Hounslow has been involved primarily in investment banking in the Danville area and in the management of his personal investment portfolio. During his executive career, Mr. Hounslow served on the Board of Directors of several corporations including Stohsner Manufacturing and Engineering, Inc., Yosemite Park & Curry Company; C.H.E. International, Stockholm, Sweden; and American Lignite Corporation. He was Chairman of the Board of the last two international companies. Mr. Hounslow assumed the role of Acting President and Chief Executive Officer of Mt. Diablo National Bank from June 14, 1994 through October 19, 1994. Mr. Hounslow currently serves on the Board of Directors of Delicato Vineyards, one of the largest wine producers in California, and is also President, Chairman and Chief Executive Officer of J.L. Hall and Co., a cable and wire assembly company serving the telecommunications industry. He attended Cornell University and the State University of New York, receiving a B.S. degree in Engineering Management. He also attended the Syracuse University Graduate School of Business, receiving an MBA degree in 1963.

Executive Compensation

   The following table sets forth, for the year ended December 31, 1998, compensation, including salary, bonuses and certain other compensation, paid by Mt. Diablo to Mr. Hounslow, Mt. Diablo's Chief Executive Officer.

                           Summary Compensation Table


                                                                            Long Term
                                                                           Compensation
                                                                              Awards
                                                 Annual Compensation       ------------
                                           -------------------------------  Securities
                                                                 Other      Underlying   All Other
   Name and Principal Position             Year Salary  Bonus Compensation   Options    Compensation
   ---------------------------             ---- ------- ----- ------------ ------------ ------------
John J. Hounslow(1).....................   1998 $40,000 $ --      $ --         $ --         $ --
 Chairman and Chief Executive Officer
 of Mt. Diablo and Chairman of
 Mt. Diablo National Bank

--------
(1) Mr. Hounslow was named Chairman and Chief Executive Officer of Mt. Diablo in May 1998.

   The following table sets forth information concerning stock options held by Mr. Hounslow as of December 31, 1998. Mr. Hounslow was not granted any stock options during 1998.

                          1998 Year-End Option Values

                          Shares Acquired   Number of Securities Underlying        Value of Unexercised
                             On Value         Unexercised Options Held At    In-the-Money Options at December
                         Exercise Realized         December 31, 1998                    31, 1998(1)
                         ----------------- --------------------------------- ---------------------------------
Name                       (#)      ($)    Exercisable (#) Unexercisable (#) Exercisable ($) Unexercisable ($)
----                     -------- -------- --------------- ----------------- --------------- -----------------
John J. Hounslow........       --       --     23,475              --           $453,772             --
                               --       --     15,600              --           $299,052             --
                               --       --     15,900              --           $275,547             --
                               --       --     15,000              --           $272,500             --

--------
(1) Represents the closing price per share of the underlying shares on the last day of the year less the option exercise price multiplied by the number of shares. The closing value per share was $26.00 on the last day of the year as reported by Sutro & Co., Investment Bankers.

   Greater Bay has proposed entering into a six-month consulting agreement with Mr. Hounslow following completion of the merger. For additional information about this agreement, see the heading "The Merger--Interests of Certain Persons in the Merger."

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF MT. DIABLO

   The following table sets forth certain information regarding the beneficial ownership of Mt. Diablo common stock as of November 3, 1999 by: (i) each person known by us to beneficially own more than 5% of the outstanding shares of common stock, (ii) each of the directors, (iii) each of the executive officers; and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person or entity named below has an address c/o Mt. Diablo's principal executive offices and has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such person or entity, except to the extent authority is shared by spouses under applicable law.

                                                           Shares Beneficially
                                                                Owned(2)
                                                           -------------------
                                                           Number
                                                             of      Percent
   Name                                                    Shares  of Class(2)
   ----                                                    ------- -----------
   J. Gordon Bingham(3)...................................  95,243     7.6%
   Stephen P. Cuff(4).....................................  56,975     4.6%
   William A. Dunkle(5)...................................  25,725     2.1%
   Donald N. Hoffman(6)...................................  50,580     4.1%
   John J. Hounslow(7).................................... 153,987    11.9%
   Ronald E. Iverson, M.D.(8).............................  49,397     4.0%
   James A. Mayer(9)......................................  20,440     1.7%
   William D. McCann(10)..................................  74,972     6.1%
   Robert P. Tiernan(11).................................. 110,021     8.8%
   Carmela D. Johnson(12).................................   6,500      .5%
   John M. Langholff(13)..................................   8,000      .7%
                                                           -------    ----
   All directors and executive officers as a group (11
    persons)(14).......................................... 651,840    43.7%
                                                           =======    ====

--------
 (1)This table is based upon information supplied by officers, directors and principal shareholders.

 (2)Due to rounding, these percentages are not exact.

 (3) Includes 60,000 shares held by the Bingham Family Trust and options to acquire 35,243 shares which are exercisable within 60 days of November 3, 1999.

 (4) Includes 20,719 shares held by the Cuff Family Trust, 9,375 shares in an IRA for Stephen P. Cuff and options to acquire 26,880 shares which are exercisable within 60 days of November 3, 1999.

 (5) Includes 13,583 shares held by the Dunkle Family Trust, 937 shares held in an IRA for Carol Dunkle, 300 shares for Mr. Dunkle's children and options to acquire 10,800 shares which are exercisable within 60 days of November 3, 1999.

 (6) Includes 13,875 shares in the Hoffman Family Trust, 11,250 in an IRA for Donald N. Hoffman and options to acquire 24,330 shares which are exercisable within 60 days of November 3, 1999.

 (7) Includes 13,432 shares in an IRA for John J. Hounslow and options to acquire 69,975 shares which are exercisable within 60 days of November 3, 1999.

 (8) Includes options to acquire 21,270 shares which are exercisable within 60 days of October 1, 1999.

 (9) Includes 3,345 shares held in an IRA for James A. Mayer and options to acquire 13,500 shares which are exercisable within 60 days of November 3, 1999.

(10) Includes 1,314 shares for the benefit of Mr. McCann's children and options to acquire 19,995 shares which are exercisable within 60 days of November 3, 1999.

(11) Includes 46,856 in an IRA for Robert P. Tiernan and options to acquire 40,665 shares which are exercisable within 60 days of November 3, 1999.

(12) Includes options to acquire 6,500 shares which are exercisable within 60 days of November 3, 1999.

(13) Includes options to acquire 8,000 shares which are exercisable within 60 days of November 3, 1999.

(14) Includes options to acquire 277,408 shares which are exercisable within 60 days of November 3, 1999.

                                    EXPERTS

   The consolidated balance sheets as of December 31, 1998 and 1997 of Greater Bay and the consolidated statements of operations, comprehensive income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this proxy statement/prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

   The consolidated statements of condition as of December 31, 1998 and 1997 of Mt. Diablo and the consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998 included and incorporated by reference in this proxy statement/prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

   Representatives of PricewaterhouseCoopers LLP are expected to be present at the special meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 LEGAL MATTERS

   The validity of the shares of Greater Bay common stock to be issued pursuant to the terms of the merger agreement will be passed upon for Greater Bay by Linda M. Iannone, Senior Vice President and General Counsel of Greater Bay. As of the date of this document, Ms. Iannone held options to purchase 14,900 shares of Greater Bay common stock. Certain legal matters in connection with the federal income tax consequences of the merger will be passed upon for Greater Bay by Manatt, Phelps & Phillips, LLP, Los Angeles, California.

                      WHERE YOU CAN FIND MORE INFORMATION

   Greater Bay files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that the companies submit at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Greater Bay's public submissions are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Commission at "http:// www.sec.gov."

   Greater Bay has filed a registration statement to register with the SEC the shares of Greater Bay common stock to be issued to Mt. Diablo shareholders in the merger. This document is a part of the registration statement and constitutes a prospectus of Greater Bay and a proxy statement of Mt. Diablo for the special meeting.

   As allowed by SEC rules, this document does not contain all the information that shareholders can find in the registration statement or the exhibits to the registration statement.

   The SEC allows Greater Bay to "incorporate by reference" information into this document, which means that the company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the documents set forth below that Greater Bay has previously filed with the SEC. These documents contain important business information about Greater Bay and its financial condition.

                                                      Period
                                                      ------
Greater Bay Commission Filings (File No. 0-25034)

Annual Report on Form 10-K (as
 amended by Form 10-K/A), except
 for Part II, Items 6, 7,
 7A and 8.......................... Year ended December 31, 1998

Quarterly Reports on Form 10-Q..... Period ended March 31, 1999 and June 30,
                                    1999

Current Reports on Form 8-K........ February 4, 1999, May 6, 1999, June 7, 1999
                                    and July 1, 1999 (as amended by Form 8-K/A
                                    filed on July 16, 1999), August 4, 1999,
                                    September 21, 1999 and October 19, 1999.

   Greater Bay incorporates by reference additional documents that it may file with the SEC between the date of this document and the date of the special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

   Greater Bay has supplied all information contained or incorporated by reference in this document relating to Greater Bay, and Mt. Diablo has supplied all such information relating to Mt. Diablo.

   Shareholders of Mt. Diablo may obtain documents incorporated by reference through Greater Bay or through the SEC or the SEC's Internet World Wide Web site described above. Documents incorporated by reference are available from Greater Bay, without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this document. You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following:

       GREATER BAY BANCORP
       2860 W. Bayshore Road
       Palo Alto, California 94303
       Telephone: (650) 614-5733
       Attention: Carleen Maniglia

   If you would like to request documents from Greater Bay, please do so at least five business days before the date of the special meeting (by December 6, 1999) in order to receive timely delivery of such documents before the special meeting.

   You should rely only on the information contained or incorporated by reference in this document to vote your shares at the special meeting. Greater Bay and Mt. Diablo have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated November 9, 1999. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the mailing of this document to shareholders nor the issuance of Greater Bay common stock in the merger creates any implication to the contrary.

                  A WARNING ABOUT FORWARD-LOOKING INFORMATION

   Greater Bay Bancorp and Mt. Diablo have each made forward-looking statements in this document and in certain documents that we refer to in this document that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the respective company's management, and on information currently available to such management. Forward-looking statements include the information concerning possible or assumed future results of operations of Greater Bay and/or Mt. Diablo set forth under "Questions and Answers About the Merger," "Summary," "The Merger--Background of and Reasons for the Merger," and "Unaudited Pro Forma Condensed Combined Financial Information," and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

   In particular, we have made statements in this document regarding expected cost savings from the merger, the anticipated accretive effect of the merger and Greater Bay's anticipated performance in future periods. With respect to estimated cost savings, Greater Bay has made assumptions regarding the extent of operational overlap between Greater Bay and Mt. Diablo, the amount of general and administrative expense consolidation, costs relating to converting Mt. Diablo's bank operations and data processing to Greater Bay's systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies' respective accounting reserve policies and the costs related to the merger. The realization of the expected cost savings are subject to the risk that the foregoing assumptions are inaccurate.

   Moreover, any statements in this document regarding the anticipated accretive effect of the merger and Greater Bay's anticipated performance in future periods are subject to risks relating to the following:

  . expected cost savings from the merger may not be fully realized or realized within the expected time-frame;

  . revenues following the merger may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the merger may be greater than expected;

  . competitive pressures among depository and other financial institutions may increase significantly;

  . costs of difficulties related to the integration of the businesses of Greater Bay and Mt. Diablo may be greater than expected;

  . changes in the interest rate environment may reduce margins;

  . general economic or business conditions, either nationally or in California, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

  . legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Greater Bay and Mt. Diablo are engaged;

  . changes may occur in the securities markets; and

  . competitors of Greater Bay and Mt. Diablo may have greater financial resources to develop products that enable such competitors to compete more successfully than Greater Bay and Mt. Diablo.

   Management of Greater Bay believes these forward-looking statements are reasonable; however, undue reliance should not be placed on such forward-looking statements, which are based on current expectations.

   Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of Greater Bay following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond Greater Bay's and Mt. Diablo's ability to control or predict. For those statements, Greater Bay and Mt. Diablo claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
                      MT. DIABLO BANCSHARES AND SUBSIDIARY

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
MT. DIABLO BANCSHARES AND SUBSIDIARY

Consolidated Balance Sheets as of June 30, 1999 and December 31, 1998.... F-2

Consolidated Statements of Income for the six months ended June 30, 1999 and 1998................................................................ F-3

Consolidated Statements of Cash Flows for the six months ended June 30,
 1999 and 1998........................................................... F-4

Notes to Consolidated Financial Statements for the six months ended June
 30, 1999 and 1998....................................................... F-5


AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
MT. DIABLO BANCSHARES AND SUBSIDIARY


Report of Independent Accountants........................................ F-7

Consolidated Balance Sheets as of December 31, 1998 and 1997............. F-8

Consolidated Statements of Income for the years ended December 31, 1998,
 1997, and 1996.......................................................... F-9

Consolidated Statements of Shareholders' Equity for the years ended
 December 31, 1998,
 1997, and 1996.......................................................... F-10

Consolidated Statements of Cash Flows for the years ended December 31,
 1998, 1997, and 1996.................................................... F-11

Notes to Consolidated Financial Statements for the years ended December
 31, 1998, 1997, and 1996................................................ F-12

                             MT. DIABLO BANCSHARES

                          CONSOLIDATED BALANCE SHEETS
                June 30, 1999 (unaudited) and December 31, 1998

                                                        June 30,    December 31,
                                                          1999          1998
                                                      ------------  ------------
                                                       (unaudited)
                       ASSETS
                       ------
Cash and due from banks.............................  $ 12,926,848  $ 11,849,359
Federal funds sold..................................    12,750,000     8,400,000
Investment securities...............................    27,134,215    25,152,617
Loans, net..........................................   138,952,367   114,671,095
Bank premises, improvements, and equipment, net.....     5,323,669     4,845,124
Interest receivable and other assets................     2,866,326     1,908,245
                                                      ------------  ------------
  Total assets......................................  $199,953,425  $166,826,440
                                                      ============  ============
        LIABILITIES AND SHAREHOLDERS' EQUITY
        ------------------------------------
Deposits:
 Noninterest-bearing demand.........................  $ 53,227,040  $ 43,832,916
 Savings and interest-bearing demand................    87,991,258    69,609,784
 Certificates of deposit of less than $100,000......    20,836,271    20,122,378
 Certificates of deposit of $100,000 or greater.....    26,591,136    22,400,420
                                                      ------------  ------------
  Total deposits....................................   188,645,705   155,965,498
Interest payable and other liabilities..............        72,520       470,785
                                                      ------------  ------------
  Total liabilities.................................   188,718,225   156,436,283
                                                      ------------  ------------
Commitments and contingencies.......................            --            --
Common stock, no par value; 10,000,000 shares
 authorized; 1,214,653 shares issued and outstanding
 as of June 30, 1999 and December 31, 1998..........     8,591,882     8,591,882
Retained earnings...................................     2,822,458     1,707,368
Accumulated other comprehensive income..............      (179,140)       90,907
                                                      ------------  ------------
  Total shareholders' equity........................    11,235,200    10,390,157
                                                      ------------  ------------
  Total liabilities and shareholders' equity........  $199,953,425  $166,826,440
                                                      ============  ============

  The accompanying notes are an integral part of these Consolidated Financial
                                   Statements

                             MT. DIABLO BANCSHARES

                       CONSOLIDATED STATEMENTS OF INCOME
                For the six months ended June 30, 1999 and 1998

                          For the six months ended   For the three months ended
                                  June 30,                    June 30,
                          -------------------------- ---------------------------
                              1999         1998          1999          1998
                          ------------  ------------ ------------- -------------
                          (unaudited)   (unaudited)   (unaudited)   (unaudited)
Interest income:
 Loans................... $  5,846,133  $  3,998,926 $   3,054,146 $   2,168,791
 Investment securities...      688,624       402,382       362,162       223,221
 Federal funds sold......      201,659       288,786        88,858       156,736
 Due from banks..........       13,309         5,143         6,216         4,303
                          ------------  ------------ ------------- -------------
  Total interest income..    6,749,725     4,695,237     3,511,382     2,553,051
                          ------------  ------------ ------------- -------------
Interest expense.........    2,315,671     1,868,706     1,190,128       997,758
                          ------------  ------------ ------------- -------------
  Net interest income....    4,434,054     2,826,531     2,321,254     1,555,293
Provision for loan
 losses..................      422,000       350,000       220,000       220,000
                          ------------  ------------ ------------- -------------
  Net interest income
   after provision for
   loan losses...........    4,012,054     2,476,531     2,101,254     1,335,293
                          ------------  ------------ ------------- -------------

Noninterest income:
 Mortgage origination
  fees...................      253,335       126,265       125,056        85,056
 Customer service fees...      141,406        87,006        74,546        46,714
 Other...................      108,950        96,742        76,202        61,692
                          ------------  ------------ ------------- -------------
  Total noninterest
   income................      503,691       310,013       275,804       193,462
                          ------------  ------------ ------------- -------------

Noninterest expense:
 Salaries and employee
  benefits...............    1,275,324     1,061,283       626,144       526,047
 Equipment...............      407,914       361,501       197,164       184,473
 Professional services...      356,466       212,374       188,283       122,474
 Occupancy...............      139,883       122,192        63,125        64,542
 Customer service
  expense................       64,582        77,240        32,317        42,608
 Stationery and
  supplies...............       74,828        73,071        36,377        38,840
 Advertising and
  promotion..............       69,883        46,253        32,964        25,900
 Bank insurance and
  assessments............       60,473        49,929        34,400        23,351
 Other operating
  expenses...............      192,678        59,636       116,074        38,473
                          ------------  ------------ ------------- -------------
  Total noninterest
   expense...............    2,642,031     2,063,479     1,326,848     1,066,708
                          ------------  ------------ ------------- -------------
Income before income tax
 expense.................    1,873,714       723,065     1,050,210       462,047
Income tax expense.......      758,624       291,500       425,140       189,500
                          ------------  ------------ ------------- -------------
  Net income............. $  1,115,090  $    431,565 $     625,070 $     272,547
                          ============  ============ ============= =============
Basic earnings per
 share................... $       0.92  $       0.36 $        0.51 $        0.22
                          ============  ============ ============= =============
Diluted earnings per
 share................... $       0.77  $       0.31 $        0.43 $        0.20
                          ============  ============ ============= =============

  The accompanying notes are an integral part of these Consolidated Financial
                                   Statements

                             MT. DIABLO BANCSHARES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                For the six months ended June 30, 1999 and 1998

                                                    Six Months Ended June 30,
                                                    --------------------------
                                                        1999          1998
                                                    ------------  ------------
                                                    (unaudited)   (unaudited)
Cash flows from operating activities:
 Net income........................................ $  1,115,090  $    431,565
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation, amortization, and accretion........      343,788       190,551
  Provision for loan losses........................      419,105       203,964
  Net increase in deferred loan fees...............     (498,744)     (189,257)
  Deferred income taxes............................      (32,376)           --
  Increase in interest receivable and other
   assets..........................................     (925,705)      (88,497)
  Increase (decrease) in interest payable and other
   liabilities.....................................     (334,686)      389,190
                                                    ------------  ------------
   Net cash provided by operating activities.......       86,472       937,516
                                                    ------------  ------------
Cash flows from investing activities:
 Proceeds from maturing investment securities......    5,445,000     2,609,385
 Proceeds from sale of investment securities.......           --            --
 Purchases of available-for-sale investment
  securities.......................................   (7,882,967)   (8,498,152)
 Loan originations and purchases, net of repayments
  and participations...............................  (24,201,633)  (21,006,910)
 Purchase of bank premises, improvements, and
  equipment........................................     (699,590)   (1,173,868)
                                                    ------------  ------------
   Net cash used in investing activities...........  (27,339,190)  (28,069,545)
                                                    ------------  ------------
Cash flows from financing activities:
 Net increase in deposits..........................   32,680,207    34,472,429
                                                    ------------  ------------
   Net cash provided by financing activities.......   32,680,207    34,472,429
                                                    ------------  ------------
   Net increase in cash and cash equivalents.......    5,427,489     7,340,400
Cash and cash equivalents at beginning of period...   20,249,359    18,734,827
                                                    ------------  ------------
Cash and cash equivalents at end of period......... $ 25,676,848  $ 26,075,227
                                                    ============  ============
Supplemental disclosures of cash flow information:
 Cash paid during the period for interest.......... $  2,315,096  $  1,862,634
 Cash paid during the period for income taxes......      791,000       291,500


  The accompanying notes are an integral part of these Consolidated Financial
                                   Statements

                             MT. DIABLO BANCSHARES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          For the six months ended June 30, 1999 and 1998 (unaudited)

1. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

   The consolidated financial statements include the accounts of Mt. Diablo Bancshares (the Company) and its wholly owned subsidiary, Mt. Diablo National Bank (the Bank). There have been no changes in the subsidiaries of the Company between December 31, 1998 and June 30, 1999. All significant intercompany balances and transactions have been eliminated in consolidation.

   The Consolidated Balance Sheet as of June 30, 1999 and the Consolidated Statements of Income for the six month and three month periods ended June 30, 1999 and 1998 and the Consolidated Statements of Cash Flows for the six month period ended June 30, 1999 and 1998 have been prepared by the Company and are not audited.

   The unaudited consolidated financial statement information presented was prepared on the same basis as the audited Consolidated Financial Statements for the years ended December 31, 1998 and 1997. In the opinion of management such unaudited Consolidated Financial Statements reflect all adjustments necessary for a fair statement of the results of operations and balances for the interim periods presented. Such adjustments are of a normal recurring nature. The results of operations for the six months ended June 30, 1999 are not necessarily indicative of the results to be expected for the full year.

2. Recent Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires the recognition of all derivative instruments in the statement of financial position as either assets or liabilities and the measurement of derivative instruments at fair value. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities Deferral of the Effective Date of FASB Statement No. 133." The original effective date for SFAS No. 133 was for all fiscal years beginning after June 15, 1999. As a result of SFAS No. 137, the effective date for SFAS No. 133 is for all fiscal quarters of all fiscal years beginning after June 15, 2000. The adoption of SFAS No. 133, as amended by SFAS No. 137, is not expected to have a material effect on the Company's consolidated financial statements.

                             MT. DIABLO BANCSHARES

          For the six months ended June 30, 1999 and 1998 (unaudited)

3. Earnings Per Share

   The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share:

                                                Six months ended June 30,
                                            -----------------------------------
                                              Income       Shares     Per Share
                                            (Numerator) (Denominator)  Amount
                                            ----------- ------------  ---------
   1999
   Basic:
    Net income............................. $1,115,090   1,214,653      $0.92
    Dilutive effect of Stock Option Plan...         --     226,121
                                            ----------   ---------      -----
   Diluted:
    Net income and assumed conversions..... $1,115,090   1,440,714      $0.77
                                            ----------   ---------      -----
   1998
   Basic:
    Net income............................. $  431,565   1,214,653      $0.36
    Dilutive effect of Stock Option Plan...         --     162,082
                                            ----------   ---------      -----
   Diluted:
    Net income and assumed conversions..... $  431,565   1,376,735      $0.31
                                            ----------   ---------      -----

4. Subsequent Event

   In September 1999, the Company sold its corporate headquarters to an unrelated third party for $4,978,316. In connection with this transaction, the Company recorded a pre-tax gain of $535,212 in the third quarter of 1999. Because the Company will lease back a portion of these premises, the remaining gain of $1,806,613 has been deferred and will be amortized over the lease term.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Mt. Diablo Bancshares

   In our opinion the accompanying consolidated balance sheets and the related consolidated statements of income, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Mt. Diablo Bancshares and its subsidiary at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

San Francisco, California
January 29, 1999

                             MT. DIABLO BANCSHARES

                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1998 and 1997

                                                          1998         1997
                                                      ------------ ------------
                       ASSETS
                       ------
Cash and due from banks.............................  $ 11,849,359 $  6,234,827
Federal funds sold..................................     8,400,000   12,500,000
Investment securities...............................    25,152,617   10,203,188
Loans, net..........................................   114,671,095   69,944,216
Bank premises, improvements, and equipment, net.....     4,845,124    4,028,309
Interest receivable and other assets................     1,908,245    1,224,082
                                                      ------------ ------------
  Total assets......................................  $166,826,440 $104,134,622
                                                      ============ ============

        LIABILITIES AND SHAREHOLDERS' EQUITY
        ------------------------------------

Deposits:
 Noninterest-bearing demand.........................  $ 43,832,916 $ 20,559,682
 Savings and interest-bearing demand................    69,609,784   39,318,277
 Certificates of deposit of less than $100,000......    20,122,378   17,497,010
 Certificates of deposit of $100,000 or greater.....    22,400,420   17,563,231
                                                      ------------ ------------
  Total deposits....................................   155,965,498   94,938,200
 Interest payable and other liabilities.............       470,785      290,519
                                                      ------------ ------------
  Total liabilities.................................   156,436,283   95,228,719
                                                      ------------ ------------
Commitments and contingencies.......................            --           --
Common stock, no par value, 10,000,000 shares
 authorized, 1,214,653 shares issued and outstanding
 as of December 31, 1998; $5.00 par value,
 2,000,000 shares authorized, 809,775 shares issued
 and outstanding as of December 31, 1997............     8,591,882    4,000,000
Additional paid-in capital..........................            --    4,591,996
Retained earnings...................................     1,707,368      311,406
Accumulated other comprehensive income..............        90,907        2,501
                                                      ------------ ------------
  Total shareholders' equity........................    10,390,157    8,905,903
                                                      ------------ ------------
  Total liabilities and shareholders' equity........  $166,826,440 $104,134,622
                                                      ============ ============


  The accompanying notes are an integral part of these consolidated financial statements.

                             MT. DIABLO BANCSHARES

                       CONSOLIDATED STATEMENTS OF INCOME
              For the years ended December 31, 1998, 1997 and 1996


                                                 1998        1997       1996
                                              ----------- ---------- ----------
Interest income:
 Loans......................................  $ 9,269,420 $5,723,057 $3,544,666
 Investment securities......................      997,356    371,598    248,003
 Federal funds sold.........................      622,202    343,714    276,045
 Due from banks.............................       19,412         --         --
                                              ----------- ---------- ----------
  Total interest income.....................   10,908,390  6,438,369  4,068,714
                                              ----------- ---------- ----------
Interest expense............................    4,158,916  2,556,148  1,672,150
                                              ----------- ---------- ----------
  Net interest income.......................    6,749,474  3,882,221  2,396,564
Provision for loan losses...................      790,000    463,000    180,835
                                              ----------- ---------- ----------
  Net interest income after provision for
   loan losses..............................    5,959,474  3,419,221  2,215,729
                                              ----------- ---------- ----------
Noninterest income:
 Mortgage origination fees..................      314,372    117,237         --
 Customer service fees......................      281,905    212,572    116,174
 Other......................................      112,711     18,570     28,750
                                              ----------- ---------- ----------
  Total noninterest income..................      708,988    348,379    144,924
                                              ----------- ---------- ----------
Noninterest expense:
 Salaries and employee benefits.............    2,199,668  1,354,264    856,139
 Equipment..................................      489,299    334,664    175,125
 Professional services......................      468,721    324,652    293,965
 Occupancy..................................      251,722     55,951    168,976
 Customer service...........................      150,021     80,323    107,884
 Stationery and supplies....................      146,056    111,901     84,194
 Promotion and advertising..................      109,970     72,160     96,868
 Bank insurance and assessments.............      100,914     83,435     52,164
 Other operating............................      395,849    208,931    159,284
                                              ----------- ---------- ----------
  Total noninterest expense.................    4,312,220  2,626,281  1,994,599
                                              ----------- ---------- ----------
Income before income tax expense (benefit)..    2,356,242  1,141,319    366,054
Income tax expense (benefit)................      960,280    427,000   (136,500)
                                              ----------- ---------- ----------
  Net income................................  $ 1,395,962 $  714,319 $  502,554
                                              =========== ========== ==========
Basic earnings per share....................  $      1.15 $     0.68 $     0.56
                                              =========== ========== ==========
Diluted earnings per share..................  $      0.98 $     0.63 $     0.56
                                              =========== ========== ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                             MT. DIABLO BANCSHARES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              For the Years Ended December 31, 1998, 1997 and 1996

                                                            Retained
                           Shares     Common    Paid-In     Earnings   Comprehensive
                           Issued     Stock     Capital    (Deficit)      Income        Total
                          --------- ---------- ----------  ----------  ------------- -----------
Balance at December 31,
 1995...................    900,000 $3,000,000 $2,938,813  $ (905,467)    $21,149    $ 5,054,495
Comprehensive income:
 Net income.............                                      502,554                    502,554
 Other comprehensive
  income, net of tax:
 Change in unrealized
  gain (loss) on
  investment
  securities............                                                  (16,057)       (16,057)
                          --------- ---------- ----------  ----------     -------    -----------
 Comprehensive income...         --         --         --     502,554     (16,057)       486,497
                          --------- ---------- ----------  ----------     -------    -----------
Balance at December 31,
 1996...................    900,000  3,000,000  2,938,813    (402,913)      5,092      5,540,992
Comprehensive income:
 Net income.............                                      714,319                    714,319
 Other comprehensive
  income, net of tax:
 Change in unrealized
  gain (loss) on
  investment
  securities............                                                   (2,591)        (2,591)
                          --------- ---------- ----------  ----------     -------    -----------
 Comprehensive income...         --         --         --     714,319      (2,591)       711,728
                          --------- ---------- ----------  ----------     -------    -----------
Issuance of common
 stock..................    300,000  1,000,000  1,555,433                              2,555,433
Exercise of common stock
 options................     14,653                97,750                                 97,750
                          --------- ---------- ----------  ----------     -------    -----------
Balance at December 31,
 1997...................  1,214,653  4,000,000  4,591,996     311,406       2,501      8,905,903
Comprehensive income:
 Net income.............                                    1,395,962                  1,395,962
 Other comprehensive
  income, net of tax:
 Change in unrealized
  gain (loss) on
  investment
  securities............                                                   88,406         88,406
                          --------- ---------- ----------  ----------     -------    -----------
 Comprehensive income...         --         --         --   1,395,962      88,406      1,484,368
                          --------- ---------- ----------  ----------     -------    -----------
3 for 2 stock split--
 cash paid in lieu of
 fractional shares......                             (114)                                  (114)
Conversion of Bank
 shares to Company
 shares (change to zero-
 par value).............             4,591,882 (4,591,882)
                          --------- ---------- ----------  ----------     -------    -----------
Balance at December 31,
 1998...................  1,214,653 $8,591,882         --  $1,707,368     $90,907    $10,390,157
                          ========= ========== ==========  ==========     =======    ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                             MT. DIABLO BANCSHARES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the years ended December 31, 1998, 1997 and 1996


                                           1998          1997          1996
                                       ------------  ------------  ------------
Cash flows from operating activities:
 Net income..........................  $  1,395,962  $    714,319  $    502,554
 Adjustments to reconcile net income
  to net cash provided by operating
  activities:
  Depreciation, amortization, and
   accretion.........................       558,698       198,038       182,747
  Provision for loan losses..........       790,000       463,000       180,835
  Net increase in deferred loan
   fees..............................        23,074       164,819       118,686
  Deferred income taxes..............      (280,720)      133,000      (150,000)
  Increase in interest receivable and
   other assets......................      (467,022)     (545,592)      (78,630)
  Increase in interest payable and
   other liabilities.................       180,266        48,017       190,288
  Gain on sale of securities.........       (26,032)           --            --
                                       ------------  ------------  ------------
   Net cash provided by operating
    activities.......................     2,174,226     1,175,601       946,480
                                       ------------  ------------  ------------
Cash flows from investing activities:
 Proceeds from maturing investment
  securities.........................     6,551,485     4,236,272     9,970,084
 Proceeds from sale of investment
  securities.........................     8,034,867            --
 Purchases of available-for-sale
  investment securities..............   (29,500,355)   (8,929,133)   (9,814,274)
 Loan originations and purchases, net
  of repayments and participations...   (45,539,953)  (27,961,485)  (12,717,630)
 Purchase of bank premises,
  improvements, and equipment........    (1,232,922)   (1,404,815)   (2,538,320)
                                       ------------  ------------  ------------
   Net cash used in investing
    activities.......................   (61,686,878)  (34,059,161)  (15,100,140)
                                       ------------  ------------  ------------
Cash flows from financing activities:
 Net increase in deposits............    61,027,298    44,514,930    11,585,338
 Stock split/cash paid in-lieu of
  fractional shares..................          (114)           --            --
 Issuance of common stock............            --     2,555,433            --
 Exercise of common stock options....            --        97,750            --
                                       ------------  ------------  ------------
   Net cash provided by financing
    activities.......................    61,027,184    47,168,113    11,585,338
                                       ------------  ------------  ------------
   Net increase (decrease) in cash
    and cash equivalents.............     1,514,532    14,284,553    (2,568,322)
Cash and cash equivalents at
 beginning of year...................    18,734,827     4,450,273     7,018,595
                                       ------------  ------------  ------------
Cash and cash equivalents at end of
 year................................  $ 20,249,359  $ 18,734,826  $  4,450,273
                                       ============  ============  ============
Supplemental disclosures of cash flow
 information:
 Cash paid during the year for
  interest...........................  $  4,152,458  $  2,443,348  $  1,613,297
 Cash paid during the year for income
  taxes..............................       800,000       527,000        13,500

  The accompanying notes are an integral part of these consolidated financial statements.

                             MT. DIABLO BANCSHARES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

Organization and Basis of Presentation

   Mt. Diablo Bancshares (the Company) was formed on July 1, 1998. The shareholders of Mt. Diablo National Bank (the Bank) exchanged all their outstanding common shares for 1,214,653 common shares in the Company and the Company acquired 100% of the outstanding common shares of the Bank.

   The financial condition and results of operations of the Bank have been consolidated with those of the Company. The historical financial condition and results of operations of the Bank have been presented for comparative purposes. All significant intercompany transactions and accounts have been eliminated in the consolidated financial statements.

   The Company declared and executed a 3 for 2 stock split during the year ended December 31, 1998. Accordingly, the effect of the stock split has been reflected retroactively for all periods presented.

Nature of Operations

   The Bank operates three branches in Alameda and Contra Costa Counties, California. The Bank's primary source of revenue is through providing commercial and real estate loans to customers who are predominantly small and middle-market businesses. The cost of funds relate to various deposit products offered to these same businesses and individuals.

Risks and Uncertainties

   In the normal course of its business, the Company encounters two significant types of risk: economic and regulatory. There are three main components of economic risk: interest rate risk, credit risk and market risk. The Company is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different speeds, or on a different basis, than its interest-earning assets. Related to interest rate risk is prepayment risk. Prepayment risk is the risk associated with the prepayment of assets, and the write-off of premiums associated with those assets, should interest rates fall dramatically. Credit risk is the risk of default, primarily in the Company's loan portfolio, that results from the borrowers' inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of securities, the value of collateral underlying loans receivable and the valuation of real estate owned.

   The Company is subject to the regulations of various governmental agencies. These regulations change significantly from period to period. Such regulations can also restrict the growth of the Company and the Bank as a result of capital requirements. The Company also undergoes periodic examinations by the regulatory agencies which may subject it to further changes with respect to asset valuations, amounts of required loss allowances and operating restrictions. Such changes may result from the regulators' judgments based on information available to them at the time of their examinations.

Use of Estimates in the Preparation of Financial Statements

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of certain revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             MT. DIABLO BANCSHARES

Cash and Cash Equivalents

   For the purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are sold for one-day periods. Substantially all cash and due from banks held in other financial institutions exceed existing deposit insurance coverage.

Investment Securities

   The Bank classifies and accounts for debt and equity securities as follows:

 Held-to-Maturity:

   Debt securities that management has the positive intent and ability to hold until maturity are classified as held-to-maturity are carried at their remaining unpaid principal balance, net of unamortized premiums or unaccreted discounts. Premiums are amortized and discounts are accreted using the level of interest yield method over the estimated remaining term of the underlying security.

 Trading Securities:

   Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at market value, with unrealized gains and losses included in earnings. The bank held no trading securities during 1998, 1997 or 1996.

 Available-for-Sale:

   Debt and equity securities that will be held for indefinite periods of time, including securities that may be sold in response to changes in market interest or prepayment rates, needs for liquidity and changes in the availability of and the yield of alternative investments are classified as available-for-sale. These assets are carried at market value. Market value is determined using published quotes as of the close of business. Unrealized gains and losses are excluded from net income and reported net of tax as a separate component of comprehensive income displayed separately from retained earnings in the statement of shareholders' equity. The amortized cost of investment securities is adjusted for amortization of premiums and accretion of discount to maturity, or, in the case of mortgage-backed securities, over the estimated life of the security using a method which approximates the interest method. Such amortization and accredited interest are included in interest income. Realized gains and losses are determined using the specific identification method and are included in other income or expenses in the accompanying Consolidated Statements of Income.

Loans

   The Bank holds loans primarily for investment purposes and has both the intent and ability to hold these loans until maturity. Loans held for investment purposes are carried at amortized cost. The Bank's loan portfolio includes commercial, real estate, and construction loans (generally collateralized by first and second deeds of trust on real estate, business assets, or personal property) as well as consumer loans. Interest income is accrued daily on the outstanding loan balances using the simple interest method.

   Loans are generally placed on nonaccrual status when the borrowers are past due 90 days and when payment in full of principal or interest is not expected. At the time a loan is placed on nonaccrual status, any interest income previously accrued but not collected is reversed.

                             MT. DIABLO BANCSHARES

   The Bank charges loan origination and commitment fees. Net loan origination fees are deferred and amortized to interest income over the life of the loan on a method that produces a level yield. Loan commitment fees are amortized to interest income over the commitment period.

   The Bank acts as a mortgage broker and receives fees for these services. Generally when correspondent banks fund these loans, such loan fees are presented as a part of noninterest income.

Allowance for Loan Losses

   A loan is considered impaired based on current information and events if it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Allowances for losses on impaired loans are to be measured under one of three methods. Because most of the Bank's loans are collateral dependent, the calculation of the allowance on impaired loans is generally based on the fair value of the collateral. Income recognition on impaired loans conforms to the method the Bank uses for income recognition on nonaccrual loans.

   An allowance for loan losses is maintained at a level deemed appropriate by management to provide for known loan losses as well as unidentified losses in the loan portfolio. The allowance is based upon management's assessment of various factors affecting the collectibility of the loans, including current and projected economic conditions, past credit experience, delinquency status, the value of the underlying collateral, if any, and continuing review of the portfolio of loans and commitments. The allowance is increased by provisions charged to income and reduced by net charge-offs.

   The allowance for loan losses is based on estimates, and ultimate losses may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known.

Bank Premises and Equipment

   Bank premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line basis over the shorter of the estimated useful lives of the assets or the term of the lease.

Income Taxes

   Deferred income taxes reflect the estimated future tax effects of temporary differences between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations.

Reclassifications

   Certain amounts in the 1997 and 1996 financial statements have been reclassified to correspond to the 1998 presentation. These reclassifications did not affect previously reported net income or retained earnings.

Comprehensive Income

   On January 1, 1998 the Company adopted SFAS 130 "Reporting Comprehensive Income." This statement requires companies to classify items of other comprehensive income by their nature in the financial statements and display the accumulated other comprehensive income separately from retained earnings in the equity section of the balance sheet and in the statement of shareholders' equity.

                             MT. DIABLO BANCSHARES

2. Investment Securities

   The amortized cost and estimated market values of investment securities at December 31, 1998 and 1997 were as follows:

                                                      1998
                                  ---------------------------------------------
                                              Unrealized Unrealized   Market
                                     Cost       Gains      Losses      Value
                                  ----------- ---------- ---------- -----------
Investment securities available-
 for-sale:
 U.S. Treasury Securities.......  $13,164,593  $ 29,157     $ --    $13,193,750
 Securities of U.S. Government
  Agencies......................    6,087,926    24,024       --      6,111,950
 Tax-Exempt Municipals..........    5,171,912   101,305       --      5,273,217
Other securities:
 Federal Reserve Bank Stock.....      257,800        --       --        257,800
 Federal Home Loan Bank Stock...      315,900        --       --        315,900
                                  -----------  --------     ----    -----------
                                  $24,998,131  $154,486     $ --    $25,152,617
                                  ===========  ========     ====    ===========

                                                      1997
                                  ---------------------------------------------
                                              Unrealized Unrealized   Market
                                     Cost       Gains      Losses      Value
                                  ----------- ---------- ---------- -----------
Investment securities available-
 for-sale:
 U.S. Treasury Securities.......  $   998,753   $  310     $   --   $   999,063
 Securities of U.S. Government
  Agencies......................    7,847,224       --      1,328     7,845,896
 Tax-Exempt Municipals..........    1,011,760    3,519         --     1,015,279
Other securities:
 Federal Reserve Bank Stock.....      167,950       --         --       167,950
 Federal Home Loan Bank Stock...      175,000       --         --       175,000
                                  -----------   ------     ------   -----------
                                  $10,200,687   $3,829     $1,328   $10,203,188
                                  ===========   ======     ======   ===========

   Proceeds from the sales of investment securities during 1998 were $8,034,867 resulting in gains of $26,032. There were no sales of investment securities during 1997 or 1996.

   The scheduled maturities of investment securities available-for-sale at December 31, 1998 were as follows:

                                                         Amortized    Market
                                                           Cost        Value
                                                        ----------- -----------
Due in less than one year.............................. $ 8,640,042 $ 8,655,290
Due in one to five years...............................  11,345,764  11,436,715
Due in five to ten years...............................   5,012,325   5,060,612
                                                        ----------- -----------
                                                        $24,998,131 $25,152,617
                                                        =========== ===========

                             MT. DIABLO BANCSHARES

3. Loans and Allowance for Loan Losses

   The loan portfolio at December 31, 1998 and 1997 consisted of the following:

                                                          1998         1997
                                                      ------------  -----------
Commercial........................................... $ 35,098,540  $23,610,262
Consumer.............................................    4,386,335    2,699,796
Real estate:
 Construction........................................   27,192,222   14,446,020
 Commercial..........................................   37,601,034   19,434,528
 Commercial Land.....................................    4,017,575    2,265,186
 Land................................................    3,248,012    3,400,376
 Equity lines........................................    4,649,140    4,748,189
Other loans..........................................      324,205      484,116
                                                      ------------  -----------
                                                       116,517,063   71,088,473
Less:
 Deferred loan fees..................................     (245,015)    (221,941)
 Allowance for loan losses...........................   (1,600,953)    (922,316)
                                                      ------------  -----------
                                                      $114,671,095  $69,944,216
                                                      ============  ===========

   The Bank concentrates its lending activities in commercial loans and real estate loans made primarily to businesses and individuals within the eastern San Francisco Bay Area.

   The change in the allowance for loan losses for the years ended December 31, 1998, 1997 and 1996 is as follows:

                                                   1998       1997       1996
                                                ----------  ---------  --------
Balance at beginning of year................... $  922,316  $ 549,667  $303,469
Provision for loan losses......................    790,000    463,000   180,835
Loans charged off..............................   (152,699)  (112,067)   (9,637)
Recoveries.....................................     41,336     21,716    75,000
                                                ----------  ---------  --------
Balance at end of year......................... $1,600,953  $ 922,316  $549,667
                                                ==========  =========  ========

   There was one loan totaling $84,872 on nonaccrual status as of December 31, 1998. Interest foregone on such loan totaled $2,612. There were four loans totaling $242,110 on nonaccrual status as of December 31, 1997. Interest foregone on such loans totaled $13,269. There was one loan totaling $30,660 on nonaccrual status as of December 31, 1996. Interest foregone on such loan totaled $8,294. During the years ended December 31, 1998, 1997 and 1996, the Bank held no loans which were considered impaired under SFAS No. 114.

                             MT. DIABLO BANCSHARES

4. Bank Premises, Improvements, and Equipment

   Bank premises and equipment at December 31, 1998 and 1997 consisted of the following:

                                                           1998         1997
                                                        -----------  ----------
   Land................................................ $ 1,530,000  $1,205,000
   Building............................................   2,172,984   1,921,678
   Furniture, fixtures and equipment...................   1,433,350   1,017,693
   Software............................................     363,139     299,000
   Leasehold improvements..............................     395,449     218,629
                                                        -----------  ----------
                                                          5,894,922   4,662,000
   Less accumulated depreciation and amortization......  (1,049,798)   (633,691)
                                                        -----------  ----------
                                                        $ 4,845,124  $4,028,309
                                                        ===========  ==========

   Depreciation and amortization expense for the years ended December 31, 1998, 1997, and 1996 were $416,107, $204,282, and $146,526, respectively.

5. Earnings Per Share

   The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share for the years ended December 31, 1998, 1997 and 1996:

                                                          Average
                                                          Shares
                                             Income     Outstanding  Per Share
                                           (Numerator) (Denominator)  Amount
                                           ----------- ------------- ---------
   1998
    Basic
     Net income........................... $1,395,962    1,214,653     $1.15
     Dilutive effect of Stock Option
      Plans...............................         --      208,540
                                           ----------    ---------
    Diluted:
     Net income and assumed conversions... $1,395,962    1,423,193     $0.98
                                           ==========    =========
   1997
    Basic:
     Net income........................... $  714,319    1,054,123     $0.68
     Dilutive effect of Stock Option
      Plans...............................         --       83,062
                                           ----------    ---------
    Diluted:
     Net income and assumed conversions... $  714,319    1,135,939     $0.63
                                           ==========    =========
   1996
    Basic:
     Net income........................... $  502,554      900,000     $0.56
     Dilutive effect of Stock Option
      Plans...............................         --           --
                                           ----------    ---------
    Diluted:
     Net income and assumed conversions... $  502,554      900,000     $0.56
                                           ==========    =========

                             MT. DIABLO BANCSHARES

6. Income Taxes

   The provision for income taxes for the year ended December 31, 1998, 1997, and 1996 consisted of the following:

                                                   1998       1997     1996
                                                 ---------  -------- ---------
   Current:
    Federal..................................... $ 933,000  $175,000 $   6,000
    State.......................................   241,920   119,000     7,500
                                                 ---------  -------- ---------
                                                 1,174,920   294,000    13,500
   Deferred:
    Federal.....................................  (206,000)  122,000   183,000
    State.......................................    (8,640)   11,000    (6,000)
    Change in valuation allowance...............        --        --  (327,000)
                                                 ---------  -------- ---------
                                                  (214,640)  133,000  (150,000)
                                                 ---------  -------- ---------
     Total...................................... $ 960,280  $427,000 $(136,500)
                                                 =========  ======== =========

   The following table reconciles the statutory income tax rate to the consolidated effective income tax rate for the years ended December 31, 1998, 1997 and 1996:

                                                        1998   1997   1996
                                                        ----   ----   -----
   Federal income tax rate............................. 34.0 % 34.0 %  34.0 %
   State franchise tax rate, net of federal income tax
    effects............................................  7.2 %  7.2 %   7.2 %
                                                        ----   ----   -----
   Statutory income tax rate........................... 41.2 % 41.2 %  41.2 %
   (Reduction) increase in tax rate resulting from
    Reversal of valuation allowance....................  0.0 %  0.0 % (89.3)%
    Miscellaneous items, net........................... (0.4)% (3.8)%  10.8 %
                                                        ----   ----   -----
                                                        40.8 % 37.4 % (37.3) %
                                                        ====   ====   =====

                             MT. DIABLO BANCSHARES

   The components of deferred income tax assets and liabilities as of December 31, 1998 and 1997 are as follows:

                                                                1998     1997
                                                              -------- --------
   Assets
    Allowance for loan losses................................ $558,000 $205,000
    Loan fees................................................  110,000   75,000
    State tax, net of federal income tax effect..............   80,000   17,000
                                                              -------- --------
     Total deferred income tax assets........................  748,000  297,000
                                                              -------- --------
   Liabilities
    Unrealized gains on securities...........................   66,080       --
    Accrual to cash adjustments..............................  373,000  203,000
    Other....................................................   27,280   27,000
                                                              -------- --------
     Total deferred income tax liabilities...................  466,360  230,000
                                                              -------- --------
    Net deferred income tax assets........................... $281,640 $ 67,000
                                                              ======== ========

   No valuation allowance has been recorded against the net deferred tax assets as these will more likely than not be fully realized.

7. Related Party Transactions

   In the ordinary course of business, the Bank has made loans and advances under lines of credit to directors and officers and their related interests. An analysis of loans to related parties for 1998 and 1997 is shown below:

                                                              1998       1997
                                                           ----------  --------
   Balance, beginning of year............................. $  214,795  $241,258
    Additions.............................................  3,908,746   594,315
    Payments..............................................   (759,642) (620,778)
                                                           ----------  --------
   Balance, end of year................................... $3,363,899  $214,795
                                                           ==========  ========

   At December 31, 1998 and 1997, the Bank has $1,503,307 and $458,295,
respectively, of undisbursed commitments to extend credit to these directors and officers.

8. Commitments and Contingencies

Restricted Cash

   The Bank is required by federal regulations to maintain certain minimum average balances with the Federal Reserve Bank, based primarily on the Bank's daily demand deposit balances. Required deposits held with the Federal Reserve Bank as of December 31, 1998 were $950,000.

                             MT. DIABLO BANCSHARES

Lease Commitments

   At December 31, 1998, minimum fixed lease commitments under noncancelable operating leases having an original term of more than one year are as follows:

     Year Ended December 31                                              Amount
     ----------------------                                             --------
     1999.............................................................. $216,634
     2000..............................................................  207,482
     2001..............................................................  161,722
     2002..............................................................  144,787
     Thereafter........................................................   93,982
                                                                        --------
                                                                        $824,607
                                                                        ========

   Rental expense was $126,095, $24,350 and $94,174 in 1998, 1997 and 1996,
respectively.

   The Bank leases a portion of its building to third parties. Minimum future rental income under noncancelable leases at December 31, 1998 is as follows:

     Year Ended December 31                                              Amount
     ----------------------                                             --------
     1999.............................................................. $313,724
     2000..............................................................  243,329
     2001..............................................................  156,308
     2002..............................................................   78,324
     Thereafter........................................................   62,007
                                                                        --------
                                                                        $853,692
                                                                        ========

   Rental income from these leases for the years 1998, 1997 and 1996 was $316,050, $240,383, and $54,285, respectively and is presented as an offset to occupancy expense in the Consolidated Statements of Income.

9. Regulatory Capital Requirements

   The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material affect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

                             MT. DIABLO BANCSHARES

   Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk weighted assets, and Tier 1 capital to average assets (leverage ratio). Tier I capital is defined as common stock, surplus and retained earnings. Total capital is defined as Tier I capital and loan loss reserve. Management believes, as of December 31, 1998, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

                                                                         To Be Well-
                                                                      Capitalized Under
                                                   For Capital        Prompt Corrective
                                Actual          Adequacy Purposes     Action Provisions
                         --------------------  --------------------  --------------------
                             Amount     Ratio     Amount      Ratio     Amount      Ratio
                         -------------- -----  -------------  -----  -------------  -----
                         (in thousands)        (in thousands)        (in thousands)
As of December 31, 1998
Total Capital (to Risk
 Weighted Assets):
 Company................    $11,991      9.20%    $10,426     8.00%
 Bank...................    $11,716      9.00%    $10,416     8.00%     $13,021     10.00%
Tier I Capital (to Risk
 Weighted Assets):
 Company................    $10,390      7.97%    $ 5,213     4.00%
 Bank...................    $10,115      7.77%    $ 5,208     4.00%     $ 7,812      6.00%
Tier I Capital (to
 Average Assets):
 Company................    $10,390      6.24%    $ 6,663     4.00%
 Bank...................    $10,115      6.08%    $ 6,658     4.00%     $ 8,323      5.00%
As of December 31, 1997
Total Capital (to Risk
 Weighted Assets).......    $ 9,825     11.85%    $ 6,634     8.00%     $ 8,292     10.00%
Tier I Capital (to Risk
 Weighted Assets).......    $ 8,903     10.86%    $ 3,280     4.00%     $ 4,920      6.00%
Tier I Capital (to
 Average Assets)........    $ 8,903     11.60%    $ 3,071     4.00%     $ 3,839      5.00%

   As of December 31, 1998, the Bank was categorized as adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratio as set forth in the table, and not subject to a capital directive. Management is not aware of any conditions or events subsequent to December 31, 1998 that would cause a change in the category of the Bank.

10. Stock Option Plan

   The Bank has separate directors' and employees' stock option plans (the "Plans"), whereby options to purchase up to 360,000 shares of common stock have been authorized to directors and key officers at a price not less than the fair market value on the date the option is granted. Options to directors and key officers vest ratably over two and five years, respectively, from the date of grant. All options expire ten years from the date of grant.

                             MT. DIABLO BANCSHARES

   On January 1, 1996 the Bank adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" (SFAS 123). As permitted by SFAS 123, the Bank has chosen to apply APB Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its Plans. Accordingly, no compensation cost has been recognized for options granted under the Plans. Had compensation cost for the Bank's Plans been determined based on fair market value at the grant dates for awards under the Plans consistent with the method prescribed by SFAS 123, the impact on the Bank's net income would have been reduced to the proforma amounts indicated below:

                                                     1998      1997     1996
                                                  ---------- -------- --------
   Net income as reported........................ $1,395,962 $714,319 $502,554
   Net income--proforma..........................  1,263,097  483,018  438,000

   The fair market value of each option grant is estimated on the date of the grant using the minimum option pricing model with the following weighted-average assumptions used for grants in each of the years presented; expected volatility of 0%, risk-free interest rate of 6% and expected lives of 10 years

   A summary of the stock option activity for the years ended December 31, 1998 and 1997, is presented below:

                                                                      Average
                                                            Number of Exercise
                                                             Shares    Price
                                                            --------- --------
   Outstanding, December 31, 1996..........................  219,000   $6.75
    Granted................................................  101,820    8.70
    Exercised..............................................  (14,653)   6.67
                                                             -------
   Outstanding, December 31, 1997..........................  306,167    7.41
    Granted................................................   14,138   10.74
                                                             -------
    Outstanding, December 31, 1998.........................  320,305
                                                             -------
   Weighted average fair value of options granted during
    1998:..................................................            $2.80
                                                                       =====
   Weighted average fair value of options granted during
    1997:..................................................            $2.27
                                                                       =====

   At December 31, 1998, directors' and employees' options to purchase 264,025 shares were exercisable and options to purchase 29,930 shares were available for future grants. Also, at December 31, 1998, the weighted average remaining contractual life of options outstanding was approximately six and a half years.

   The following table summarizes information about the Plans' stock options at December 31, 1998:

                                          Options Outstanding and Exercisable
                                         -------------------------------------
                                                     Weighted Average Weighted
                                           Number       Remaining     Average
   Range of Exercise Prices              Outstanding Contractual Life  Price
   ------------------------              ----------- ---------------- --------
   $ 6.67-$ 7.83........................   226,836      5.6 years      $ 6.87
   $ 8.67-$ 9.83........................    91,821      8.7 years      $ 8.91
   $22.67-$27.50........................     1,638      9.8 years      $26.53

                             MT. DIABLO BANCSHARES

11. Financial Instruments with Off-Balance Sheet Risk

   The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. To date, these financial instruments include commitments to extend credit and standby letters of credit which involve elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Balance Sheet.

   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon commitments to extend credit, is based on management's credit evaluation of the counter-party. Collateral held varies but usually consists of residential and commercial property.

   Standby letters of credit are performance assurances made on behalf of customers who have a contractual obligation to produce or deliver goods or services or otherwise perform. Credit risk in these transactions arises from the possibility that a customer may not be able to repay the Bank if the letter of credit is drawn upon. As with commitments to extend credit, the Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if any, is based on management's credit evaluation of the counter-party.

   At December 31, 1998 and 1997, the Bank has $44,241,936 and $30,140,257,
respectively, of commitments to extend credit and $2,437,850 and $450,200, respectively, in standby letters of credit.

12. Fair Values of Financial Instruments

   Fair value estimates are determined as of a specific date in time utilizing quoted market prices, where available, or various assumptions and estimates. As the assumptions underlying these estimates change, the fair value of the financial instruments will change. The use of assumptions and various valuation techniques, as well as the absence of secondary markets for certain financial instruments, will likely reduce the comparability of fair value disclosures between financial institutions. Additionally, the Bank has not disclosed highly subjective values of other nonfinancial instruments. Accordingly, the aggregate fair value amounts presented do not represent and should not be construed to represent the full underlying value of the Bank.

   The methods and assumptions used to estimate the fair value of financial instruments are as follows:

 Cash and Cash Equivalents

     The carrying value of cash and cash equivalents approximates fair value due to the relatively short-term nature of these instruments.

 Investment Securities, Available-for-Sale

     Fair value of securities and investments is based on quoted market prices. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

 Loans Receivable

   In order to determine the fair values for loans receivable, the loan portfolio was segmented based on loan type, credit quality, and repricing characteristics. For certain variable rate loans with no significant credit

                             MT. DIABLO BANCSHARES
concerns and frequent repricings, estimated fair values are based on carrying values. The fair values of other loans are estimated using discounted cash flow analyses. The discount rates used in these analyses are generally based on origination rates for similar loans of comparable credit quality.

 Deposits

   The fair values for deposits subject to immediate withdrawal, such noninterest-bearing demand and savings and interest-bearing demand accounts, are equal to the amount payable on demand at the reporting date (i.e., their carrying amount on the balance sheet). Fair values for fixed-rate certificates of deposit are estimated by discounting future cash flows using interest rates currently offered on time deposits with similar remaining maturities.

                                                           December 31, 1998
                                                        -----------------------
                                                         Carrying     Amount
                                                           Fair        Value
                                                        ----------- -----------
Financial assets:
 Cash and cash equivalents............................. $20,249,359 $20,249,359
 Investments, securities, available-for-sale...........  25,152,617  25,152,617
 Loans receivable, net................................. 114,671,095 114,149,374
 Accrued interest receivable...........................   1,071,679   1,071,679
Financial liabilities:
 Time deposits.........................................  42,522,798  42,356,176
 Other deposits........................................ 113,442,700 113,442,700
 Accrued interest payable..............................      98,347      98,347

13. Mt. Diablo Bancshares (Parent Company Only) Condensed Financial Information

                            Condensed Balance Sheet
                               December 31, 1998

Assets:
 Cash and cash equivalents......................................... $    53,741
 Investment in Bank Subsidiary.....................................  10,216,210
 Other assets......................................................     120,206
                                                                    -----------
   Total assets.................................................... $10,390,157
                                                                    ===========
Liabilities:
 Other liabilities.................................................          --
                                                                    -----------
 Total liabilities.................................................          --
                                                                    ===========
Shareholders' equity:
 Common stock......................................................   8,591,882
 Retained earnings.................................................   1,707,368
 Accumulated other comprehensive income............................      90,907
                                                                    -----------
   Total shareholders' equity......................................  10,390,157
                                                                    -----------
   Total liabilities and shareholders' equity...................... $10,390,157
                                                                    ===========

                             MT. DIABLO BANCSHARES

                         Condensed Statement of Income
                      For the year ended December 31, 1998

Equity in undistributed net income of Bank Subsidiary............... $1,422,015
Other expenses......................................................    (44,273)
Tax benefit.........................................................     18,220
                                                                     ----------
   Net income....................................................... $1,395,962
                                                                     ==========

                       Condensed Statement of Cash Flows
                      For the year ended December 31, 1998

Cash flows from operating activities:
 Net income....................................................... $ 1,395,962
 Adjustments to reconcile net income to net cash used for
  operating activities:
  Equity in undistributed net income of Bank Subsidiary...........  (1,422,015)
  Increase in other assets........................................    (120,206)
                                                                   -----------
   Net cash used for operating activities.........................    (146,259)
Cash flows from financing activities:
 Dividend received from Bank Subsidiary...........................     200,000
                                                                   -----------
 Net increase in cash and cash equivalents........................      53,741
 Cash and cash equivalents at beginning of year...................          --
                                                                   -----------
 Cash and cash equivalents at end of year......................... $    53,741
                                                                   ===========
Supplemental disclosure of other cash flow information:
 Stock received from Bank Subsidiary.............................. $10,216,210

                                                                         ANNEX A


                     AGREEMENT AND PLAN OF REORGANIZATION

                                BY AND BETWEEN

                              GREATER BAY BANCORP

                                      AND

                             MT. DIABLO BANCSHARES



                              September 15, 1999

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------

THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of the 15th day of September, 1999, by and between GREATER BAY BANCORP, a California corporation ("GBB"), and MT. DIABLO BANCSHARES, a California corporation ("MDB").

WHEREAS, the Boards of Directors of GBB and MDB deem advisable and in the best interests of their respective shareholders the merger of MDB with and into GBB (the "Merger") upon the terms and conditions set forth herein and in accordance with the California General Corporation Law (the "CGCL") (GBB, following the effectiveness of the Merger, being hereinafter sometimes referred to as the "Surviving Corporation");

WHEREAS, the Boards of Directors of GBB and MDB have approved the Merger pursuant to this Agreement and the Agreement of Merger by and between GBB and MDB (the "Agreement of Merger"), in substantially the form of Exhibit A attached
                                                              ---------
hereto, pursuant to which MDB will merge with and into GBB and each outstanding share of MDB common stock, no par value ("MDB Stock"), excluding any MDB Perfected Dissenting Shares (as defined below), will be converted into the right to receive a specified amount of GBB common stock, no par value ("GBB Stock"), upon the terms and subject to the conditions set forth herein; and

WHEREAS, the Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto do covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

"Affiliate" of, or a person "Affiliated" with, a specific person(s) is a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person(s) specified.

"Affiliated Group" means, with respect to any entity, a group of entities required or permitted to file consolidated, combined or unitary Tax Returns (as defined herein).

"Agreement of Merger" has the meaning set forth in the second recital of this Agreement.

"Average Closing Price" means the average of the daily closing price of a share of GBB Stock reported on the Nasdaq National Market System during the 20 consecutive trading days ending at the end of the third trading day immediately preceding the Effective Time of the Merger (as defined herein).

"BAB" means Bay Area Bank, a California state chartered bank and wholly owned subsidiary of GBB.

"Banks" means CNB, GGB, BAB, MPB and PBC.

"Benefit Arrangements" has the meaning set forth in Section 4.20(b).

"BHC Act" means the Bank Holding Company Act of 1956, as amended.

"Business Day" means any day other than a Saturday, Sunday or day on which a bank chartered under the laws of the State of California is required or permitted to be closed.

"CGCL" has the meaning set forth in the second recital of this Agreement.

"Certificates" has the meaning set forth in Section 2.5(b).

"Classified Credits" has the meaning set forth in Section 6.7.

"Closing" means the consummation of the Merger provided for in Article 2 of this Agreement on the Closing Date (as defined herein) at the offices of Greater Bay Bancorp, 400 Emerson Street, Palo Alto, California, or at such other place as the parties may agree upon.

"Closing Date" means, subject to the second sentence of Section 2.2(a)(iv), the date which is the first Friday which follows the last to occur of (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of MDB, (ii) the receipt of all permits, authorizations, approvals and consents specified in Section 9.3 hereof, (iii) the expiration of all applicable waiting periods under the law, (iv) the expiration of the 30 day period following the mailing by MDB to its shareholders of a notice of approval of the Merger by the outstanding shares pursuant to Section 1301 of the CGCL, or such other date as the parties may agree upon; provided, however in no event shall the Closing Date be prior to November 30, 1999.

"CNB" means Cupertino National Bank, a national banking association and wholly owned subsidiary of GBB.

"Code" shall have the meaning set forth in the third recital of this Agreement.

"Competing Transaction" has the meaning set forth in Section 6.1(n).

"Consultant's Agreement" means the letter agreement dated March 18, 1999 between Joseph Colmery and MDB.

"Conversion Ratio" has the meaning set forth in Section 2.2(a).

"Covered Person" has the meaning set forth in Section 4.30.

"Effective Time of the Merger" means the date upon which the Merger is consummated and the Agreement of Merger is filed with the Secretary of State of the State of California.

"Employee Plans" has the meaning set forth in Section 4.20(a).

"Encumbrance" shall mean any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

"Environmental Regulations" has the meaning set forth in Section 4.12(b).

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliates" has the meaning set forth in Section 4.20(a)

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exchange Agent" means Norwest Bank Minnesota, N.A.

"Exchange Fund" has the meaning set forth in Section 2.5(a) hereof.

"FDIC" means the Federal Deposit Insurance Corporation

"Financial Statements of GBB" means the audited consolidated financial statements of GBB consisting of the consolidated balance sheets as of December 31, 1996, 1997 and 1998, the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended and the related notes thereto and related opinions thereon for the years then ended and GBB's unaudited consolidated balance sheets and consolidated statement of operations and cash flows as of and for the six month period ended June 30, 1999.

"Financial Statements of MDB" means the audited consolidated financial statements of MDB consisting of the consolidated statements of condition as of December 31, 1996, 1997 and 1998, the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended and the related notes thereto and related opinions thereon for the years then ended and MDB's unaudited consolidated balance sheet and consolidated statement of income and cash flows as of and for the six month period ended June 30, 1999.

"FRB" means the Board of Governors of the Federal Reserve System.

"GBB Acquisition Transaction" has the meaning set forth in Section 2.2(a)(iv).

"GBB 401(k) Plan" means the Greater Bay Bancorp 401(k) Profit Sharing Plan.

"GBB Conflicts and Consents List" has the meaning set forth in Section 5.5.

"GBB Filings" has the meaning set forth in Section 5.4.

"GBB Stock" has the meaning set forth in the second recital of this Agreement.

"GBB Stock Option Plan" means the Greater Bay Bancorp 1996 Stock Option Plan, as amended.

"GBB Supplied Information" has the meaning set forth in Section 5.14.

"GGB" means Golden Gate Bank, a California state chartered bank and wholly owned subsidiary of GBB.

"Governmental Entity" shall mean any court or tribunal in any jurisdiction or any United States federal, state, municipal, domestic, foreign or other administrative authority or instrumentality.

"Hazardous Materials" has the meaning set forth in Section 4.12(b).

"Immediate Family" means a person's spouse, parents, in-laws, children and siblings.

"Investment Security" means any equity security or debt security as defined in Statement of Financial Accounting Standards No. 115.

"IRS" means the Internal Revenue Service.

"MDB 401(k) Plan" means the Mt. Diablo Bancshares 401(k) Plan.

"MDB Conflicts and Consents List" has the meaning set forth in Section 4.6.

"MDB Contract List" has the meaning set forth in Section 4.16.

"MDB Derivatives List" has the meaning set forth in Section 4.32.

"MDB Dissenting Shares" means any shares of MDB Stock held by "dissenting shareholders" within the meaning of Chapter 13 of the CGCL.

"MDB Employee Plan List" has the meaning set forth in Section 4.20.

"MDB Environmental Compliance List" has the meaning set forth in Section
4.12(b).

"MDB Filings" has the meaning set forth in Section 4.5.

"MDB Filings List" has the meaning set forth in Section 4.5.

"MDB Adjusted Book Value" means the total shareholders' equity of MDB as reflected on the consolidated financial statements to be provided by MDB to GBB pursuant to Section 11.14 as adjusted (a) to eliminate all amounts paid in connection with the exercise of MDB Stock Options (as defined herein) since June 30, 1999; (b) to eliminate any amount related to accumulated other comprehensive income and including instead on such financial statements the amount of MDB's consolidated accumulated other comprehensive income as of June 30, 1999, and (c) to deduct any dividends to be paid pursuant to Section 6.1(b) hereof after the date of such consolidated financial statements.

"MDB Indemnification List" has the meaning set forth in Section 4.30.

"MDB Insurance List" has the meaning set forth in Section 4.7.

"MDB Intellectual Property List" has the meaning set forth in Section 4.35.

"MDB Investment Securities List" has the meaning set forth in Section 4.26.

"MDB List" means any list required to be furnished by MDB to GBB under this Agreement

"MDB Litigation List" has the meaning set forth in Section 4.10.

"MDB Loan List" has the meaning set forth in Section 4.25.

"MDB Offices List" has the meaning set forth in Section 4.23.

"MDB Operating Losses List" has the meaning set forth in Section 4.24.

"MDB Perfected Dissenting Shares" means MDB Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as MDB Dissenting Shares.

"MDB Personal Property List" has the meaning set forth in Section 4.8.

"MDB Real Property List" has the meaning set forth in Section 4.9.

"MDB Regulatory Issue List" has the meaning set forth in Section 4.28.

"MDB Shareholders' Meeting" means the meeting of MDB's shareholders referred to in Section 6.5.

"MDB Stock" has the meaning set forth in the second recital of this Agreement.

"MDB Stock Option" means any option issued pursuant to the MDB Stock Option
Plan.

"MDB Stock Option Plan" means the Mt. Diablo Bancshares 1992 Stock Option Plan, as amended.

"MDB Supplied Information" has the meaning set forth in Section 4.34.

"MDB Tax List" has the meaning set forth in Section 4.11.

"MDB Undisclosed Liabilities List" has the meaning set forth in Section 4.19.

"MDNB" means Mt. Diablo National Bank, a national banking association and wholly owned subsidiary of MDB.

"MPB" means Mid-Peninsula Bank, a California state chartered bank and wholly-owned subsidiary of GBB.

"OCC" means the Office of the Comptroller of the Currency.

"Operating Loss" has the meaning set forth in Section 4.24.

"PBC" means Peninsula Bank of Commerce, a California state chartered bank and wholly owned subsidiary of GBB.

"Person" means any individual, corporation, association, partnership, limited liability company, trust, joint venture, other entity, unincorporated body, government or governmental department or agency.

"Proxy Statement and Prospectus" means the Proxy Statement and Prospectus that is included as part of the Registration Statement on Form S-4 (as defined herein) and used to solicit proxies for the MDB Shareholders' Meeting and to offer and sell the shares of GBB Stock to be issued in connection with the Merger.

"PwC" means PricewaterhouseCoopers LLP, GBB's and MDB's independent public accountants.

"Related Group of Persons" means Affiliates, members of an Immediate Family or Persons whose obligations would be attributed to another Person pursuant to the regulations promulgated by the SEC (as defined herein).

"Registration Statement on Form S-4" means the Registration Statement on Form S-4, and such amendments thereto, that is filed with the SEC to register the shares of GBB Stock to be issued in the Merger under the Securities Act and to clear use of the Proxy Statement and Prospectus in connection with the MDB Shareholders' Meeting pursuant to the regulations promulgated under the Exchange Act.

"Scheduled Contracts" has the meaning set forth in Section 4.16.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Surviving Corporation" has the meaning set forth in the first recital of this Agreement.

"Tanks" has the meaning set forth in Section 4.12(b).

"Tax Returns" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

"Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, corporation and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i); and (iii) any transferred liability in respect of any items described in clauses (i) and/or (ii).

"Top Up Option" means, in the event that the Average Closing Price is less than $33.00, the right of GBB to elect to issue that number of shares of GBB Stock equal to the quotient obtained by dividing $32.175 by the Average Closing Price.

"Understanding" means any contract, agreement, understanding, commitment or offer, whether oral or written, which may become a binding obligation if accepted by another Person.

                                  ARTICLE II

                                TERMS OF MERGER
                                ---------------

          2.1  Effect of Merger and Surviving Corporation. At the Effective Time
               ------------------------------------------
of the Merger, MDB will be merged with and into GBB pursuant to the terms, conditions and provisions of the Agreement of Merger and in accordance with the applicable provisions of the CGCL. By virtue of the Merger, all the rights, privileges, powers and franchises and all property and assets of every kind and description of MDB and GBB shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the interests of every kind of MDB and GBB, including all debts due to either of them on whatever account, shall be the property of the Surviving Corporation as they were of MDB and GBB and the title to any interest in real property and any interest in personal property vested by deed or otherwise in either MDB or GBB shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of MDB and GBB shall be preserved unimpaired and all debts, liabilities and duties of MDB and GBB shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

          2.2  Stock of MDB. Subject to Section 2.4, each share of MDB Stock
               ------------
issued and outstanding immediately prior to the Effective Time of the Merger shall, without any further action on the part of MDB or the holders of such shares, be treated on the basis set forth herein.

          (a)  Conversion of MDB Stock. At the Effective Time of the Merger,
               -----------------------
pursuant to the Agreement of Merger, each outstanding share of MDB Stock excluding any MDB Perfected Dissenting Shares shall, without any further action on the part of MDB or the holders of any such shares, be automatically canceled and cease to be an issued and outstanding share of MDB Stock and be converted into shares of GBB Stock (the "Conversion Ratio") as follows:

               (i) If the Average Closing Price is greater than $38.00, a number of shares of GBB Stock equal to the quotient obtained by dividing (A) $37.05 plus the product of

0.333 times the difference between the Average Closing Price and $38.00, by (B) the Average Closing Price.

               (ii)  If the Average Closing Price is from $33.00 to $38.00,
0.9750 shares of GBB Stock.

               (iii) If the Average Closing Price is less than $33.00, GBB may, but shall not be required to, elect the Top Up Option. GBB shall notify MDB in writing, within one Business Day from the date of calculation of the Average Closing Price, whether GBB will elect the Top Up Option. If GBB does not elect the Top Up Option, MDB may terminate this Agreement pursuant to Section 13.1(l) within one Business Day from the date of receipt of written notice from GBB of its decision not to elect the Top Up Option. If MDB does not give GBB written notice of its decision to so terminate the Agreement within such one Business Day period, the Conversion Ratio will be 0.9750 shares of GBB Stock. If GBB elects the Top Up Option, the Conversion Ratio will equal that number of shares of GBB Stock equal to the quotient obtained by dividing $32.175 by the Average Closing Price.

               (iv) In the event that, prior to the Closing Date, GBB publicly announces the signing of a definitive agreement with a third party with respect to a business combination, tender offer or similar transaction which if consummated would result in the GBB shareholders as of the date of such announcement owning less than 51% of the outstanding shares of the surviving corporation, and the price to be paid to GBB shareholders in such transaction would exceed $38.00 per share, and such transaction is not terminated or abandoned prior to the Closing Date (a "GBB Acquisition Transaction"), the Conversion Ratio shall be 0.9750 shares of GBB Stock. If such GBB Acquisition Transaction is terminated and abandoned during the period for determining the Average Closing Price, GBB can elect to either set the Conversion Ratio at
0.9750 shares of GBB Stock or unilaterally delay the Closing Date to a date which is 25 trading days after the date of the public announcement of the termination or abandonment of such GBB Acquisition Transaction. To preserve the rights of holders of shares of MDB Stock pursuant to this Section 2.2(a)(iv), GBB and MDB agree to coordinate the closing of any GBB Acquisition Transaction with the Closing and to cooperate with such third party in otherwise accomplishing the purpose hereof.

          (b)  MDB Perfected Dissenting Shares. MDB Perfected Dissenting Shares
               -------------------------------
shall not be converted into shares of GBB Stock, but shall, after the Effective Time of the Merger, be entitled only to such rights as are granted them by Chapter 13 of the CGCL. Each dissenting shareholder who is entitled to payment for his shares of MDB Perfected Dissenting Shares shall receive such payment in an amount as determined pursuant to Chapter 13 of the CGCL.

          (c)  Dividends, Etc. If, prior to the Effective Time of the Merger,
               --------------
GBB shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the GBB Stock, or make a distribution on the GBB Stock in any security convertible into GBB Stock, with a record date prior to the Effective Time of the Merger, appropriate adjustment or adjustments will be made to the Conversion Ratio.

          2.3  Effect on GBB Stock. On the Effective Time of the Merger, each
               -------------------
outstanding share of GBB Stock shall remain an outstanding share of GBB Stock and shall not be converted or otherwise affected by the Merger.

          2.4  Fractional Shares. No fractional shares of GBB Stock shall be
               -----------------
issued in the Merger. In lieu thereof, each holder of MDB Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (calculated to the nearest cent) obtained by multiplying (a) the closing sale price of GBB Stock reported on the Nasdaq National Market System on the Business Day immediately preceding the Closing Date times (b) the fraction of the share of GBB Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

          2.5  Exchange Procedures.
               -------------------

          (a) As of the Effective Time of the Merger, GBB shall have deposited with the Exchange Agent for the benefit of the holders of shares of MDB Stock, for exchange in accordance with this Section 2.5 through the Exchange Agent, certificates representing the shares of GBB Stock issuable pursuant to Section
2.2 in exchange for shares of MDB Stock outstanding immediately prior to the Effective Time of the Merger, and funds in an amount not less than the amount of cash payable in lieu of fractional shares of GBB Stock which would otherwise be issuable in connection with Section 2.2 hereof but for the operation of Section
2.4 of this Agreement (collectively, the "Exchange Fund").

          (b) GBB shall direct the Exchange Agent to mail, promptly after the Effective Time of the Merger, to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of MDB Stock (the "Certificates") whose shares were converted into the right to receive shares of GBB Stock pursuant to Section
2.2 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as GBB and MDB may reasonably specify), and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of GBB Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by GBB, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of GBB Stock and cash in lieu of fractional shares which such holder has the right to receive pursuant to Sections 2.2 and 2.4 hereof, and the Certificate so surrendered shall forthwith be canceled. In the event a certificate is surrendered representing MDB Stock, the transfer of ownership which is not registered in the transfer records of MDB, a certificate representing the proper number of shares of GBB Stock may be issued to a transferee if the Certificate representing such MDB Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.5, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the certificate representing shares of GBB Stock and cash in lieu of any fractional shares of stock as contemplated by this Section
2.5. Notwithstanding anything to the contrary set forth herein, if any holder of shares of MDB should be unable to surrender the Certificates for such shares, because they have been lost or destroyed, such holder may deliver in lieu thereof such bond in form and substance and with surety reasonably satisfactory to GBB and shall be entitled to receive the certificate representing the proper number of shares of GBB Stock and cash in lieu of fractional shares in accordance with Sections 2.2 and 2.4 hereof.

          (c) No dividends or other distributions declared or made with respect to GBB Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of GBB Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.4 until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of GBB Common Stock issued in exchange thereof, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of GBB Stock to which such holder is entitled pursuant to Section 2.4 and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of GBB Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of GBB Stock.

          (d) All shares of GBB Stock issued upon the surrender for exchange of MDB Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.4) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of MDB Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of MDB Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to GBB for any reason, they shall be canceled and exchanged as provided in this Agreement.

          (e) Any portion of the Exchange Fund which remains undistributed to the shareholders of MDB following the passage of six months after the Effective Time of the Merger shall be delivered to GBB, upon demand, and any shareholders of MDB who have not theretofore complied with this Section 2.5 shall thereafter look only to GBB for payment of their claim for GBB Stock, any cash in lieu of fractional shares of GBB Stock and any dividends or distributions with respect to GBB Stock.

          (f) Neither GBB nor MDB shall be liable to any holder of shares of MDB Stock for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g) The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of GBB Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of GBB Stock for the account of the Persons entitled thereto.

          (h) Certificates surrendered for exchange by any Person who is an Affiliate of MDB for purposes of Rule 145(c) under the Securities Act shall not be exchanged for certificates representing whole shares of GBB Stock until GBB has received a written agreement from such person as provided in Section 6.9.

          2.6  Directors of Surviving Corporation and MDNB. Immediately after
               -------------------------------------------
the Effective Time of the Merger, the Board of Directors of the Surviving Corporation shall be comprised of the persons serving as directors of GBB immediately prior to the Effective Time of the Merger and John J. Hounslow, or if he is unable or unwilling to serve, such other member of MDB's Board of Directors designated by MDB and reasonably acceptable to GBB. Such persons shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. Immediately after the Effective Time of the Merger, David L. Kalkbrenner, or such other person designated by GBB and reasonably acceptable to MDB, shall be appointed to the Board of Directors of MDNB.

          2.7  Executive Officers of Surviving Corporation. Immediately after
               -------------------------------------------
the Effective Time of the Merger, the executive officers of the Surviving Corporation shall be comprised of the persons serving as executive officers of GBB immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or termination.

                                  ARTICLE III

                                  THE CLOSING
                                  -----------

          3.1  Closing Date.  The Closing shall take place on the Closing Date.
               ------------

          3.2  Execution of Agreements. As soon as practicable after execution
               -----------------------
of this Agreement, the Agreement of Merger together with all other agreements necessary to consummate the transactions described herein shall be executed by the parties thereto. On the Closing Date, the Agreement of Merger, together with all requisite certificates, shall be duly filed with the Secretary of State of the State of California as required by applicable law and regulations.

          3.3  Further Assurances. At the Closing, the parties hereto shall
               ------------------
deliver, or cause to be delivered, such documents or certificates as may be necessary in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time of the Merger, each of the parties hereto covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to more effectively carry out the intent and purpose of this Agreement and the Agreement of Merger.

                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF MDB
                     -------------------------------------

MDB represents and warrants to GBB as follows:

          4.1  Incorporation, Standing and Power.  MDB has been duly organized,
               ---------------------------------
is validly existing and in good standing as a corporation under the laws of the State of California and is registered as a bank holding company under the BHC Act. MDNB is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and is authorized by the OCC to conduct a general banking business. MDNB's deposits are insured by the FDIC in the manner and to the fullest extent provided by law. Each of MDB and MDNB has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of MDB or MDNB nor the location of any of their respective properties requires that either MDB or MDNB be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of MDB on a consolidated basis. MDB has delivered to GBB true and correct copies of its and MDNB's Articles of Incorporation and Bylaws, as amended, and in effect as of the date hereof.

          4.2  Capitalization.
               --------------

          (a) As of the date of this Agreement, the authorized capital stock of MDB consists of 10,000,000 shares of MDB Stock, of which 1,214,653 shares are outstanding, and 5,000,000 shares of preferred stock, none of which are outstanding. All of the outstanding shares of MDB Stock are duly authorized, validly issued, fully paid and nonassessable. Except for MDB Options covering 322,958 shares of MDB Stock granted pursuant to the MDB Stock Option Plan, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of MDB Stock nor any securities convertible into such stock, and MDB is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. MDB has furnished GBB a list (the "MDB Option List") setting forth the name of each holder of an MDB Option, the number of shares of MDB Stock covered by each such option, the vesting schedule of such option, the exercise price per share and the expiration date of each such option.

          (b) As of the date of this Agreement, the authorized capital stock of MDNB consists of 2,000,000 shares of common stock, $5.00 par value per share, of which 809,775 shares are outstanding. All of the outstanding shares of such common stock are duly authorized, validly issued, fully paid and nonassessable (except to the extent and in the manner provided by the National Bank Act), and are owned of record and beneficially by MDB. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of such common stock or any other securities convertible into such stock, and MDNB is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

          4.3  Subsidiaries.  Other than MDNB, MDB does not own, directly or
               ------------
indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any Person.

          4.4  Financial Statements.  MDB has previously furnished to GBB a
               --------------------
copy of the Financial Statements of MDB. The Financial Statements of MDB: (a) present fairly the consolidated financial condition of MDB as of the respective dates indicated and its consolidated results of operations and changes in cash flows, for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies and (d) are based upon the books and records of MDB and MDNB.

          4.5  Reports and Filings.  Except as set forth in a list (the "MDB
               -------------------
Filings List"), since January 1, 1996, each of MDB and MDNB has filed all reports, returns, registrations and statements (collectively, "MDB Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the OCC, (b) the FRB, (c) the SEC and (d) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of MDB on a consolidated basis. No administrative actions have been taken or orders issued in connection with such MDB Filings. As of their respective dates, each of such MDB Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such MDB Filings fairly presented the financial position of MDB on a consolidated basis, MDB alone and MDNB alone, as the case may be, and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved. MDB has furnished or made available to GBB true and correct copies of all MDB Filings filed since January 1, 1996.

          4.6  Authority of MDB.  The execution and delivery by MDB of this
               ----------------
Agreement and the Agreement of Merger and, subject to the requisite approval of the shareholders of MDB of this Agreement and the transactions contemplated hereby, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of MDB and MDNB. This Agreement is, and the Agreement of Merger will be, upon due execution and delivery by the respective parties thereto, a valid and binding obligation of MDB enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by MDB to GBB (the "MDB Conflicts and Consents List"), neither the execution and delivery by MDB of this Agreement and the Agreement of Merger, the consummation of the transactions contemplated herein or therein, nor compliance by MDB with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its or MDNB's Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which MDB or MDNB is a party, or by which MDB or MDNB or any of their respective properties or assets are bound; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of MDB or MDNB; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to MDB or MDNB or any of their respective properties or assets. Except as set forth in the MDB Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of MDB or MDNB, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by MDB of this Agreement and the Agreement of Merger or the consummation by MDB of the Merger or the transactions contemplated hereby or thereby, except (i) the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby by the shareholders of MDB; (ii) such approvals as may be required by the FRB and the OCC; (iii) the filing of the Proxy Statement and Prospectus and Registration Statement on Form S-4 with the SEC; and (iv) the filing of the Agreement of Merger with the Secretary of State.

          4.7  Insurance.  Each of MDB and MDNB has policies of insurance and
               ---------
bonds with respect to its assets and business against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for its business, operations, properties and assets. All such insurance policies and bonds are in full force and effect. Except as set forth in a list furnished by MDB to GBB (the "MDB Insurance List"), no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. Except as set forth in the MDB Insurance List, neither MDB nor MDNB is in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion. Set forth in the MDB Insurance List is a list of all policies of insurance carried and owned by either MDB or MDNB showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to GBB a copy of each such policy of insurance.

          4.8  Personal Property.  Each of MDB and MDNB has good and marketable
               -----------------
title to all its material properties and assets, other than real property, owned or stated to be owned by MDB or MDNB, free and clear of all Encumbrances except:
(a) as set forth in the Financial Statements of MDB; (b) for Encumbrances for current taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of MDB or MDNB; or (e) as set forth in a list furnished by MDB to GBB (the "MDB Personal Property List.")

          4.9  Real Estate.  MDB has furnished GBB a list of real property,
               -----------
including leaseholds and all other interests in real property (other than security interests), owned by MDB or MDNB (the "MDB Real Property List"). Each of MDB and MDNB has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in the real property described in the MDB Real Property List. Either MDB or MDNB has good and marketable title to the real property, and valid leasehold interests in the leaseholds, described in the MDB Real Property List, free and clear of all Encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for current taxes not yet due and payable; (c) for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (d) as described in the MDB Real Property List. MDB has furnished GBB with true and correct copies of all leases included in the MDB Real Property List, all title insurance policies and all documents evidencing recordation of all recordable interests in real property included in the MDB Real Property List.

          4.10 Litigation.  Except as set forth in a list furnished by MDB to
               ----------
GBB (the "MDB Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to MDB's knowledge threatened, against MDB or MDNB or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of MDB or MDNB which, if adversely determined, would have, individually or in the aggregate, a material adverse effect upon the business, financial condition or results of operations of MDB on a consolidated basis, or the transactions contemplated hereby, or which may involve a judgment against MDB or MDNB in excess of $25,000. Also, except as disclosed in the MDB Litigation List, there are no material judgments, decrees, stipulations or orders against MDB or MDNB or enjoining their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

          4.11 Taxes.
               -----

          (a) Except as set forth in a list furnished by MDB to GBB (the "MDB Tax List"), (A) all material Tax Returns required to be filed by or on behalf of MDB, MDNB or any of their subsidiaries or the Affiliated Group(s) of which any of them is or was a member, have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all Taxes due and payable by or on behalf of MDB, MDNB or any of their subsidiaries, either directly, as part of an Affiliated Group Tax Return, or otherwise, have been fully and timely paid, except to the extent adequately reserved therefor in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied on the MDB balance sheet, and adequate reserves or accruals for Taxes have been provided in the MDB balance sheet with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (C) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with any taxing authority by or on behalf of MDB, MDNB or any of their subsidiaries, or any Affiliated Group(s) of which any of them is or was a member.

          (b) MDB, MDNB and any of their subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

          (c) GBB has received complete copies of (i) all material income or franchise Tax Returns of MDB, MDNB and any of their subsidiaries relating to the taxable periods since January 1, 1995 and (ii) any audit report issued within the last three years relating to any material Taxes due from or with respect to MDB, MDNB or any of their subsidiaries with respect to their respective income, assets or operations.

          (d) Except as set forth in the MDB Tax List, no claim has been made by a taxing authority in a jurisdiction where MDB, MDNB or any of their subsidiaries do not file an income or franchise Tax Return such that MDB, MDNB or any of their subsidiaries are or may be subject to taxation by that jurisdiction.

          (e) Except as set forth in the MDB Tax List: (i) all deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or covering or including MDB, MDNB or any of their subsidiaries have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor have MDB, MDNB or any of their subsidiaries received any notice from any taxing authority that it intends to conduct such an audit or investigation; (ii) no requests for a ruling or a determination letter are pending with any taxing authority; and (iii) no issue has been raised in writing by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency against MDB, MDNB or any of their subsidiaries for any subsequent taxable period that could be material.

          (f) Except as set forth in the MDB Tax List, neither MDB, MDNB or any of their subsidiaries nor any other Person on behalf of MDB, MDNB or any of their subsidiaries has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by MDB, MDNB or any of their subsidiaries, (ii) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by MDB, MDNB or any of their subsidiaries or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of MDB, MDNB or any of their subsidiaries or (iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to MDB, MDNB or any of their subsidiaries.

          (g) Except as set forth in the MDB Tax List, no property owned by MDB, MDNB or any of their subsidiaries is (i) property required to be treated as being owned by another Person pursuant to provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

          (h) Neither MDB (except with MDNB) nor MDNB (except with MDB) is a party to any Tax Sharing Agreement or similar agreement or arrangement (whether written or not written) pursuant to which it will have any obligation to make any payments after the Closing.

          (i) Except as set forth in the MDB Tax List, there is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by MDB, MDNB or any of their subsidiaries or their respective affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

          (j) There are no liens as a result of any unpaid Taxes upon any of the assets of MDB, MDNB or any of their subsidiaries.

          (k) Except as set forth in the MDB Tax List, MDB, MDNB or any of their subsidiaries have no elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 472, 1017, 1033, or 4977 of the Code.

          (l) Except as set forth in the MDB Tax list, none of the members of MDB's Affiliated Group has any net operating loss carryovers.

          (m) MDB agrees, and agrees to cause MDNB or any of their subsidiaries, to cooperate with tax counsel in furnishing reasonable and customary written tax representations to tax counsel for purposes of supporting tax counsel's opinion that the Merger qualifies as a tax-deferred reorganization within the meaning of Section 368(a) of the Code as contemplated in Section 9.6 hereof. MDB acknowledges that its, MDNB's or any of their subsidiaries' inability or unwillingness to provide such reasonable and customary written representations could preclude tax counsel from rendering such opinion, with consequences specified elsewhere herein.

          4.12 Compliance with Laws and Regulations.
               ------------------------------------

          (a) Neither MDB nor MDNB is in default under or in breach or violation of (i) any provision its Articles of Incorporation, as amended, or Bylaws, as amended, or (ii) law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause (ii), for such violations as would not have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of MDB on a consolidated basis or MDNB, as the case may be.

          (b) Except as set forth on a list furnished by MDB to GBB (the "MDB Environmental Compliance List"), to the best of MDB's knowledge (i) each of MDB and MDNB is in compliance with all Environmental Regulations; (ii) there are no Tanks on or about MDB Property; (iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from MDB Property; (iv) neither MDB nor MDNB has loans outstanding secured by real property that is not in compliance with Environmental Regulations or which has a leaking Tank or upon which there are Hazardous Materials on or migrating to or from; and (v) without limiting Section 4.10 or the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against MDB or MDNB or concerning property securing MDB or MDNB loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting MDB Property or property securing MDB or MDNB loans, relating to the foregoing representations (i) - (iv), in each case the noncompliance with which, or the presence of which would have a material adverse effect on the business, financial condition, results of operations or prospects of MDB on a consolidated basis. For purposes of this Section 4.12(b), the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: all requirements, including, but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "MDB Property" shall mean real estate currently owned, leased, or otherwise used by MDB or MDNB, or in which MDB or MDNB has an investment or security interest (by mortgage, deed of trust, sale and lease-back or otherwise), including, without limitation, properties under foreclosure and properties held by MDB or MDNB in its capacity as a trustee or otherwise. "Tank" shall mean treatment or storage tanks, sumps, or water, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C.
Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended
(30

U.S.C. Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 25501(j) and (k), 25501.1,25281 and 25250.1 of the California Health and Safety Code and/or Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation.

          (c) MDB has provided to GBB phase I environmental assessments with respect to each interest in real property set forth on the MDB Real Property List as to which such a phase I environmental investigation has been prepared by or on behalf of MDB or MDNB. The MDB Real Property list shall disclose each such property as to which such an assessment has not been prepared on behalf of MDB or MDNB.

          4.13 Performance of Obligations.  Each of MDB and MDNB has performed
               --------------------------
in all material respects all of the obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other covenant to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of MDB on a consolidated basis. Except for loans and leases made by MDB or MDNB in the ordinary course of business, to MDB's knowledge, no party with whom MDB or MDNB has an agreement that is of material importance to the business of MDB or MDNB is in default thereunder.

          4.14 Employees.  There are no controversies pending or threatened
               ---------
between either MDB or MDNB and any of its employees that are likely to have a material adverse effect on the business, financial condition, results of operations or prospects of MDB on a consolidated basis. Neither MDB nor MDNB is a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

          4.15 Brokers and Finders.  Except for the obligations set forth in the
               -------------------
Consultant's Agreement, a copy of which has been delivered to GBB, neither MDB nor MDNB is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

          4.16 Material Contracts.  Except as set forth in a list furnished by
               ------------------
MDB to GBB (the "MDB Contract List") hereto (all items listed or required to be listed in such MDB Contract List being referred to herein as "Scheduled Contracts"), neither MDB nor MDNB is a party or otherwise subject to:

          (a) any employment, deferred compensation, bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of MDB or MDNB and is not terminable by MDB or MDNB within one year without penalty or (ii) requires payment by MDB or MDNB of $25,000 or more per annum;

          (b) any advertising, brokerage, licensing, dealership, representative or agency relationship or contract requiring payment by MDB or MDNB of $25,000 or more per annum;

          (c) any contract or agreement that restricts MDB or MDNB (or would restrict any Affiliate of MDB or MDNB or the Surviving Corporation (including GBB and its subsidiaries) after the Effective Time of the Merger) from competing in any line of business with any Person or using or employing the services of any Person;

          (d) any lease of real or personal property providing for annual lease payments by or to MDB or MDNB in excess of $25,000 per annum other than (A) financing leases entered into in the ordinary course of business in which MDB or MDNB is lessor and (B) leases of real property presently used by MDNB as banking offices;

          (e) any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of MDB or MDNB (other than as mortgagor or pledgor in the ordinary course of its banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of its business) in personal property having a value of $25,000 or more;

          (f) other than as described in the MDB Filings or as set forth in the MDB Employee Plan List, any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of MDB or MDNB;

          (g) any agreement to acquire equipment or any commitment to make capital expenditures of $25,000 or more;

          (h) other than agreements entered into in the ordinary course of business, including sales of other real estate owned, any agreement for the sale of any property or assets in which MDB or MDNB has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

          (i) any agreement for the borrowing of any money (other than liabilities or interbank borrowings made in the ordinary course of its banking business and reflected in the financial records of MDB or MDNB);

          (j) any restrictive covenant contained in any deed to or lease of real property owned or leased by MDB or MDNB (as lessee) that materially restricts the use, transferability or value of such property;

          (k) any guarantee or indemnification which involves the sum of $25,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

          (l) any supply, maintenance or landscape contracts not terminable by MDB or MDNB without penalty on 30 days' or less notice and which provides for payments in excess of $25,000 per annum;

          (m) any material agreement which would be terminable other than by MDB or MDNB as a result of the consummation of the transactions contemplated by this Agreement;

          (n) any contract of participation with any other bank in any loan in excess of $25,000 or any sales of assets of MDB or MDNB with recourse of any kind to MDB or MDNB except the sale of mortgage loans, servicing rights, repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

          (o) any agreement providing for the sale or servicing of any loan or other asset which constitutes a "recourse arrangement" under applicable regulation or policy promulgated by a Governmental Entity (except for agreements for the sale of guaranteed portions of loans guaranteed in part by the U.S. Small Business Administration and related servicing agreements);

          (p) any contract relating to the provision of data processing services to MDB or MDNB; or

          (q) any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items requiring payment of $25,000 or more to or by MDB or MDNB other than payments made under or pursuant to loan agreements, participation agreements and other agreements for the extension of credit in the ordinary course of their business.

True copies of all Scheduled Contracts, including all amendments and supplements thereto, have been delivered to GBB.

          4.17  Certain Material Changes.  Except as specifically required,
                ------------------------
permitted or effected by this Agreement, since December 31, 1998, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

          (a) any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner of conducting business, of MDB or MDNB or any other event or development that has had or may reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of MDB on a consolidated basis;

          (b) any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of MDB on a consolidated basis or that may involve a loss of more than $25,000 in excess of applicable insurance coverage;

          (c) any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of MDB on a consolidated basis;

          (d) any disposition by MDB or MDNB of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of MDB on a consolidated basis; or

          (e) any direct or indirect redemption, purchase or other acquisition by MDB or MDNB of any equity securities or any declaration, setting aside or payment of any dividend or other distribution on or in respect of MDB Stock whether consisting of money, other personal property, real property or other things of value.

          4.18 Licenses and Permits.  Each of MDB and MDNB has all material
               --------------------
licenses and permits that are necessary for the conduct of its business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of MDB on a consolidated basis. The respective properties, assets, operations and businesses of MDB and MDNB are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The respective properties and operations of MDB and MDNB are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

          4.19 Undisclosed Liabilities.  Neither MDB nor MDNB has any
               -----------------------
liabilities or obligations, either accrued or contingent, that are material to MDB and that have not been: (a) reflected or disclosed in the Financial Statements of MDB; (b) incurred subsequent to December 31, 1998 in the ordinary course of business consistent with past practices; or (c) disclosed in a list furnished by MDB to GBB (the "Undisclosed Liabilities List") or on any other MDB List. MDB does not know of any basis for the assertion against it or MDNB of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a material adverse change in the business, financial condition, results of operations or prospects of MDB on a consolidated basis that is not fairly reflected in the Financial Statements of MDB or otherwise disclosed in this Agreement.

          4.20 Employee Benefit Plans.
               ----------------------

          (a) MDB has previously made available to GBB copies of each "employee benefit plan," as defined in Section 3(3) of ERISA, of which MDB or any member of the same controlled group of corporations, trades or businesses as MDB within the meaning of Section 4001(a)(14) of ERISA ("ERISA Affiliates") is a sponsor or participating employer or as to which MDB or any of its ERISA Affiliates makes contributions or is required to make contributions and which is subject to any provision of ERISA and covers any employee, whether active or retired, of MDB or any of its ERISA Affiliates, together with all amendments thereto, all currently effective and related summary plan descriptions, the determination letter from the IRS, the annual reports for the most recent three years (Form 5500 including, if applicable, Schedule B thereto) and a summary of material modifications and all material employee communications prepared in connection with any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans." MDB does not participate in an employee benefit pension plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA. Each Employee Plan which is intended to be qualified in form and operation under Section 401(a) of the Code is so qualified and the associated trust for each such Employee Plan is exempt from tax under Section 501(a) of the Code. No event has occurred that will subject any Employee Plan to tax under Section 511 of the Code. All amendments required to bring each Employee Plan into conformity with all of the applicable provisions of ERISA, the Code and all other applicable laws have been made. Except as disclosed in a list furnished by MDB to GBB (the "MDB Employee Plan List"), all Employee Plans were in effect for substantially all of 1998 and 1999 to date, and there has been no material amendment thereof (other than amendments required to comply with applicable law) or increase in the cost thereof or benefits thereunder on or after January 1, 1998.

               (b) MDB has previously made available to GBB copies or descriptions of each plan or arrangement maintained or otherwise contributed to by MDB or any of its ERISA Affiliates which is not an Employee Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, stock award, stock-based compensation or other forms of incentive compensation or post-termination insurance, profit sharing, benefit, retirement, group health or insurance, disability, workers' compensation, welfare or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, of MDB or any of its ERISA Affiliates (such plans and arrangements being collectively referred to herein as "Benefit Arrangements"). Except as disclosed in the MDB Employee Plan List hereto, all Benefit Arrangements which are in effect were in effect for substantially all of 1998 and 1999 to date. There has been no material amendment thereof or increase in the cost thereof or benefits payable thereunder since January 1, 1998. Except as set forth in the MDB Employee Plan List, there has been no material increase in the compensation of or benefits payable to any senior executive employee of MDB since December 31, 1998, nor any employment, severance or similar contract entered into with any such employee, nor any amendment to any such contract, since December 31, 1998.

               (c) With respect to all Employee Plans and Benefit Arrangements, MDB and its ERISA Affiliates are in material compliance (other than noncompliance the cost or liability for which is not material) with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. All government reports and filings required by law have been properly and timely filed and all information required to be distributed to participants or beneficiaries has been distributed with respect to each Employee Plan. MDB and its ERISA Affiliates have performed all of their obligations under all such Employee Plans and Benefit Arrangements in all material aspects. There is no pending or, to the knowledge of MDB, threatened legal action, proceeding or investigation against or involving any Employee Plan or Benefit Arrangement. No condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA. No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by MDB or any of its ERISA Affiliates which is covered by Title I of ERISA, which could subject any person (other than a person for whom MDB is not directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of a tax under Section 4975 of the Code. No Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, has incurred any "accumulated funding deficiency," as defined in Section 412 of the Code, whether or not waived, nor has MDB failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. No "reportable event" as defined in ERISA has occurred with respect to any of the Employee Plans. Neither MDB nor any of its ERISA Affiliates has incurred nor expects to incur, directly or indirectly, any liability under Title IV or ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of GBB or of any of its Affiliates (including MDB and MDNB) at or after the Effective Time of the Merger.

               (d) Neither MDB nor any of its ERISA Affiliates has provided or is required to provide security to any Employee Plan pursuant to Section 401(a)(29) of the Code. Each of the Employee Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and neither MDB nor MDNB knows of any fact which could adversely affect the qualified status of any such Employee Plan. All contributions required to be made to each of the Employee Plans under the terms of the Employee Plan, ERISA, the Code or any other applicable laws have been timely made. The Financial Statements of MDB properly reflect all amounts required to be accrued as liabilities to date under each of the Employee Plans. The fair market value of the assets of each Employee Plan and Benefit Arrangement that is funded, or required to be funded under the terms of the Employee Plan or Benefit Arrangement, ERISA, the Code or any other applicable law, equals or exceeds the liabilities, including the present value of benefit obligations, of such Employee Plan or Benefit Arrangement.

               (e) Except for Scheduled Contracts set forth in the MDB Contract List or as set forth in the MDB Employee Plan List, as the case may be, each Employee Plan or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee or other person can be terminated by MDB within a period of 30 days following the Effective Time of the Merger, without payment of any amount as a penalty, bonus, premium, severance pay or other compensation for such termination.

               (f) All group health plans of MDB have been operated in compliance with the group health plan continuation coverage requirements of
     Section 4980B of the Code and with the group health plan portability, access and renewability requirements of Sections 9801 through 9833 of the Code, and corresponding provisions of ERISA, in all material respects.

               (g) Neither MDB nor MDNB has used the services of (i) workers who have been provided by a third party contract labor supplier for more than six months or who may otherwise be eligible to participate in any of the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the

     Pension Benefit Guaranty Corporation or any other Governmental Entity;
     (ii) temporary employees who have worked for more than six months or who may otherwise be eligible to participate in any of the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity;
     (iii) individuals who have provided services to MDB or MDNB as independent contractors for more than six months or who may otherwise be eligible to participate in the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity or (iv) leased employees, as that term is defined in section 414(n) of the Code.

               (h) Except as set forth in the MDB Employee Plan List, with respect to each Employee Plan that is funded wholly or partially through an insurance policy, there will be no liability of MDB or MDNB, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

               4.21  Corporate Records.  The minute books of each of MDB and
                     -----------------
     MDNB accurately reflect all material actions taken to this date by the respective shareholders, board of directors and committees of each of MDB and MDNB .

               4.22  Accounting Records.  Each of MDB and MDNB maintains
                     ------------------
     accounting records which fairly and accurately reflect, in all material respects, its transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with its management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles. Such records, to the extent they contain important information pertaining to MDB or MDNB which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

               4.23  Offices and ATMs.  MDB has furnished to GBB a list (the
                     ----------------
     "MDB Offices List") setting forth the headquarters of each of MDB and MDNB (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by MDB or MDNB (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Except as set forth on the MDB Offices List, neither MDB nor MDNB maintains any other office or ATM or conducts business at any other location, and neither MDB nor MDNB has applied for or received permission to open any additional branch or operate at any other location.

               4.24  Operating Losses.  MDB has furnished to GBB a list (the
                     ----------------
     "MDB Operating Losses List") setting forth any Operating Loss (as herein defined) which has occurred at MDB during the period after December 31, 1998 to the date of the Agreement. No action has been taken or omitted to be taken by any employee of MDB that has resulted in the incurrence by

     MDB of an Operating Loss or that might reasonably be expected to result in the incurrence of any individual Operating Loss which, net of any insurance proceeds payable in respect thereof, would exceed $25,000 on an individual basis or in the aggregate. For purposes of this section "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, defalcations, check kiting, fraudulent use of credit cards or ATMs, civil money penalties, fines, litigation, claims or other similar acts or occurrences.

               4.25  Loan Portfolio.  MDB has furnished to GBB a list (the "MDB
                     --------------
     Loan List") that sets forth (a) as of August 31, 1999, a description of, by type and classification, if any, each loan, lease, other extension of credit or commitment to extend credit by MDB or MDNB; (b) sets forth as of December 31, 1998, by type and classification, all loans, leases, other extensions and commitments to extend credit of MDB or MDNB that have been classified by its bank examiners or auditors (external or internal) as "Watch List," "Substandard," "Doubtful," "Loss" or any comparable classification; and (c) all consumer loans due to MDB or MDNB as to which any payment of principal, interest or any other amount is 90 days or more past due.

               4.26  Investment Securities.  MDB has furnished to GBB a list
                     ---------------------
     (the "MDB Investment Securities List") setting forth a description of each Investment Security held by MDB or MDNB on August 31, 1999. The MDB Investment Securities List sets forth, with respect to each such Investment
     Security: (i) the issuer thereof; (ii) the outstanding balance or number of shares; (iii) the maturity, if applicable; (iv) the title of issue; and (v) the classification under SFAS No. 115. Neither MDB nor MDNB has any Investment Security classified as trading.

               4.27  Power of Attorney.  Neither MDB nor MDNB has granted any
                     -----------------
     Person a power of attorney or similar authorization that is presently in effect or outstanding.

               4.28  Facts Affecting Regulatory Approvals.  To the best
                     ------------------------------------
     knowledge of MDB, there is no fact, event or condition applicable to MDB or MDNB which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement, except as set forth on a list furnished by MDB to GBB (the "MDB Regulatory Issue List").

               4.29  Accounting and Tax Matters.  Neither MDB nor MDNB has
                     --------------------------
     through the date hereof taken or agreed to take any action that would prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

               4.30  Indemnification.  Other than pursuant to the provisions of
                     ---------------
     their respective Articles of Incorporation or Bylaws, and the Consultant's Agreement, neither MDB nor MDNB is a party to any indemnification agreement with any of its present officers, directors, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of MDB or MDNB (a "Covered Person"), and to the best knowledge of MDB, there are no claims for which any Covered Person would be entitled to indemnification by MDB or

     MDNB if such provisions were deemed in effect, except as set forth in a list furnished by MDB to GBB (the "MDB Indemnification List").

               4.31  Community Reinvestment Act.  MDNB has received rating of
                     --------------------------
     "satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. MDNB has not been advised of any supervisory concerns regarding MDB's compliance with the Community Reinvestment Act.

               4.32  Derivative Transactions.   Except as set forth in a list
                     -----------------------
     furnished by MDB to GBB (the "MDB Derivatives List"), neither MDB nor MDNB is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) or owns securities that are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes," or "capped floating rate mortgage derivatives."

               4.33  Trust Administration.  Except for acting as a trustee under
                     --------------------
     individual retirement accounts, neither MDB nor MDNB presently maintains trusts or exercises trust powers, including, but not limited to, trust administration, and neither of them nor any of their predecessors has maintained any trusts or exercised such trust powers for a period of at least three years prior to the date hereof. The term "trusts" as used in this Section 4.33 includes (i) any and all common law or other trusts between an individual, corporation or other entities and MDB and MDNB or any of their predecessors, as trustee or co-trustee, including, without limitation, pension or other qualified or nonqualified employee benefit plans, compensation, testamentary, inter vivos, and charitable trust indentures; (ii) any and all decedents' estates where MDB and MDNB or any of their predecessors is serving or has served as a co-executor or sole executor, personal representative or administrator, administrator de bonis non, administrator de bonis non with will annexed, or in any similar fiduciary capacity; (iii) any and all guardianships, conservatorships or similar positions where MDB and MDNB or any of their predecessors is serving or has served as a co-grantor or a sole grantor or a conservator or co-conservator of the estate, or any similar fiduciary capacity; and (iv) any and all agency and/or custodial accounts and/or similar arrangements, including plan administrator for employee benefit accounts, under which MDB and MDNB or any of their predecessors is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

               4.34  Disclosure Documents and Applications.  None of the
                     -------------------------------------
     information supplied or to be supplied by or on behalf of MDB ("MDB Supplied Information") for inclusion in (a) the Registration Statement on Form S-4 and the Proxy Statement and Prospectus and (b) any other documents to be filed with the SEC, the FRB, the OCC or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               4.35  Intellectual Property.  Except as set forth in a list
                     ---------------------
     furnished by MDB to GBB (the "MDB Intellectual Property List"), MDB and MDNB own or possess valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in their respective businesses; and neither MDB nor MDNB has received any notice with respect thereto that asserts the rights of others. MDB and MDNB has in all material respects performed all the obligations required to be performed by them, and are not in default in any material respect under any license, contract, agreement, arrangement or commitment relating to any of the foregoing.

               4.36  Year 2000.  The mission critical computer software operated
                     ---------
     by MDB and MDNB is currently capable of providing, or is being adapted to provide, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such mission critical software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. The costs of the adaptations referred to in this clause will not have a material adverse effect on the business, financial condition, results of operations or prospects of MDB on a consolidated basis. Neither MDB nor MDNB has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed by the FDIC). MDB has disclosed to GBB a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in all Federal Financial Institutions Examination Council Interagency Statements as such issues affect MDB and MDNB. Between the date of this Agreement and the Effective Time, MDB shall use commercially practicable efforts to implement such plan.

               4.37  Insider Loans; Other Transactions.  MDB has previously
                     ---------------------------------
     provided GBB with a listing, current as of August 31, 1999, of all extensions of credit made by MDB and MDNB to each of its executive officers and directors and their related interests (all as defined under Federal Reserve Board Regulation O), all of which have been made in compliance with Regulation O, and Section 23B under the Federal Reserve Act which listing is true, correct and complete in all material respects. Neither MDB nor MDNB owes any amount to, or has any contract or lease with or commitment to, any of the present executive officers or directors of MDB or MDNB (other than for compensation for current services not yet due and payable, reimbursement of expenses arising in the ordinary course of business, options or awards available under the MDB Stock Option Plan or any amounts due pursuant to MDB's Employee Plans).

               4.38  Registration Obligation.  Neither MDB nor MDNB is under any
                     -----------------------
     obligation, contingent or otherwise, to register any of their respective securities under the Securities Act.

               4.39  Accuracy and Currentness of Information Furnished.  The
                     -------------------------------------------------
     representations and warranties made by MDB hereby or in the MDB Lists or schedules hereto do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such schedules from being misleading.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF GBB
                     -------------------------------------

GBB represents and warrants to MDB as follows:

               5.1  Incorporation, Standing and Power.  GBB has been duly
                    ---------------------------------
     organized, is validly existing and in good standing as a corporation under the laws of the State of California and is registered as a bank holding company under the BHC Act. GBB has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. GBB is duly qualified and in good standing as a foreign corporation, and is authorized to do business, in all states or other jurisdictions in which such qualification or authorization is necessary, except where the failure to be so qualified or authorized would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. True and correct copies of the Articles of Incorporation and Bylaws of GBB have been delivered to MDB. Such Articles of Incorporation and Bylaws are in full force and effect as of the date hereof.

               5.2  Capitalization.  As of the date of this Agreement, the
                    --------------
     authorized capital stock of GBB consists of 24,000,000 shares of common stock, of which 11,299,887 shares were outstanding on August 31, 1999 and 4,000,000 shares of preferred stock, no par value, of which no shares are outstanding. All of the outstanding shares of GBB Stock are duly authorized, validly issued, fully paid and nonassessable. The GBB Stock to be used in the Merger will be duly authorized, validly issued, fully paid and nonassessable.

               5.3  Financial Statements.  GBB has previously furnished to MDB a
                    --------------------
     copy of the Financial Statements of GBB. The Financial Statements of GBB:
     (a) present fairly the consolidated financial condition of GBB as of the respective dates indicated and its consolidated results of operations and changes in cash flows, as applicable, for the respective periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies; and (d) are based upon the books and records of GBB and its subsidiaries.

               5.4  Reports and Filings.  Since January 1, 1996, GBB has filed
                    -------------------
     all reports, returns, registrations and statements (collectively, "GBB Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the SEC, (b) the FRB, and
     (c) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. No administrative actions have been taken or orders issued in connection with such GBB Filings. As of their respective dates, each of such GBB Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in such compliance promptly following discovery of any such noncompliance; and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such GBB Filings that was intended to present the financial position of GBB on a consolidated basis fairly presented the financial position of GBB on a consolidated basis and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved.

               5.5  Authority.  The execution and delivery by GBB of this
                    ---------
     Agreement and the Agreement of Merger, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of GBB. This Agreement is, and the Agreement of Merger will be, upon due execution and delivery by the respective parties hereto, valid and binding obligations of GBB enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by GBB to MDB (the "GBB Conflicts and Consents List"), neither the execution and delivery by GBB of this Agreement or the Agreement of Merger, the consummation of the transactions contemplated herein or therein, nor compliance by GBB with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which GBB or any subsidiary of GBB is a party, or by which GBB or any subsidiary of GBB or any of its properties or assets is bound; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of GBB or any subsidiary; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to GBB or any subsidiary of GBB or any of its properties or assets. Except as set forth in the "GBB Conflicts and Consents List," no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of GBB, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by GBB of this Agreement or the Agreement of Merger, or the consummation by GBB of the Merger or the transactions contemplated hereby or thereby, except (i) such approvals as may be required by the FRB; (ii) the filing of the Proxy Statement and Prospectus and Registration Statement on Forms S-4 with the SEC and the issuance by the SEC of an order declaring the Registration Statement on Form S-4 effective; (iii) filing of the Agreement of Merger with the Secretary of State of the State of California; and (iv) such approvals as may be required to approve for inclusion on the Nasdaq National Market System of the GBB Stock to be issued in the Merger.

               5.6  Subsidiaries.  As of the date of this Agreement, GBB owns,
                    ------------
     directly or indirectly, 100% of the outstanding stock of each of the Banks, Pacific Business Funding Corporation and Peninsula Real Estate Corporation. As of the date of this Agreement, and except for its investments in the Banks, Pacific Business Funding Corporation, Peninsula Real Estate Corporation, GBB Capital I and GBB Capital II, GBB does not own, directly or indirectly

     (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any other Person.

               5.7  Brokers and Finders.  Except for the obligation to First
                    -------------------
     Security Van Kasper, as set forth in a letter agreement dated May 19, 1999, GBB is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

               5.8  Certain Material Changes.  Except as specifically required,
                    ------------------------
     permitted or effected by this Agreement or as disclosed in any GBB Filings, since December 31, 1998, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

               (a) any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner or conducting business, of GBB or its subsidiaries or any other event or development that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis;

               (b) any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis;

               (c) any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis; or

               (d) any disposition by GBB of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis.

               5.9  Licenses and Permits.  GBB and each subsidiary of GBB have
                    --------------------
     all material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. The properties, assets, operations and businesses of GBB and each subsidiary of GBB are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The properties and operations of GBB and each subsidiary of GBB are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

               5.10  Corporate Records.  The minute books of GBB reflect all
                     -----------------
     material actions taken to this date by its shareholders, boards of directors and committees.

               5.11  Accounting Records.  GBB and its subsidiaries maintain
                     ------------------
     accounting records which fairly and accurately reflect, in all material respects, their transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with their management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles. Such records, to the extent they contain important information pertaining to GBB and its subsidiaries which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

               5.12  Facts Affecting Regulatory Approvals.  To the best
                     ------------------------------------
     knowledge of GBB, there is no fact, event or condition applicable to GBB or any of its subsidiaries which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

               5.13  Accounting and Tax Matters.  To the best knowledge of GBB,
                     --------------------------
     GBB has not through the date hereof taken or agreed to take any action that would prevent it from accounting for the business combination to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

               5.14  Disclosure Documents and Applications.  None of the
                     -------------------------------------
     information supplied or to be supplied by or on behalf of GBB or any of its subsidiaries ("GBB Supplied Information") for inclusion in (a) the Registration Statement on Form S-4 and the Proxy Statement and Prospectus to be mailed to the shareholders of MDB in connection with obtaining the approval of the shareholders of MDB of this Agreement, the Merger and the other transactions contemplated hereby, and (b) any other documents to be filed with the SEC, the FRB, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               5.15  Nasdaq Listing. As of the date hereof, GBB Stock is listed
                     --------------
     on the Nasdaq National Market System.

               5.16  Accuracy and Currentness of Information Furnished.  The
                     -------------------------------------------------
     representations and warranties made by GBB hereby or in the GBB Lists or Schedules hereto do not contain any untrue statement of material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such schedules from being misleading.

               5.17  Year 2000.  The mission critical computer software operated
                     ---------
     by GBB is currently capable of providing, or is being adapted to provide, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such mission critical software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. The costs of the adaptations referred to in this clause will not have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. GBB has not received, and reasonably expects that it will not receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed by the FDIC).

                                  ARTICLE VI

             COVENANTS OF MDB PENDING EFFECTIVE TIME OF THE MERGER
             -----------------------------------------------------

MDB covenants and agrees with GBB as follows:

               6.1  Limitation on Conduct Prior to Effective Time of the Merger.
                    -----------------------------------------------------------
     Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation, MDB agrees to conduct its business (and to cause MDNB to conduct its business) in the ordinary course in substantially the manner heretofore conducted and in accordance with sound banking practices, and MDB and MDNB shall not, without the prior written consent of GBB, which GBB shall not unreasonably withhold or delay:

               (a) issue, sell or grant any MDB Stock (except pursuant to the exercise of MDB Options outstanding as of the date hereof), any other securities (including long term debt) of MDB or MDNB, or any rights, stock appreciation rights, options or securities to acquire any MDB Stock, or any other securities (including long term debt) of MDB or MDNB;

               (b) declare, set aside or pay any dividend or make any other distribution upon or split, combine or reclassify any shares of capital stock or other securities of MDB or MDNB, provided, however, that subject to Section 6.10, MDB may pay to its shareholders its regular cash dividend in amounts and in a manner consistent with past practices;

               (c) purchase, redeem or otherwise acquire any capital stock or other securities of MDB or MDNB or any rights, options, or securities to acquire any capital stock or other securities of MDB or MDNB;

               (d) except as may be required to effect the transactions contemplated herein, amend its Articles of Incorporation or Bylaws;

               (e) grant any general or uniform increase in the rate of pay of employees or employee benefits;

               (f) grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any Person or voluntarily accelerate the vesting of any employee benefits;

          (g) make any capital expenditure or commitments with respect thereto in excess of $50,000 in the aggregate, except for ordinary repairs, renewals and replacements;

          (h) compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

          (i) grant, renew or commit to grant or renew any extension of credit if such extension of credit, together with all other credit then outstanding to the same Person and all Affiliated Persons, would exceed $200,000 on an unsecured basis, or $500,000 if secured by a lien on real estate or cash (consent shall be deemed granted if within one Business Day of written notice together with all relevant documents delivered to GBB's Chief Credit Officer, written notice of objection is not received by MDB);

          (j) change its tax or accounting policies and procedures or any method or period of accounting unless required by generally accepted accounting principles or a Governmental Entity;

          (k) grant or commit to grant any extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer, director or holder of 10% or more of the outstanding MDB Stock, or any Affiliate of such Person, if such credit would exceed $25,000;

          (l) close any offices at which business is conducted or open any new offices, except to close its temporary Pleasanton office and to open its Blackhawk office and a proposed permanent Pleasanton office;

          (m) adopt or enter into any new employment agreement or other employee benefit plan or arrangement or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by law;

          (n) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its or MDNB's officers, directors or employees or any investment banker, financial advisor, attorney, accountant or any other representative retained by it or any of its Affiliates to take any such action, and MDB shall promptly notify GBB (orally and in writing) of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving MDB or MDNB: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of MDB or MDNB representing 10% or more of the consolidated assets of MDB; a sale of shares of capital stock or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock, representing 10% or more of the voting power of MDB or MDNB; a tender offer or exchange offer for at least 10% of the outstanding shares; a solicitation of proxies in opposition to approval of the Merger by MDB's shareholders; or a public announcement of an unsolicited bona fide proposal, plan, or intention to do any of the foregoing. MDB and MDNB will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than GBB) conducted heretofore with respect to any of the foregoing. MDB and MDNB shall take the necessary steps to inform promptly the appropriate individuals or entities referred to above of the obligations undertaken in this Section. MDB and MDNB agree that they shall notify GBB immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with MDB and MDNB. MDB and MDNB also agree that they shall promptly request each other person, other than GBB, that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring MDB and MDNB to return all confidential information heretofore furnished to such person by or on behalf of MDB and MDNB and enforce any such confidentiality agreements. Notwithstanding any other provision in this Section 6.1(n), nothing in this Agreement shall prevent MDB from (i) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited bona fide written proposal concerning a Competing Transaction by any such Person or (ii) recommending such an unsolicited bona fide written proposal concerning a Competing Transaction to the holders of MDB Stock if and only if, prior to participating in any of the foregoing, (A) the Board of Directors of MDB concludes in good faith that the Competing Transaction, if consummated, would result in a transaction more favorable to holders of MDB Stock than the transaction contemplated by this Agreement (any such more favorable Competing Transaction being referred to in this Agreement as a "Superior Proposal"); (B) the Board of Directors of MDB determines in good faith based upon the advice of outside counsel that participating in any such action is necessary for it to act in a manner not inconsistent with its fiduciary duties under applicable law; and
(C) at least forty-eight (48) hours prior to providing any information or data to any person or entering into discussions or negotiations with any Person, the Board of Directors of MDB notifies GBB of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with MDB and MDNB;

          (o) change any basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices or any other material aspect of MDB's or MDNB's business or operations, except such changes as may be required in the opinion of MDB's or MDNB's management to respond to economic or market conditions or as may be required by any Governmental Entity;

          (p)  grant any Person a power of attorney or similar authority;

          (q) make any investment by purchase of stock or securities (including an Investment Security), contributions to capital, property transfers or otherwise in any other Person, except for federal funds or obligations of the United States Treasury or an agency of the United

States Government the obligations of which are entitled to or implied to have the full faith and credit of the United States government and which have an original maturity not in excess of one year, or bank qualified investment grade municipal bonds, in any case, in the ordinary course of business consistent with past practices and which are not designated as trading (consent shall be deemed granted if within one Business Day of written notice together with all relevant documents delivered to GBB's Chief Financial Officer or Controller, written notice of objection is not received by MDB);

          (r) amend or modify any Scheduled Contract or enter into any agreement or contract that would be a Scheduled Contract under Section 4.15;

          (s) sell, transfer, mortgage, encumber or otherwise dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practices;

          (t)  knowingly take any action which would or is reasonably likely to
(i) adversely affect the ability of GBB, the Banks, MDB or MDNB to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect MDB's or MDNB's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of GBB's, MDB's or MDNB's obligations hereunder, as set forth in Articles 9, 10 or 11 herein not being satisfied;

          (u)  make any special or extraordinary payments to any Person;

          (v) reclassify any Investment Security from held-to-maturity or available for sale to trading;

          (w) sell any security other than in the ordinary course of business, or engage in gains trading;

          (x) take title to any real property without conducting prior thereto an environmental investigation, which investigation shall disclose the absence of any suspected environmental contamination;

          (y) knowingly take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

          (z) settle any claim, action or proceeding involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

          (aa) make, acquire a participation in, or reacquire an interest in a participation sold of, any loan that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect on December 31, 1998; or renew, extend the maturity of, or alter any of the material terms of any such loan for a period of greater than six months;

          (bb) incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, except for (i) in connection with banking transactions with banking customers in the ordinary course of business, or (ii) short-term borrowings made at prevailing market rates and terms; or

          (cc) agree or make any commitment to take any actions prohibited by this Section 6.1.

          6.2  Affirmative Conduct Prior to Effective Time of the Merger.
               ---------------------------------------------------------
Between the date hereof and the Effective Time of the Merger, MDB shall (and shall cause MDNB to):

          (a) use its commercially reasonable efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with MDB or MDNB;

          (b) use its commercially reasonable efforts to keep in full force and effect all of the existing material permits and licenses of MDB and MDNB;

          (c) use its commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties which it owns or leases and on its business operations;

          (d) perform its material contractual obligations and not become in material default on any such obligations;

          (e) duly observe and conform in all material respects to all lawful requirements applicable to its business;

          (f) maintain its assets and properties in good condition and repair, normal wear and tear excepted;

          (g) promptly upon learning of such information, advise GBB in writing of any event or any other transaction within its knowledge whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of 5% or more of the outstanding MDB Stock prior to the record date fixed for the MDB Shareholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

          (h) promptly notify GBB regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of MDB, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of MDB;

          (i) make available to GBB monthly unaudited balance sheets and income statements of MDB within 25 days after the close of each calendar month;

          (j) not later than the 30th day of each calendar month and as of the Closing Date, amend or supplement the MDB Lists prepared and delivered pursuant to Article 4 to ensure that the information set forth in the MDB Lists accurately reflects the then-current status of MDB and MDNB.

          (k) use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of MDB or MDNB or that is contemplated in this Agreement as required in connection with the Merger;

          (l) maintain an allowance for loan and lease losses consistent with practices and methodology as in effect on the date of the execution of this Agreement and cause Steve Shindel to complete as of a date within 45 days of the anticipated Closing Date a review of the MDNB's assets in a manner consistent with his prior reviews; and

          (m) use its commercially reasonable efforts to furnish to Manatt, Phelps & Phillips, LLP promptly upon its written request written representations and certificates as deemed reasonably necessary or appropriate for purposes of enabling Manatt, Phelps & Phillips, LLP to render the tax opinion referred to in
Section 9.6 hereof.

          6.3  Access to Information.
               ---------------------

          (a) MDB will afford, upon reasonable notice, to GBB and its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of their business, operations, properties, books, files and records and will do everything reasonably necessary to enable GBB and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, assets and properties of MDB and MDNB and the condition thereof and to update such examination at such intervals as GBB shall deem appropriate. Such examination shall be conducted in cooperation with the officers of MDB and MDNB and in such a manner as to minimize any disruption of, or interference with, the normal business operations of MDB and MDNB. Upon the request of GBB, MDB will request PwC to provide reasonable access to representatives of PwC working on behalf of GBB to auditors' work papers with respect to the business and properties of MDB and MDNB, including tax accrual work papers prepared for MDB and MDNB during the preceding 60 months, other than (a) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records and documents that MDB or MDNB is legally obligated to keep confidential. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of GBB of the right to rely upon the representations and warranties made by MDB herein; provided, that GBB shall disclose to MDB any fact or circumstance it may discover which GBB believes renders any representation or warranty made by MDB hereunder incorrect in any respect. GBB covenants and agrees that it, its subsidiaries, and their respective representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning MDB and MDNB so obtained from any of them (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to MDB.

          (b) A representative of GBB, selected by GBB in its sole discretion, shall be authorized and permitted to review each loan, lease, or other credit funded or renewed by MDB or MDNB after the date hereof, and all information associated with such loan, lease or other credit, such review to take place, if possible, on MDB's premises.

          (c) A representative of GBB, selected by GBB in its sole discretion, shall be permitted by MDB and MDNB to attend all regular and special Board of Directors' and committee meetings of MDB and MDNB from the date hereof until the Effective Time of the Merger; provided, however, that the attendance of such representative shall not be permitted at any meeting, or portion thereof, for the sole purpose of discussing the transactions contemplated by this Agreement or the obligations of MDB under this Agreement.

          6.4  Filings.  MDB agrees that through the Effective Time of the
               -------
Merger, each of MDB's or MDNB's reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entity to which it relates will fairly present the financial position of such entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

          6.5  Notices; Reports.  MDB will promptly notify GBB of any event of
               ----------------
which MDB obtains knowledge which has had or may have a materially adverse effect on the financial condition, operations, business or prospects of MDB on a consolidated basis, or in the event that MDB determines that it is unable to fulfill any of the conditions to the performance of GBB's obligations hereunder, as set forth in Articles 9 or 11 herein, and MDB will furnish GBB (i) as soon as available, and in any event within one Business Day after it is mailed or delivered to the Board of Directors of MDB or MDNB or committees thereof, any report by MDB or MDNB for submission to the Board of Directors of MDB or MDNB or committees thereof, provided, however, that MDB need not furnish to GBB communications of MDB's legal counsel regarding MDB's rights and obligations under this Agreement or the transactions contemplated hereby, or books, records and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product, (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by MDB to its shareholders or other security holders, and all reports filed by MDB or MDNB with the

FRB or the OCC, and (iii) such other existing reports as GBB may reasonably request relating to MDB or MDNB.

          6.6  MDB Shareholders' Meeting.  Promptly after the execution of this
               -------------------------
Agreement, MDB will take action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby so as to permit the consummation of the transactions contemplated hereby. The Board of Directors of MDB shall, subject to its fiduciary duties, recommend that its shareholders approve this Agreement and the transactions contemplated hereby, and the Board of Directors of MDB shall, subject to its fiduciary duties, use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding MDB Stock to approve this Agreement and the transactions contemplated hereby.

          6.7  Certain Loans and Other Extensions of Credit.  MDB will promptly
               --------------------------------------------
inform GBB of the amounts and categories of any loans, leases or other extensions of credit that have been classified by any bank regulatory authority or by any unit of MDB or MDNB or by any other Person as "Criticized," "Specially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Credits"). MDB will furnish GBB, as soon as practicable, and in any event within 20 days after the end of each calendar month, schedules including the following: (a) Classified Credits (including with respect to each credit its classification category and the originating unit); (b) nonaccrual credits (including the originating unit); (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status (including its originating unit); (d) credits delinquent as to payment of principal or interest (including its originating unit), including an aging into current-to-29, 30-59, 60-89, and 90+ day categories; (e) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the originating unit; (f) loans or leases (including any commitments) by MDB or MDNB to any MDB or MDNB director, officer at or above the senior vice president level, or shareholder holding 10% or more of the capital stock of MDB, including with respect to each such loan or lease the identity and, to the knowledge of MDB, the relation of the borrower to MDB or MDNB, and the outstanding and undrawn amounts; (g) letters of credit (including the originating unit); (h) loans or leases wholly or partially charged off during the previous month (including with respect to each loan or lease, the originating amount, the write-off amount and its originating unit); and (i) other real estate or assets acquired in satisfaction of debt.

          6.8  Applications.  Subject to Section 7.5, MDB will promptly
               ------------
prepare or cause to be prepared the portions of the Proxy Statement and Prospectus as it pertains to MDB or MDNB and any other applications necessary to consummate the transactions contemplated hereby, and further agrees to provide any information requested by GBB for the preparation of any applications necessary to consummate the transactions contemplated hereby. MDB shall afford GBB a reasonable opportunity to review the portions of the Proxy Statement and Prospectus pertaining to MDB or MDNB and all such applications and all amendments and supplements thereto before the filing thereof. MDB covenants and agrees that, with respect to the information relating to MDB or MDNB, the Proxy Statement and Prospectus will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. MDB will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger and the transactions contemplated herein.

          6.9  Affiliate Agreements.  Concurrently with the execution of this
               --------------------
Agreement, (a) MDB shall deliver to GBB a letter identifying all persons who are then "affiliates" of MDB for purposes of Rule 145 under the Securities Act and
(b) MDB shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall use reasonable efforts to obtain from each person identified in such letter a written agreement substantially in the form attached hereto as Exhibit B. MDB shall use
                                             ---------
reasonable efforts to obtain from any person who becomes an affiliate of MDB after MDB's delivery of the letter referred to above, and on or prior to the date of the MDB Shareholders' Meeting to approve this Agreement, a written agreement substantially in the form attached as Exhibit B hereto as soon as
                                                ---------
practicable after obtaining such status.

          6.10 Coordination of Dividends.  MDB shall coordinate with GBB the
               -------------------------
declaration of any dividends that may be allowed pursuant to Section 6.1(b) hereof, and the record date and the payment dates relating thereto, it being the intention of the parties that holders of MDB Stock shall not receive two dividends, or fail to receive one dividend, for any applicable dividend period with respect to their shares of MDB Stock and any shares of GBB Stock any such holder will receive in exchange therefor in the Merger.

          6.11 D&O Coverage.  In the event that GBB is unable to have MDB's and
               ------------
MDNB's directors and officers added to GBB's directors' and officers' liability insurance policy pursuant to Section 7.2(d) hereof and upon GBB's request, MDB shall use commercially reasonable efforts to obtain (i) coverage for a period of at least 36 months following the Effective Time of the Merger for the directors and officers of MDB and MDNB under a directors' and officers' liability insurance policy which is no less protective in terms of coverage or limitations than now possessed by MDB covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement, and (ii) coverage for a period of at least 36 months following the Effective Time of the Merger under a bankers' blanket bond which is no less protective in terms of coverage or limitations than now possessed by MDB covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement.

                                  ARTICLE VII

             COVENANTS OF GBB PENDING EFFECTIVE TIME OF THE MERGER
             -----------------------------------------------------

GBB covenants and agrees with MDB as follows:

          7.1  Limitation on Conduct Prior to Effective Time of the Merger.
               -----------------------------------------------------------
Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to bank holding companies and banks, each of GBB and its subsidiaries shall not, without the prior written consent of MDB:

          (a) take any action which would or is reasonably likely to (i) adversely affect the ability of GBB to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect GBB's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of GBB's obligations hereunder, as set forth in Articles 9 or 11 herein not being satisfied;

          (b) take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

          (c) amend its articles of incorporation in any respect which would materially and adversely affect the rights and privileges attendant to the GBB Stock;

          (d) enter into a GBB Acquisition Transaction that includes as a condition precedent to such GBB Acquisition Transaction that GBB terminate this Agreement; provided, however, notwithstanding the foregoing, nothing in this Agreement shall prevent GBB from entering into such a GBB Acquisition Transaction if the Board of Directors of GBB determines in good faith based upon the advice of counsel that taking such action is necessary for it to act in a manner not inconsistent with its fiduciary duties under applicable law; or

          (e) agree or make any commitment to take any actions prohibited by this Section 7.1.

          7.2  Affirmative Conduct of GBB and Subsidiaries Prior to Effective
               --------------------------------------------------------------
Time of the Merger.  Between the date hereof and the Effective Time of the
------------------
Merger, GBB shall:

          (a) duly observe and conform in all material respects to all lawful requirements applicable to the business of GBB or any subsidiary of GBB;

          (b) use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of GBB on a consolidated basis and that is contemplated in this Agreement as required in connection with the Merger;

          (c) not later than the 20th day of each calendar month, amend or supplement the GBB Lists prepared and delivered pursuant to Article 5 to ensure that the information set forth in the GBB Lists accurately reflects the then-current status of GBB and its subsidiaries. GBB shall further amend or supplement the GBB Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the GBB Lists; and

          (d) use its commercially reasonable efforts to have MDB's and MDNB's directors and officers added to GBB's directors' and officers' liability insurance policy, providing for coverage for a period of at least 36 months following the Effective Time of the Merger and covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement.

          7.3  Access to Information.  Upon reasonable request by MDB, GBB
               ---------------------
shall (i) make its Chief Executive Officer, Chief Administrative Officer/Chief Financial Officer, Controller and Chief Credit Officer available to discuss with MDB and its representatives GBB's operations; and (ii) shall provide MDB with written information which is (a) similar to the written information that MDB reviewed in connection with this Agreement, and (b) related to GBB's business condition, operations and prospects on a consolidated basis. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of MDB of the right to rely upon the representations and warranties made by GBB herein; provided, that MDB shall disclose to GBB any fact or circumstance it may discover which MDB believes renders any representation or warranty made by GBB hereunder incorrect in any respect. MDB covenants and agrees that it and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning GBB so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to GBB.

          7.4  Filings.  GBB agrees that through the Effective Time of the
               -------
Merger, each of its reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entities or entity to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

          7.5  Applications.  GBB will promptly prepare and file or cause to
               ------------
be prepared and filed (i) an application for approval of the Merger with the FRB; (ii) in conjunction with MDB, the Registration Statement on Form S-4 and the Proxy Statement and Prospectus as it pertains to GBB; and (iii) any other applications necessary to consummate the transactions contemplated hereby. GBB shall afford MDB a reasonable opportunity to review the Proxy Statement and Prospectus and all such applications and all amendments and supplements thereto before the filing thereof. GBB covenants and agrees that the Registration Statement on Form S-4 and the Proxy Statement and Prospectus and all applications to the appropriate regulatory agencies for approval or consent to the Merger, with respect to information relating to GBB or its subsidiaries, will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. GBB will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger.

          7.6  Blue Sky.  GBB agrees to use commercially reasonable efforts to
               --------
have the shares of GBB Stock to be issued in connection with the Merger qualified or registered for offer and sale, to the extent required, under the securities laws of each jurisdiction in which shareholders of MDB reside.

          7.7  Notices; Reports.  GBB will promptly notify MDB of any event of
               ----------------
which GBB obtains knowledge which has had or may have a material adverse affect on the financial condition, operations, business or prospects of GBB on a consolidated basis or in the event that GBB determines that it is unable to fulfill any of the conditions to the performance of MDB's obligations hereunder, as set forth in Articles 9 or 10 herein.

          7.8  Removal of Conditions.  In the event of the imposition of a
               ---------------------
condition to any regulatory approvals which GBB deems to materially adversely affect it or to be materially burdensome, GBB shall use its commercially reasonable efforts for purposes of obtaining the removal of such condition.

          7.9  Stock Options.
               -------------

          (a) At and as of the Effective Time of the Merger, GBB shall assume each and every outstanding option to purchase shares of MDB Stock ("MDB Stock Option") and all obligations of MDB under the MDB Stock Option Plan. Each and every MDB Stock Option so assumed by GBB under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the MDB Stock Option Plan and in the other documents governing such MDB Stock Option immediately prior to the Effective Time of the Merger, except that: (i) such MDB Stock Option shall be exercisable for that number of whole shares of GBB Stock equal to the product of (A) the number of shares of MDB Stock that were purchasable under such MDB Stock Option immediately prior to the Effective Time of the Merger multiplied by (B) the Conversion Ratio, with such product rounded down to the nearest whole number of shares of GBB Stock; and (ii) the per share exercise price for the shares of GBB Stock issuable upon exercise of such MDB Stock Option shall be equal to the quotient determined by dividing (A) the exercise price per share of MDB Stock at which such MDB Stock Option was exercisable immediately prior to the Effective Time of the Merger by (B) the Conversion Ratio. At the Effective Time of the Merger, or as soon as practicable thereafter, GBB shall issue to each holder of an outstanding MDB Stock Option a document evidencing the assumption of such MDB Stock Option by GBB pursuant to this Section 7.9.

          (b) GBB shall use its commercially reasonable efforts to comply with the terms of the MDB Stock Option Plan and insure, to the extent required by, and subject to the provisions of, such plan, that MDB Stock Options which qualify as incentive stock options prior to the Effective Time of the Merger qualify as incentive stock options of GBB after the Effective Time of the Merger.

          (c) At or prior to the Effective Time of the Merger, GBB shall take all corporate action necessary to reserve for issuance a sufficient number of shares of GBB Stock for delivery upon exercise of GBB Stock Options assumed by it in accordance with this Section 7.9. At the Effective Time of the Merger, or as soon as practicable thereafter, GBB shall, if necessary, file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of GBB Stock subject to such options and shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

          7.10  Reservation, Issuance and Registration of GBB Stock.  GBB shall
                ---------------------------------------------------
reserve and make available for issuance in connection with the Merger and in accordance with the terms and conditions of this Agreement such number of shares of GBB Stock to be issued to the shareholders of MDB in the Merger pursuant to
Article 2 hereof.

          7.11  Nasdaq Listing.  GBB shall use its commercially reasonable
                --------------
efforts to cause the shares of GBB Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market System, subject to official notice of issuance, prior to the Effective Time of the Merger.

                                 ARTICLE VIII

                             ADDITIONAL COVENANTS
                             --------------------

The parties hereto hereby mutually covenant and agree with each other as follows:

          8.1   Commercial Reasonable Efforts.  Subject to the terms and
                -----------------------------
conditions of this Agreement, each party will use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practical.

          8.2   Public Announcements.  No press release or other public
                --------------------
disclosure of matters related to this Agreement or any of the transactions contemplated hereby shall be made by GBB or MDB unless the other party shall have provided its prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

          8.3   Environmental Assessment and Remediation.  GBB may cause to be
                ----------------------------------------
prepared at GBB's sole cost and expense within 45 days of the date of this Agreement one or more phase I environmental investigations with respect to the Real Property set forth on the MDB Real Property List. In the event any such phase I environmental investigation report, or any such report which MDB or MDNB has already obtained on any of the Real Property set forth on MDB's Real Property List, discloses facts which, in the sole discretion of GBB, warrant further investigation, GBB shall provide written notice to MDB, and MDB shall be required to cause to be completed within 60 days of such written notice, at the sole cost and expense of GBB, a phase II environmental investigation and report with respect to such property. The consultant engaged by MDB to conduct such investigation and provide such report shall be acceptable to GBB. GBB shall have 10 days from the receipt of such investigation report to object thereto, which objection shall be by written notice. In the event of any such objection, GBB shall engage an environmental consultant satisfactory to MDB who shall provide an estimate of the cost of taking any remedial action recommended or suggested in such phase II environmental investigation report, or which is required by law, or which is determined to be prudent by GBB, in its sole discretion, and, unless the estimated cost of such Remediation is in excess of $100,000 or is not reasonably determinable by such consultant (and written notice thereof provided by MDB to GBB) MDB shall immediately commence such Remediation, all at the sole cost and expense of MDB. In the event such environmental consultant determines that the estimated cost of such remediation is in excess of $100,000 or is not reasonably determinable, GBB shall have the right to terminate the Agreement pursuant to Section 13.1(k) hereof before the expiration of 21 days from the date of such written notice.

          GBB agrees to keep confidential and not to disclose any nonpublic information obtained in the course of such environmental investigation relating to environmental contamination or suspected contamination of any property on the MDB Real Property List, except as required by law notice.

          8.4  Appointment of Director. GBB agrees to take all necessary action,
               -----------------------
including, if necessary, increasing the authorized number of it directors, to appoint as contemplated by Section 2.6 hereof one member of MDB's Board of Directors to the Board of Directors of GBB effective at Effective Time of the Merger.

                                  ARTICLE IX

                      CONDITIONS PRECEDENT TO THE MERGER
                      ----------------------------------

The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

          9.1  Shareholder Approval.  The Agreement and the transactions
               --------------------
contemplated hereby shall have received all requisite approvals of the shareholders of MDB.

          9.2  No Judgments or Orders. No judgment, decree, injunction, order or
               ----------------------
proceeding shall be outstanding or threatened by any Governmental Entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger substantially in the form contemplated by this Agreement, unless counsel to the party against whom such action or proceeding was instituted or threatened renders to the other parties hereto a favorable opinion that such judgment, decree, injunction, order or proceeding is without merit.

          9.3  Regulatory Approvals. To the extent required by applicable law or
               --------------------
regulation, all approvals or consents of any Governmental Entity, including, without limitation, that of the FRB shall have been obtained or granted for the Merger and the transactions contemplated hereby and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied.

          9.4  Securities Laws.  The Registration Statement on Form S-4 shall
               ---------------
declared effective by the SEC and shall not be the subject of any stop order or proceedings seeking or threatening a stop order. GBB shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the GBB Stock to consummate the Merger.

          9.5   Listing.  The GBB Stock issuable in the Merger shall have been
                -------
included for listing on the Nasdaq National Market System.

          9.6   Tax Opinion. GBB and MDB shall have received from Manatt, Phelps
                -----------
& Phillips, LLP an opinion reasonably satisfactory to GBB and MDB to the effect that the Merger shall not result in the recognition of gain or loss for federal income tax purposes to GBB or MDB, nor shall the issuance of the GBB Stock result in the recognition of gain or loss by the holders of MDB Stock who receive such stock, nor shall the substitution of options under Section 7.9 result in any income or gain to the option holder or disqualify any such options as incentive stock options, in connection with the Merger, dated prior to the date the Proxy Statement and Prospectus is first mailed to the shareholders of MDB and GBB and such opinions shall not have been withdrawn or modified in any material respect.

          9.7   Pooling of Interests. Prior to the Effective Time of the
                --------------------
Merger, GBB shall have received from PwC a written confirmation that the Merger will qualify for pooling-of-interests accounting treatment. In making its determination that the Merger will qualify for such treatment, PwC shall be entitled to assume that cash will be paid with respect to all shares held of record by any holder of MDB Dissenting Shares.

                                   ARTICLE X

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF MDB
                ----------------------------------------------

All of the obligations of MDB to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by MDB:

          10.1  Legal Opinion.  MDB shall have received the opinion of Linda
                -------------
M. Iannone, General Counsel of GBB, dated as of the Closing Date, and in form and substance satisfactory to the counsel of MDB and MDNB, to the effect that:
(i) GBB is a corporation validly existing under the laws of the State of California with full corporate power and authority to enter into this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby; (ii) all corporate proceedings on the part of GBB necessary to be taken in connection with the Merger in order to make the same effective have been duly and validly taken; (iv) this Agreement and the Agreement of Merger have been duly and validly authorized, executed and delivered on behalf of GBB and constitute (subject to standard exceptions of enforceability arising from the bankruptcy laws and rules of equity) valid and binding agreements of GBB; and (v) the shares of GBB Stock to be issued in the Merger will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

          10.2  Representations and Warranties; Performance of Covenants.  All
                --------------------------------------------------------
the covenants, terms and conditions of this Agreement to be complied with and performed by GBB on or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of GBB contained in Article 5 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the GBB Lists in accordance with Section 7.2(c).

          10.3  Authorization of Merger.  All actions necessary to authorize the
                -----------------------
execution, delivery and performance of this Agreement and the Agreement of Merger by GBB and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors of GBB, as required by applicable law, and GBB shall have full power and right to merge pursuant to the Agreement of Merger.

          10.4  Absence of Certain Changes.  Between the date of this Agreement
                --------------------------
and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis, whether or not such event, change or effect is reflected in the GBB Lists as amended or supplemented after the date of this Agreement.

          10.5  Officers' Certificate.  There shall have been delivered to MDB
                ---------------------
on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of GBB certifying, to the best of their knowledge, compliance with all of the provisions of Sections 10.2, 10.3 and 10.4.

          10.6  Fairness Opinion.  MDB shall have received a letter from Hoefer
                ----------------
& Arnett Incorporated dated as of a date within five Business Days of the mailing of the Proxy Statement and Prospectus to the shareholders of MDB, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of MDB.

                                  ARTICLE XI

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF GBB
                  ------------------------------------------

All of the obligations of GBB to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by GBB:

          11.1  Legal Opinion. GBB shall have received the opinion of McCutchen,
                -------------
McCutchen, Doyle, Brown & Enersen, LLP, attorneys for MDB, and in form and substance satisfactory to the counsel of GBB, to the effect that: (i) MDB is a corporation validly existing under the laws of the State of California with full corporate power and authority to enter into this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby; (ii) all corporate proceedings on the part of MDB necessary to be taken in connection with the

Merger in order to make the same effective have been duly and validly taken; and
(iii) this Agreement and the Agreement of Merger have been duly and validly authorized, executed and delivered on behalf of MDB, and constitute (subject to standard exceptions of enforceability arising from the bankruptcy laws and rules of equity valid and binding agreements of MDB.

          11.2  Representations and Warranties; Performance of Covenants.  All
                --------------------------------------------------------
the covenants, terms and conditions of this Agreement to be complied with and performed by MDB at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of MDB contained in Article 4 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the MDB Lists in accordance with Section 6.2(j).

          11.3  Authorization of Merger.  All actions necessary to authorize the
                -----------------------
execution, delivery and performance of this Agreement and the Agreement of Merger by MDB and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and shareholders of MDB, and MDB shall have full power and right to merge pursuant to the Agreement of Merger.

          11.4  Third Party Consents.  MDB and MDNB shall have obtained all
                --------------------
consents of other parties to their respective mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

          11.5  Absence of Certain Changes.  Between the date of this Agreement
                --------------------------
and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of MDB on a consolidated basis whether or not such event, change or effect is reflected in the MDB Lists as amended or supplemented after the date of this Agreement.

          11.6  Officers' Certificate.  There shall have been delivered to GBB
                ---------------------
on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of MDB certifying, to the best of their knowledge, compliance with all of the provisions of Sections 11.2, 11.3, 11.4 and 11.5.

          11.7  Fairness Opinion.  GBB shall have received a letter from First
                ----------------
Security Van Kasper dated as of a date within five Business Days of the mailing of the Proxy Statement and Prospectus to the shareholders of MDB, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of GBB.

          11.8   Shareholder's Agreements. Concurrently with the execution of
                 ------------------------
this Agreement, each director of MDB and MDNB shall have executed and delivered to GBB agreements substantially in the form of Exhibit D hereto.
                                               ---------

          11.9   Agreements Not to Compete.  Concurrently with the execution of
                 -------------------------
this Agreement, the directors of MDB and MDNB shall have executed and delivered to GBB agreements substantially in the form of Exhibit C hereto.
                                               ---------

          11.10  Affiliates Agreements.  Concurrently with the execution of this
                 ---------------------
Agreement, GBB shall have received from each person named in the letter or otherwise referred to in Section 6.9 an executed copy of an agreement substantially in the form on Exhibit B hereto.
                             ---------

          11.11  Employee Benefit Plans.  GBB shall have received satisfactory
                 ----------------------
evidence that all of MDB's employee benefit plans, programs and arrangements, including, without limitation, the MDB 401(k) Plan, have been treated as provided in Article 12 of this Agreement.

          11.12  Dissenting Shares.  MDB Perfected Dissenting Shares shall
                 -----------------
constitute less than 8% of the outstanding shares of MDB Stock.

          11.13  Remediation.  All remediation of environmental contamination or
                 -----------
conditions on any MDB Property shall have been completed to the satisfaction of GBB.

          11.14  MDB Adjusted Book Value.  At least five Business Days prior to
                 -----------------------
the Effective Time of the Merger, MDB shall provide GBB with MDB's consolidated financial statements as of the close of business on the last day of the month prior to the Effective Time of the Merger. Such financial statements shall have been prepared in all material respects in accordance with generally accepted accounting principles and other applicable legal and accounting requirements, and reflect all period-end accruals and other adjustments. At the close of business on the last day of the month preceding the Effective Time of the Merger, the MDB Adjusted Book Value, as determined in accordance with such financial statements, shall be:

          (a) not less than $12,200,000 if the Effective Time of the Merger occurs in December 1999;

          (b) not less than $12,400,000 if the Effective Time of the Merger occurs in January 2000;

          (c) not less than $12,600,000 if the Effective Time of the Merger occurs in February 2000; and

          (d) not less than $12,800,000 if the Effective Time of the Merger occurs in March 1999.

          11.15  Allowance for Loan Losses. MDB's allowance for loan and lease
                 -------------------------
losses, as reflected on the consolidated financial statements referred to in
Section 11.14, shall equal the greater of $2,150,000, 1.42% of MDB's total consolidated loan portfolio as reflected on such financial statements, or the mid-point of the range of values determined by Steven Shindel during his asset review conducted pursuant to Section 6.2(1) hereof.

          11.16  Regulatory Approval.  Any and all approvals or consents of any
                 -------------------
Governmental Entity which are necessary to consummate the Merger and the transactions contemplated hereby shall have been granted without the imposition of any conditions which GBB deems, in its sole and absolute opinion, to materially adversely affect it or be materially burdensome.

                                  ARTICLE XII

                               EMPLOYEE BENEFITS
                               -----------------

          12.1   Employee Benefits.  GBB, in its sole discretion, may elect to
                 -----------------
terminate the MDB 401(k) or to discontinue contributions to the MDB 401(k) Plan following the Effective Time of the Merger, to cause MDB to terminate the MDB 401(k) Plan or to discontinue contributions to the MDB 401(k) Plan prior to the Effective Time of the Merger, or to merge the MDB 401(k) Plan with and into the GBB 401(k) Plan after the Effective Time of the Merger. In no event shall the MDB 401(k) Plan be merged with and into the GBB 401(k) Plan, however, unless GBB determines, in its sole discretion, that: (i) the MDB 401(k) Plan is a qualified plan under Section 401(a) of the Code, both as to the form of the MDB 401(k) Plan and as to its operation; and (ii) there are no facts in existence that would be reasonably likely to adversely affect the qualified status of the MDB 401(k) Plan. If GBB determines in its sole discretion not to merge the MDB 401(k) Plan into the GBB 401(k) Plan and that the MDB 401(k) Plan should be terminated prior to the Effective Time of the Merger, MDB agrees to use its best efforts to have the MDB 401(k) Plan terminated prior to the Effective Time of the Merger and to obtain an IRS determination that the MDB 401(k) Plan continues to be qualified upon termination.

As soon as practicable after the Effective Time of the Merger, all other Employee Plans will be discontinued or merged into GBB plans, in the discretion of GBB, and employees of MDB and MDNB shall become eligible for the employee benefit plans of GBB on the same terms as such plans and benefits are generally offered from time to time to employees of GBB and its subsidiaries in comparable positions with GBB or its subsidiaries. For purposes of determining such employment eligibility and vesting under the employee benefit plans of GBB, GBB shall recognize such employees' years of service with MDB or MDNB beginning on the date such employees commenced employment with MDB or MDNB through the Effective Time of the Merger.

                                 ARTICLE XIII

                                  TERMINATION
                                  -----------

          13.1   Termination.  This Agreement may be terminated at any time
                 -----------
prior to the Effective Time of the Merger upon the occurrence of any of the following:

          (a)    By mutual agreement of the parties, in writing;

          (b) By MDB (unless MDB's Board of Directors shall have withdrawn or modified in a manner adverse to GBB in any respect its recommendation of the Merger to the holders of MDB Stock) or GBB upon the failure of the shareholders of MDB to give the requisite approval of this Agreement;

          (c) By MDB promptly following the expiration of 20 days from delivery of written notice by MDB to GBB of GBB's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by MDB from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by MDB or cured by GBB prior to expiration of such 20 day period);

          (d) By GBB promptly following the expiration of 20 days from delivery of written notice by GBB to MDB of MDB's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by GBB from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by GBB or cured by MDB prior to expiration of such 20 day period);

          (e) By MDB or GBB upon the expiration of 30 days after any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said 30 day period after such denial or refusal, all parties hereto agree to resubmit the application or appeal the decision to the regulatory authority that has denied, or refused to grant the approval, consent or qualification requested;

          (f) By MDB or GBB if any conditions set forth in Article 9 shall not have been met by March 31, 2000; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(f) if the relevant condition shall have failed to occur as a result of any act or omission of the party seeking to terminate.

          (g) By MDB if any of the conditions set forth in Article 10 shall not have been met by March 31, 2000, or such earlier time as it becomes apparent that such condition shall not be met, provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(g) if the relevant condition shall have failed to occur as a result of any act or omission of MDB;

          (h) By GBB if any of the conditions set forth in Article 11 shall not have been met by March 31, 2000, or such earlier time as it becomes apparent that such condition shall not be met; provided that this Agreement shall not be terminated pursuant to this Section 13.1(h) if the relevant condition shall have failed to occur as a result of any act or omission of GBB;

          (i) By GBB if MDB and MDNB shall have breached any of the obligations contained in Section 6.1(n);

          (j) By GBB if (i) MDB shall have exercised a right specified in the last sentence of Section 6.1(n) with respect to any Superior Proposal and shall, directly or through agents or representatives, continue any discussions with any third party concerning such Superior Proposal for more than ten (10) Business Days after the date of receipt of such Superior Proposal; or (ii) a Superior Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to MDB which contains a proposal as to price (without regard to the specificity of such price proposal) and MDB shall not have rejected such proposal within ten (10) Business Days of receipt of the date its existence first becomes publicly disclosed, if earlier;

          (k)    By GBB under the circumstances set forth in Section 8.3;

          (l)    By MDB under the circumstances set forth in Section
2.2(a)(iii), or

          (m) By MDB if GBB shall have entered into a GBB Acquisition Transaction that includes as a condition precedent to such GBB Acquisition Transaction that GBB terminate this Agreement.

          13.2   Effect of Termination. In the event of termination of this
                 ---------------------
Agreement by either MDB or GBB as provided in Section 13.1, neither MDB nor GBB shall have any further obligation or liability to the other party except (a) with respect to the last sentences of each of Section 6.3(a), Section 7.3 and
Section 8.3, (b) with respect to Sections 14.1, 14.2, and 14.3 and (c) to the extent such termination results from a party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements or obligations hereunder.

          13.3   Force Majeure.  MDB and GBB agree that, notwithstanding
                 -------------
anything to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war, and provided neither party has materially failed to observe the obligations of such party under this Agreement, neither party shall be obligated to pay to the other party to this Agreement any expenses or otherwise be liable hereunder.

                                  ARTICLE XIV

                                 MISCELLANEOUS
                                 -------------

          14.1   Expenses.
                 --------

          (a) GBB hereby agrees that if this Agreement is terminated by MDB pursuant to Section 13.1(c), GBB shall promptly and in any event within 10 days after such termination pay MDB all Expenses (as defined in Section 14.1(d) below) of MDB, but not to exceed $150,000.

          (b) MDB hereby agrees that if the Agreement is terminated by GBB or MDB pursuant to Section 13.1(b) with respect to the failure of MDB shareholders to approve the Agreement and the transactions contemplated hereby, or by GBB pursuant to Sections 13.1(d),

13.1(i), or 13.1(j), MDB shall promptly and in any event within 10 days after such termination pay GBB all Expenses of GBB, but not to exceed $250,000.

          (c) Except as otherwise provided herein, all Expenses incurred by GBB and MDB in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same. Notwithstanding the foregoing, GBB and MDB shall share equally the cost of printing the Proxy Statement and Prospectus.

          (d) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by the party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

          14.2  Competing Transaction Fee.  As an inducement to GBB to enter
                -------------------------
into this Agreement, (a) in the event this Agreement is terminated by GBB pursuant to Sections 13.1(i) or 13.1(j), or (b) if MDB or MDNB otherwise consummates a Competing Transaction during the 12-month period following termination of this Agreement pursuant to Sections 13.1(a) (if GBB shall at the time have been entitled to terminate the Agreement pursuant to Section 13.1(d)); 13.1(b), 13.1(d); 13.1(f) (if the relevant condition shall have failed to occur as a result of any act or omission by MDB or its shareholders); or 13.1(h) (other than a termination related to the satisfaction of the conditions set forth in the second sentence of Section 11.2 and in Sections 11.5, 11.7, 11.12, 11.13, 11.14 and 11.16), MDB shall wire to GBB within three Business Days of the date of termination in the case of clause (a) and concurrent with the consummation of the Competing Transaction in the case of clause (b), the sum of $1,750,000, which sum the parties acknowledge as representing (i) GBB's direct costs and expenses (including, but not limited to, fees and expenses of financial or other consultants, printing costs, accountants, and counsel) incurred in negotiating and undertaking to carry out the transactions contemplated by this Agreement, including GBB's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement;
(ii) GBB's indirect costs and expenses incurred in connection with the transactions contemplated by this Agreement; and (iii) GBB's loss as a result of the transactions contemplated by this Agreement not being consummated. Any payment previously made by MDB pursuant to Section 14.1(b) hereof shall be credited against any amount due under this Section.

          14.3  GBB Acquisition Transaction Fee.  As an inducement to MDB to
                -------------------------------
enter into this Agreement, (a) in the event this Agreement is terminated by MDB pursuant to Section 13.1(m) or (b) if GBB consummates a GBB Acquisition Transaction within 12 months following termination by GBB of this Agreement other than pursuant to Section 13.1, GBB shall wire to MDB within three Business Days of the date of termination in the case of clause (a) and concurrent with the consummation of the GBB Acquisition Transaction in the case of clause (b), the sum of $1,500,000, which sum the parties acknowledge as representing (i) MDB's direct costs and expenses (including, but not limited to, fees and expenses of financial or other consultants, printing costs, accountants, and counsel) incurred in negotiating and undertaking to carry out the transactions contemplated by this Agreement, including MDB's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement; (ii) MDB's indirect costs and expenses incurred in connection with the transactions contemplated by this Agreement; and (iii) MDB's loss as a result of the transactions contemplated by this Agreement not being consummated. Any payment previously made by GBB pursuant to Section 14.1(a) hereof shall be credited against any amount due under this Section. If any payment is made to MDB pursuant to this Section, GBB shall have not further obligation to make any payment pursuant to Section 14.1(a).

          14.4  Notices.  Any notice, request, instruction or other document to
                -------
be given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

          To GBB:             Greater Bay Bancorp
                              2860 West Bayshore Road
                              Palo Alto, California  94303
                              Attention: Steven C. Smith
                              Facsimile Number:  (415) 494-9220

          With a copy to:     Greater Bay Bancorp
                              400 Emerson Street, 3/rd/ Floor
                              Palo Alto, California 94301
                              Attention: Linda M. Iannone, Esq.
                              Facsimile Number: (650) 473-9419

          To MDB:             Mt. Diablo Bancshares
                              156 Diablo Road
                              Danville, California 94526
                              Attention:  John J. Hounslow
                              Facsimile Number:  (925) 552-4701

          With a copy to:     McCutchen, Doyle, Brown & Enersen, LLP
                              Three Embarcadero Center
                              San Francisco, California  94111
                              Attention:  Thomas G. Reddy, Esq.
                              Facsimile Number:  (415) 393-2286

Any such notice, request, instruction or other document shall be deemed received
(i) on the date delivered personally or delivered by confirmed facsimile transmission, (ii) on the next Business Day after it was sent by overnight courier, postage prepaid; or (iii) on the third Business Day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

          14.5  Successors and Assigns.  All terms and conditions of this
                ----------------------
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto and any such attempted assignment or delegation shall be null and void.

          14.6   Counterparts.  This Agreement and any exhibit hereto may be
                 ------------
executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

          14.7   Effect of Representations and Warranties. The representations
                 ----------------------------------------
and warranties contained in this Agreement or in any List shall terminate immediately after the Effective Time of the Merger.

          14.8   Third Parties.  Each party hereto intends that this Agreement
                 -------------
shall not benefit or create any right or cause of action to any person other than parties hereto. As used in this Agreement the term "parties" shall refer only to GBB and MDB as the context may require.

          14.9   Lists; Exhibits; Integration.  Each List, exhibit and letter
                 ----------------------------
delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement, although Lists and letters need not be attached to each copy of this Agreement. This Agreement, together with such Lists, exhibits and letters, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

          14.10  Knowledge.  Whenever any statement herein or in any list,
                 ---------
certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party or another Person, such party or other Person shall make such statement only after conducting an investigation reasonable under the circumstances of the subject matter thereof, and each such statement shall constitute a representation that such investigation has been conducted.

          14.11  Governing Law.  This Agreement is made and entered into in the
                 -------------
State of California, except to the extent that the provisions of federal law are mandatorily applicable, and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

          14.12  Captions.  The captions contained in this Agreement are for
                 --------
convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

          14.13  Severability.  If any portion of this Agreement shall be deemed
                 ------------
by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

          14.14  Waiver and Modification; Amendment.  No waiver of any term,
                 ----------------------------------
provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement and the Agreement of Merger, when executed and delivered, may be modified or amended by action of the Boards of Directors of GBB and MDB without action by their respective shareholders. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

          14.15  Attorneys' Fees.  If any legal action or any arbitration upon
                 ---------------
mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

ATTEST:                            GREATER BAY BANCORP

/s/ Linda M. Iannone               By: /s/ David L. Kalkbrenner
--------------------                   ------------------------
Secretary                              David L. Kalkbrenner
                                       President and Chief Executive Officer

ATTEST:                            MT. DIABLO BANCSHARES

/s/ J. Gordon Bingham              By: /s/ John J. Hounslow
---------------------                  --------------------
Secretary                              John J. Hounslow
                                       Chairman of the Board

                                                                         ANNEX B

               Fairness Opinion of Hoefer & Arnett Incorporated

                                HOEFER & ARNETT
                                 INCORPORATED
                             353 SACRAMENTO STREET
                                  TENTH FLOOR
                       SAN FRANCISCO, CALIFORNIA  94111
                               (415) 362 - 7111
                           FACSIMILE (415) 398-8129


November 8, 1999

Members of the Board of Directors
Mt. Diablo Bancshares
156 Diablo Road
Danville, California   94526-3303

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of the outstanding shares of Common Stock, no par value, of Mt. Diablo Bancshares ("MDB") of the Conversion
Ratio, as defined in Section 2.2(a) of the Agreement and Plan of Reorganization dated as of September 15, 1999 (the "Agreement"), in the proposed merger (the "Merger") of MDB and Greater Bay Bancorp ("GBBK").

Hoefer & Arnett Incorporated, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Hoefer & Arnett Incorporated provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, of MDB or GBBK for its own account and for the accounts of customers. We are familiar with MDB having acted as its financial advisor in connection with the Agreement.

In connection with this opinion, we have reviewed, among other things, the Agreement; the Annual Report to Shareholders of MDB and GBBK for the years ended December 31, 1997 and 1998; the Annual Report on Form 10-K of GBBK for the years ended December 31, 1997 and 1998; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of GBBK; certain other communications from MDB and GBBK to the their respective shareholders; and certain internal financial analyses and forecasts for MDB and GBBK prepared by their respective managements including forecasts for certain costs savings and revenue opportunities (the "Synergies") expected to be achieved as a result of the Merger. We also have held discussions with members of the senior management of MDB and GBBK regarding the strategic rationale for, and the potential benefits of, the Merger and the past and current business operations, regulatory relationships, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the shares of MDB and GBBK, compared certain financial and stock market information for MDB and GBBK with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial banking industry and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed, with your consent, that the financial forecasts,

                                                              HOEFER & ARNETT
                                                                INCORPORATED


including, without limitation, the Synergies and projections regarding under-performing and non-performing assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of MDB and GBBK and that such forecasts will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for each of MDB and GBBK are in the aggregate adequate to cover all such losses. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of MDB, GBBK or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We also have assumed, with your consent, that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that obtaining any necessary regulatory approvals and third party consents for the Merger or otherwise will not have a material adverse effect on MDB, GBBK or the combined company pursuant to the Merger. In addition, our opinion does not address the relative merits of the Merger as compared to any alternative business transaction that might be available to MDB.

Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of MDB in connection with its consideration of the Merger and such opinion does not constitute a recommendation as to how any holder of shares of MDB should vote with respect to such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Conversion Ratio pursuant to the Agreement is fair from a financial point of view to the holders of the outstanding shares of Common Stock of Mt. Diablo Bancshares.

Very truly yours,

/s/ Hoefer & Arnett Incorporated
HOEFER & ARNETT INCORPORATED

                                                                         ANNEX C
         Selected Provisions of the California General Corporation Law

                          Regarding Dissenters' Rights

   CALIFORNIA CORPORATIONS CODE, SECTIONS 1300--1304

Section 1300. Right to Require Purchase--"Dissenting Shares" and "Dissenting Shareholder" Defined.

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

      (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

      (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
  (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
  (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

      (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

      (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

    (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

Section 1301. Demand for Purchase.

    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

Section 1302. Endorsement of Shares.

   Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

Section 1303. Agreed Price--Time for Payment.

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

Section 1304. Dissenter's Action to Enforce Payment.

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

   Article Five of Greater Bay's articles of incorporation provides that Greater Bay shall eliminate the liability of its directors for monetary damages to the fullest extent permissible under California law. Article Five also provides for the indemnification of agents (as defined in Section 317 of the California General Corporation Law) of Greater Bay. If agents of Greater Bay breach a duty to Greater Bay and its shareholders, then Article Five authorizes Greater Bay, to the extent permissible under California Law, to indemnify such agents in excess of the indemnification expressly permitted by such Section 317.

   Section 317 sets forth the provisions pertaining to the indemnification of corporate "agents." For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of Greater Bay in such capacity with respect to any other corporation, partnership, join venture, trust or other enterprise.
Section 317 mandates Greater Bay's indemnification of agents where the agent's defense is successful on the merits. In other cases, Section 317 allows Greater Bay to indemnify agents for expenses (including amounts paid to defend, settle or otherwise dispose of a threatened or pending action) if the indemnification is authorized by (1) a majority vote of a quorum of Greater Bay's Board of Directors consisting of directors who are not party to the proceedings; (2) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or (3) the court in which the proceeding is or was pending upon application by certain designated parties. Under certain circumstances, Greater Bay can indemnify an agent even when the agent is found liable. Section 317 also allows Greater Bay to advance expenses to its agents for certain actions upon receiving an undertaking by the agent that he or she will reimburse Greater Bay if the agent is found liable. Greater Bay has entered into indemnification agreements with its directors and certain of its officers substantially to the foregoing effect. Greater Bay also maintains directors and officers liability insurance.

   To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Greater Bay, pursuant to the foregoing provisions or otherwise, Greater Bay understands that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by Greater Bay of expenses incurred or paid by a director, officer or controlling person of Greater Bay in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Greater Bay will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against a public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 21. Exhibits and Financial Statement Schedules

 Exhibit No. Exhibit
 ----------- -------
  2.1        Agreement and Plan of Reorganization by and between Greater Bay
             Bancorp and Mt. Diablo Bancshares dated September 15, 1999./1/

  4.1        Rights Agreement./2/

  4.2        Junior Subordinated Indenture dated as of March 31, 1997 between
             Greater Bay Bancorp and Wilmington Trust Company, as Trustee./3/

  4.3        Officers' Certificate and Company Order, dated March 31, 1997./3/

  4.4        Certificate of Trust of GBB Capital I./4/

  4.5        Trust Agreement of GBB Capital I dated as of February 28, 1997./4/


 Exhibit No. Exhibit
 ----------- -------
  4.6.1      Amended and Restated Trust Agreement of GBB Capital I, among
             Greater Bay Bancorp, Wilmington Trust Company and the
             Administrative Trustees named therein dated as of March 31,
             1997./3/

  4.6.2      Appointment of Successor Administrative Trustee and First
             Amendment to Amended and Restated Agreement./1/

  4.7        Trust Preferred Certificate of GBB Capital I./3/

  4.8        Common Securities Certificate of GBB Capital I./3/

  4.9        Guarantee Agreement between Greater Bay Bancorp and Wilmington
             Trust Company, dated as of March 31, 1997./3/

  4.10 Agreement as to Expenses and Liabilities, dated as of March 31, 1997./3/

  4.11       Form of Subordinated Debentures./5/

  4.12 Supplemental Debenture Agreement of Cupertino National Bancorp dated as of November 22, 1996./4/

  4.13       Supplemental Debenture Agreement dated November 27, 1996 between
             Cupertino National Bancorp and Mid-Peninsula Bancorp./4/

  4.14       Supplemental Debenture Agreement, dated as of March 27, 1997./3/

  4.15       Indenture between Greater Bay Bancorp and Wilmington Trust
             Company, as Debenture Trustee, dated as of August 12, 1998./6/

  4.16       Form of Exchange Junior Subordinated Debentures (filed as Exhibit
             A to Exhibit 4.15 hereto).

  4.17       Certificate of Trust of GBB Capital II, dated as of May 18,
             1998./6/

  4.18       Amended and Restated Trust Agreement of GBB Capital II, among
             Greater Bay Bancorp, Wilmington Trust Company and the
             Administrative Trustees named therein dated as of August 12, 1998./6/

  4.19       Form of Exchange Capital Security Certificate (filed as Exhibit A-
             1 to Exhibit 4.18 hereto).

  4.20 Common Securities Guarantee Agreement of Greater Bay Bancorp, dated as of August 12, 1998./6/

  4.21       Liquidated Damages Agreement among Greater Bay Bancorp, GBB
             Capital II, and Sandler O'Neill and Partners, L.P., dated as of
             August 7, 1998./6/

  4.22       Series B Capital Securities Guarantee Agreement between Greater
             Bay Bancorp and Wilmington Trust Company, dated as of November 27,
             1998./1/

  4.23       Registration Rights Agreement between Greater Bay Bancorp and The
             Leo K. W. Lum PRB Revocable Trust dated May 8, 1998./7/

  5.1        Opinion of Linda M. Iannone, General Counsel of Greater Bay
             Bancorp.*

  8.1 Opinion of Manatt, Phelps & Phillips, LLP as to certain federal income tax matters.*

 23.1        Consent of PricewaterhouseCoopers LLP for Greater Bay Bancorp.

 23.2        Consent of PricewaterhouseCoopers LLP for Mt. Diablo Bancshares.

 23.3        Consent of Linda M. Iannone (included in Exhibit 5.1).*

 23.4        Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit
             8.1).*

 24.1 A power of attorney is set forth on the signature page of the Registration Statement.*

 99.1        Mt. Diablo Bancshares Proxy.*

--------
1. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on September 21, 1999.
2. Incorporated by reference from Greater Bay Bancorp's Form 8-A12G filed with the SEC on November 25, 1998.
3. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K dated June 5, 1997.
4. Incorporated by reference from Greater Bay Bancorp's Registration Statement on Form S-1 (File No. 333-22783) dated March 5, 1997.
5. Incorporated herein by reference from Exhibit 1 of Cupertino National Bancorp's Form 8-K filed with the SEC on October 25, 1995.
6. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on August 28, 1998.
7. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on May 20, 1998.

* Previously filed as an exhibit to the Registration Statement on Form S-4 filed with the SEC on November 1, 1999.

Item 22. Undertakings

   The undersigned Registrant hereby undertakes as follows:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (a) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the "Securities Act");

      (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

     (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

   (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a) (3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions of this Item 22, or otherwise, each of the registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, California, on November 8, 1999.

                                          Greater Bay Bancorp

                                               /s/ David L. Kalkbrenner
                                          By: _________________________________
                                                   David L. Kalkbrenner
                                               President and Chief Executive
                                                          Officer


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signatures                          Title                   Date
             ----------                          -----                   ----

    /s/ David L. Kalkbrenner         President and Chief           November 8, 1999
____________________________________  Executive Officer
        David L. Kalkbrenner          (Principal Executive
                                      Officer)

      /s/ Steven C. Smith            Executive Vice President,     November 8, 1999
____________________________________  Chief Administrative
          Steven C. Smith             Officer and Chief Financial
                                      Officer (Principal
                                      Financial and Accounting
                                      Officer)

                 *                   Director                      November 8, 1999
____________________________________
          George R. Corey

                 *                   Director                      November 8, 1999
____________________________________
           John M. Gatto

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   Director                      November 8, 1999
____________________________________
          James E. Jackson

                 *                   Director                      November 8, 1999
____________________________________
         Stanley A. Kangas

                 *                   Director                      November 8, 1999
____________________________________
           Rex D. Lindsay

                 *                   Director                      November 8, 1999
____________________________________
           Leo K. W. Lum

                 *                   Director                      November 8, 1999
____________________________________
          George M. Marcus

                 *                   Director                      November 8, 1999
____________________________________
         Duncan L. Matteson

                 *                   Director                      November 8, 1999
____________________________________
         Rebecca Q. Morgan

                 *                   Director                      November 8, 1999
____________________________________
          Glen McLaughlin

                 *                   Director                      November 8, 1999
____________________________________
          Dick J. Randall

                 *                   Director                      November 8, 1999
____________________________________
          Donald H. Seiler

                 *                   Director                      November 8, 1999
____________________________________
          Warren R. Thoits

   /s/ David L. Kalkbrenner

*By: _______________________

     David L. Kalkbrenner
     Attorney-in-fact

                                 Exhibit Index

 Exhibit No. Exhibit
 ----------- -------
  2.1        Agreement and Plan of Reorganization by and between Greater Bay
             Bancorp and Mt. Diablo Bancshares dated September 15, 1999./1/

  4.1        Rights Agreement./2/

  4.2        Junior Subordinated Indenture dated as of March 31, 1997 between
             Greater Bay Bancorp and Wilmington Trust Company, as Trustee./3/

  4.3        Officers' Certificate and Company Order, dated March 31, 1997./3/

  4.4        Certificate of Trust of GBB Capital I./4/

  4.5        Trust Agreement of GBB Capital I dated as of February 28, 1997./4/

  4.6.1      Amended and Restated Trust Agreement of GBB Capital I, among
             Greater Bay Bancorp, Wilmington Trust Company and the
             Administrative Trustees named therein dated as of March 31, 1997./3/

  4.6.2      Appointment of Successor Administrative Trustee and First
             Amendment to Amended and Restated Agreement./1/

  4.7        Trust Preferred Certificate of GBB Capital I./3/

  4.8        Common Securities Certificate of GBB Capital I./3/

  4.9        Guarantee Agreement between Greater Bay Bancorp and Wilmington
             Trust Company, dated as of March 31, 1997./3/

  4.10 Agreement as to Expenses and Liabilities, dated as of March 31, 1997./3/

  4.11       Form of Subordinated Debentures./5/

  4.12 Supplemental Debenture Agreement of Cupertino National Bancorp dated as of November 22, 1996./4/

  4.13       Supplemental Debenture Agreement dated November 27, 1996 between
             Cupertino National Bancorp and Mid-Peninsula Bancorp./4/

  4.14       Supplemental Debenture Agreement, dated as of March 27, 1997./3/

  4.15       Indenture between Greater Bay Bancorp and Wilmington Trust
             Company, as Debenture Trustee, dated as of August 12, 1998./6/

  4.16       Form of Exchange Junior Subordinated Debentures (filed as Exhibit
             A to Exhibit 4.15 hereto).

  4.17       Certificate of Trust of GBB Capital II, dated as of May 18,
             1998./6/

  4.18       Amended and Restated Trust Agreement of GBB Capital II, among
             Greater Bay Bancorp, Wilmington Trust Company and the
             Administrative Trustees named therein dated as of August 12, 1998./6/

  4.19       Form of Exchange Capital Security Certificate (filed as Exhibit A-
             1 to Exhibit 4.18 hereto).

  4.20 Common Securities Guarantee Agreement of Greater Bay Bancorp, dated as of August 12, 1998./6/

  4.21       Liquidated Damages Agreement among Greater Bay Bancorp, GBB
             Capital II, and Sandler O'Neill and Partners, L.P., dated as of
             August 7, 1998./6/

  4.22       Series B Capital Securities Guarantee Agreement between Greater
             Bay Bancorp and Wilmington Trust Company, dated as of November 27,
             1998./1/

  4.23       Registration Rights Agreement between Greater Bay Bancorp and The
             Leo K. W. Lum PRB Revocable Trust dated May 8, 1998./7/

  5.1        Opinion of Linda M. Iannone, General Counsel of Greater Bay
             Bancorp.*


 Exhibit No. Exhibit
 ----------- -------
  8.1        Opinion of Manatt, Phelps & Phillips, LLP as to certain federal income tax matters.*

 23.1        Consent of PricewaterhouseCoopers LLP for Greater Bay Bancorp.

 23.2        Consent of PricewaterhouseCoopers LLP for Mt. Diablo Bancshares.

 23.3        Consent of Linda M. Iannone (included in Exhibit 5.1).*

 23.4        Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit
             8.1).*

 24.1 A power of attorney is set forth on the signature page of the Registration Statement.*

 99.1        Mt. Diablo Bancshares Proxy.*

--------
1. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on September 21, 1999.
2. Incorporated by reference from Greater Bay Bancorp's Form 8-A12G filed with the SEC on November 25, 1998.
3. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K dated June 5, 1997.
4. Incorporated by reference from Greater Bay Bancorp's Registration Statement on Form S-1 (File No. 333-22783) dated March 5, 1997.
5. Incorporated herein by reference from Exhibit 1 of Cupertino National Bancorp's Form 8-K, filed with the SEC on October 25, 1995.
6. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on August 28, 1998.
7. Incorporated by reference from Greater Bay Bancorp's Current Report on Form 8-K filed with the SEC on May 20, 1998.

* Previously filed as an exhibit to the Registration Statement on Form S-4 filed with the SEC on November 1, 1999.